          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED DECEMBER 22, 2005)

                            [THORNBURG MORTGAGE LOGO]

                                  $938,996,100
                                  (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-2

             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-2

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-2
                                 ISSUING ENTITY

                       THORNBURG MORTGAGE HOME LOANS, INC.
                               SPONSOR AND SELLER

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES:

     o Twelve classes of the Series 2006-2 Certificates are being offered hereby. You can find a list of the offered certificates, together with their class designations, initial class principal balances, initial interest rate formulae and certain other characteristics in the table on page S-5 of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered certificates will be payable monthly to the extent described in this prospectus supplement. The first expected distribution date will be April 25, 2006.

     o The offered certificates will represent ownership interests only in the Thornburg Mortgage Securities Trust 2006-2 and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the master servicer, the depositor, the securities administrator, the trustee, the underwriters or any of their affiliates or any other entity.

THORNBURG MORTGAGE SECURITIES TRUST 2006-2:

     o The assets of the trust will consist primarily of adjustable rate and hybrid residential mortgage loans. The mortgage loans will be segregated into two loan groups as described in this prospectus supplement.

     o The trust will make multiple REMIC elections for federal income tax purposes.

CREDIT ENHANCEMENT:

     o Credit enhancement for the offered certificates includes subordination, loss allocation and limited cross-collateralization features.

YIELD MAINTENANCE:

     o Amounts payable under two yield maintenance agreements provided by The Royal Bank of Scotland plc will be applied to pay current interest on the Class A-1-A, Class A-1-B and Class A-1-C Certificates, in the case of one yield maintenance agreement, and the Class A-2-A, Class A-2-B and Class A-2-C Certificates in the case of the other.

MANDATORY AUCTION:

     o The Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will be subject to a mandatory auction through an auction swap provided by Credit Suisse International on the distribution date in March 2009, as described in this prospectus supplement, after which the interest rate on each such class will change to a weighted average pass-through rate.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Credit Suisse Securities (USA) LLC, Bear Stearns & Co. Inc., Lehman Brothers Inc. and Greenwich Capital Markets, Inc., as the underwriters, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 101.0917% of their face value, plus accrued interest, if applicable, from the cut-off date. The underwriters will offer the offered certificates from time to time in negotiated transactions at varying prices determined at the time of sale.

Delivery of the offered certificates, other than the Class A-R Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about March 30, 2006.


CREDIT SUISSE
               BEAR, STEARNS & CO. INC.
                                LEHMAN BROTHERS
                                               RBS GREENWICH CAPITAL

                                 March 28, 2006

                                TABLE OF CONTENTS
                                ----------------

                                                                                                       Page
                                                                                                       ----


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ........................................................S-iv
EUROPEAN ECONOMIC AREA................................................................................S-iv
UNITED KINGDOM........................................................................................S-iv
SUMMARY................................................................................................S-1
THE OFFERED CERTIFICATES...............................................................................S-5
   Mortgage Loans......................................................................................S-6
   Loan Groups.........................................................................................S-6
   Mortgage Loan Representations and Warranties/Defective Documentation...............................S-10
   Optional Purchase of Certain Delinquent Mortgage Loans and REO Property............................S-10
   Distributions on the Offered Certificates..........................................................S-10
   Interest Payments on the Certificates..............................................................S-10
   Principal Payments on the Certificates.............................................................S-12
   Payment Priorities.................................................................................S-13
   Limited Cross-Collateralization....................................................................S-13
   Advances...........................................................................................S-13
   Mandatory Auction of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and
       Class A-2-C Certificates ......................................................................S-13
   Optional Securities Purchase Right.................................................................S-14
   Optional Termination of the Trust..................................................................S-14
   Yield Maintenance Agreements.......................................................................S-14
   Final Maturity Reserve Trust.......................................................................S-14
   Fees and Expenses..................................................................................S-15
   Final Scheduled Distribution Date..................................................................S-15
   Credit Enhancement.................................................................................S-15
   Yield Considerations...............................................................................S-16
   Ratings............................................................................................S-16
   Material Federal Income Tax Consequences...........................................................S-16
   ERISA Considerations...............................................................................S-16
   Legal Investment Considerations....................................................................S-17
   Listing............................................................................................S-17
RISK FACTORS..........................................................................................S-18
GLOSSARY..............................................................................................S-28
INTRODUCTION..........................................................................................S-29
THE MORTGAGE LOAN GROUPS..............................................................................S-29
   General............................................................................................S-29
   Mortgage Loan Statistics...........................................................................S-30
   Aggregate Mortgage Loan Statistics.................................................................S-34
   Group 1 Mortgage Loan Statistics...................................................................S-34
   Group 2 Mortgage Loan Statistics...................................................................S-35
ADDITIONAL INFORMATION................................................................................S-36
MORTGAGE LOAN ORIGINATION.............................................................................S-36
   The Seller's Underwriting Standards................................................................S-37
STATIC POOL INFORMATION...............................................................................S-38
ISSUING ENTITY........................................................................................S-38
THE SPONSOR AND SELLER................................................................................S-39
   Correspondents.....................................................................................S-40
   The Seller's Bulk Purchase Program.................................................................S-40
   Retail Channel/Direct Lending......................................................................S-40
THE DEPOSITOR.........................................................................................S-40


AFFILIATIONS AND RELATIONSHIPS........................................................................S-41
THE MASTER SERVICER...................................................................................S-41
THE SERVICERS.........................................................................................S-42
   Thornburg Mortgage Home Loans, Inc.................................................................S-42
MORTGAGE LOAN SERVICING...............................................................................S-44
   Servicing of the Mortgage Loans....................................................................S-44
   Servicing Accounts.................................................................................S-45
   Servicing Compensation and Payment of Expenses.....................................................S-45
   Waiver or Modification of Mortgage Loan Terms......................................................S-45
   Prepayment Interest Shortfalls.....................................................................S-46
   Advances...........................................................................................S-46
   Hazard Insurance...................................................................................S-46
   Realization Upon Defaulted Mortgage Loans..........................................................S-47
   Collection of Taxes, Assessments and Similar Items.................................................S-48
   Insurance Coverage.................................................................................S-48
   Servicer Default...................................................................................S-48
   Amendment of the Servicing Agreements..............................................................S-48
SERVICING AND ADMINISTRATION OF THE TRUST.............................................................S-48
   Servicing and Administrative Responsibilities......................................................S-48
   Accounts...........................................................................................S-51
   Evidence as to Compliance..........................................................................S-52
   Example of Distributions...........................................................................S-53
FEES AND EXPENSES OF THE TRUST........................................................................S-54
DESCRIPTION OF THE CERTIFICATES.......................................................................S-55
   General............................................................................................S-55
   Book-Entry Registration............................................................................S-57
   Definitive Certificates............................................................................S-57
   Priority of Distributions on the Certificates......................................................S-58
   Interest...........................................................................................S-59
   Principal..........................................................................................S-64
   Final Maturity Reserve Trust.......................................................................S-66
   Allocation of Losses...............................................................................S-67
   Subordination of the Subordinate Certificates......................................................S-68
   Mandatory Auction of the Auction Certificates......................................................S-68
   Reports to Certificateholders......................................................................S-69
POOLING AND SERVICING AGREEMENT.......................................................................S-71
   General............................................................................................S-71
   Assignment of the Mortgage Loans...................................................................S-72
   Payments on Mortgage Loans; Deposits to Distribution Account.......................................S-79
   Trust Expense Fees.................................................................................S-80
   Matters Relating to the Trustee, the Delaware Trustee and the Securities Administrator.............S-80
   The Trustee........................................................................................S-81
   The Custodian......................................................................................S-81
   The Delaware Trustee...............................................................................S-81
   The Securities Administrator.......................................................................S-81
   Voting Rights......................................................................................S-82
   Amendment..........................................................................................S-82
   Optional Securities Purchase Right.................................................................S-82
   Optional Termination of the Trust..................................................................S-83
   Events of Default..................................................................................S-83
   Rights Upon Event of Default.......................................................................S-83
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.........................................................S-84
   General............................................................................................S-84
   Prepayment Considerations and Risks................................................................S-84
   The Subordinate Certificates.......................................................................S-86
   Weighted Average Lives.............................................................................S-87

   Structuring Assumptions............................................................................S-87
   Group 1 Mortgage Loans.............................................................................S-90
   Group 2 Mortgage Loans.............................................................................S-91
   Yield Considerations with Respect to the Class A-X-1 and Class A-X-2 Certificates..................S-99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................................................S-100
   General...........................................................................................S-100
   Taxation of Regular Interests Generally...........................................................S-101
   Payments from the Final Maturity Reserve Trust....................................................S-101
   Additional Considerations Applicable to the Auction Certificates..................................S-101
   Treatment of the Yield Maintained Certificates....................................................S-102
   Certain Owners of the Offered Certificates........................................................S-103
   The Residual Certificate..........................................................................S-103
   Reportable Transactions...........................................................................S-104
STATE TAXES..........................................................................................S-104
ERISA CONSIDERATIONS.................................................................................S-104
   ERISA Considerations with Respect to the Auction Swap Agreement and the Final Maturity Reserve
      Trust .........................................................................................S-105
   Fiduciary Considerations..........................................................................S-106
USE OF PROCEEDS......................................................................................S-106
METHOD OF DISTRIBUTION...............................................................................S-106
LEGAL MATTERS........................................................................................S-108
LEGAL PROCEEDINGS....................................................................................S-108
LEGAL INVESTMENT.....................................................................................S-108
RATINGS..............................................................................................S-108
GLOSSARY OF TERMS....................................................................................S-110

Schedule I      Interest Rate Curves.................................................................S-I-1
ANNEX I         GLOBAL CLEARANCE, SETTLEMENT AND TAX
                DOCUMENTATION PROCEDURES...............................................................I-1
ANNEX II        MORTGAGE LOAN CHARACTERISTICS.........................................................II-1


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

         o The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o This prospectus supplement, which describes the specific terms of your series of certificates.

         The depositor's principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

         (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

         Each underwriter has represented and agreed that:

         (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

         (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

         The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Issuing Entity..................................    Thornburg Mortgage Securities Trust 2006-2, a Delaware statutory trust.

                                                    See "Issuing Entity" in this prospectus supplement for more information.

Title of Series.................................    Mortgage Loan Pass-Through Certificates, Series 2006-2.

Sponsor and Seller..............................    Thornburg Mortgage Home Loans, Inc.

                                                    See "The Sponsor and Seller" in this prospectus supplement for additional information.

Depositor.......................................    Credit Suisse First Boston Mortgage Securities Corp.

                                                    See "The Depositor" in this prospectus supplement for additional information."

Originators.....................................    Approximately 84.51% and 15.49% of the mortgage loans were originated by Thornburg Mortgage Home Loans, Inc. (including its correspondents other than First Republic Bank) and First
                                                    Republic Bank, as a correspondent lender of Thornburg Mortgage
                                                    Home Loans, Inc., respectively.  No other originator originated more than 10% of the mortgage loans.

                                                    See "Mortgage Loan Originator" in this prospectus supplement for additional information.

Master Servicer.................................    Wells Fargo Bank N.A., also referred to in this prospectus supplement as the master servicer.  The master servicer will oversee the servicing of the mortgage loans by the servicers.

                                                    See "The Master Servicer" in this prospectus supplement for additional information.

Servicers.......................................    On the closing date, Thornburg Mortgage Home Loans, Inc., First
                                                    Republic Bank, Colonial Savings, F.A. and Countrywide Home Loans
                                                    Servicing LP will service approximately 79.07%, 15.49% , 4.97%
                                                    and 0.47%, respectively, of the mortgage loans included in the trust.  Cenlar FSB will subservice all of the loans serviced by
                                                    Thornburg Mortgage Home Loans, Inc.

                                                    See "The Servicers" in this prospectus supplement for additional information regarding the servicers of the mortgage loans.

Trustee and Custodian...........................    LaSalle Bank National Association.

                                                    See "The Pooling and Servicing Agreement--The Trustee"
                                                    in


                                                    this prospectus supplement for additional information.


Securities Administrator........................    Wells Fargo Bank, N.A., also referred to in this prospectus supplement as the securities administrator.  The securities administrator will act as paying agent, prepare monthly
                                                    distributions statements and certain tax reporting information for certificateholders and prepare and file tax returns and periodic SEC reports for the trust.

                                                    See "The Pooling and Servicing Agreement--The Securities
                                                    Administrator" in this prospectus supplement for additional information.

Delaware Trustee................................    Wilmington Trust Company.

                                                    See "The Pooling and Servicing Agreement--The Delaware Trustee"
                                                    in this prospectus supplement for additional information.

Yield Maintenance Counterparty..................    The Royal Bank of Scotland plc, an affiliate of Greenwich
                                                    Capital Markets, Inc.

                                                    See "Description of the Certificate--Interest--The Yield
                                                    Maintenance Agreements" in this prospectus supplement for
                                                    additional information.

Auction Swap Counterparty.......................    Credit Suisse International, an affiliate of Credit Suisse
                                                    Securities (USA) LLC.

                                                    See "Description of the Certificate--Mandatory Auction of the
                                                    Auction Certificates" in this prospectus supplement for
                                                    additional information.

Auction Administrator...........................    Wells Fargo Bank, N.A., in its capacity as securities
                                                    administrator.

Mortgage Loans..................................    Initially, 1,323 adjustable rate and hybrid, first lien,
                                                    residential mortgage loans with an aggregate scheduled principal balance of approximately $947,522,751 as of the cut-off date.
                                                    The mortgage loans will be divided into two loan groups having the characteristics described under "Mortgage Loans" in this
                                                    Summary and under "The Mortgage Loan Groups" in this prospectus supplement.

Cut-off Date....................................    March 1, 2006.

Closing Date....................................    On or about March 30, 2006.

Distribution Dates..............................    On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day, beginning in April
                                                    2006.

Scheduled Final Distribution Date...............    The distribution date in April 2036.  The actual final
                                                    distribution date could be substantially earlier.

Offered Certificates............................    The twelve classes of certificates described in the table on page S-5 of this Summary will be offered under this prospectus supplement and the prospectus.  The offered certificates, other than the Class A-R Certificates, will be book-entry certificates clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe.  The
                                                    Class A-R Certificates will be issued as a single certificate in fully registered, certificated form.

                                                    See "Description of the Certificates--Book-Entry Registration and Definitive
                                                    Certificates" in this prospectus supplement.

Minimum Denominations...........................    The offered certificates, other than the Class A-R, Class A-X-1 and Class A-X-2 Certificates, will be issued in minimum
                                                    denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof.  The Class A-X-1 and Class
                                                    A-X-2 Certificates will be issued in minimum notional amounts of
                                                    $100,000 and increments of $1 in excess thereof.  The Class A-R
                                                    Certificates will have an initial certificate principal balance of $100.  Offered certificates must be purchased in minimum investments of at least $100,000 in principal or notional
                                                    amount, as applicable.
Additional Certificates.........................    In addition to the twelve classes of offered certificates, the trust will issue four other classes of certificates.  These certificates will be designated the Class B-4, Class B-5, Class
                                                    B-6 and Class I Certificates and are not being offered by this prospectus supplement and the prospectus.  Information about the
                                                    Class B-4, Class B-5 and Class B-6 Certificates is being
                                                    included in the prospectus statement because these classes provide credit enhancement for the offered certificates.  The
                                                    Class B-4, Class B-5 and Class B-6 Certificates will have
                                                    original aggregate principal balances of approximately
                                                    $3,316,000, $2,843,000 and $2,367,651, respectively, subject to a variance as described in this prospectus supplement.
                                                    Information about the Class I Certificates is being included in the prospectus statement because this class will be entitled to any funds remaining in the final maturity reserve account
                                                    following payment in full of all other classes of certificates.
                                                    The Class I Certificates do not have a principal amount or bear interest.

                                                    See "Description of the Certificates--General" in this prospectus supplement.

Certificate Designations........................    Each class of certificates will have different characteristics, some of which are reflected in the following general
                                                    designations.

                                                    o     Offered Certificates
                                                          Class A-1-A, Class A-1-B, Class A-1-C,
                                                          Class A-2-A, Class A-2-B, Class A-2-C, Class A-X-1, Class
                                                          A-X-2, Class A-R, Class B-1, Class B-2 and Class B-3
                                                          Certificates.

                                                    o     Senior Certificates
                                                          Class A-1-A, Class A-1-B, Class A-1-C,Class A-2-A,




                                                          Class A-2-B, Class A-2-C, Class A-X-1, Class
                                                          A-X-2 and Class A-R Certificates.

                                                    o     Auction Certificates
                                                          Class A-1-A, Class A-1-B, Class A-1-C,
                                                          Class A-2-A, Class A-2-B and Class A-2-C Certificates.

                                                    o     Group 1 Certificates
                                                          Class A-1-A, Class A-1-B, Class A-1-C,
                                                          Class A-X-1 and Class A-R Certificates.

                                                    o     Group 2 Certificates
                                                          Class A-2-A, Class A-2-B, Class A-2-C and
                                                          Class A-X-2 Certificates.

                                                    o     Subordinate Certificates
                                                          Class B-1, Class B-2, Class B-3,
                                                          Class B-4, Class B-5 and Class B-6 Certificates.

                                                    o     Book-Entry Certificates
                                                          All classes of offered certificates
                                                          other than the Class A-R Certificate.

                                                    o     Interest-Only Certificates
                                                          Class A-X-1 and Class A-X-2 Certificates.

                                                    o     Residual Certificate
                                                          Class A-R Certificate.

                                                    o     Yield Maintained Certificates
                                                          Class A-1-A, Class A-1-B, Class
                                                          A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates.

                                                    Payments of interest and principal on the group 1 certificates will primarily be based on collections from the group 1 mortgage loans. Payments of interest and principal on the group 2
                                                    certificates will primarily be based on collections from the group 2 mortgage loans. Payments of interest and principal on the subordinate certificates will be based on collections from both groups of mortgage loans. Payments of principal and
                                                    interest on the Class A-R Certificates will primarily be based on collections from the group 1 mortgage loans as well as any remaining amounts available after distributions to all other certificates of either loan group as described in this
                                                    prospectus supplement. The Class I Certificates will be
                                                    entitled to any funds remaining in the final maturity reserve account following payment in full of all other classes of
                                                    certificates. The Class I Certificates do not have a principal amount or bear interest.


                      THE OFFERED CERTIFICATES

         Only the classes of certificates listed in the table below are offered by this prospectus supplement.

                                                                   INTEREST RATE FORMULA
            CLASS                     INTEREST RATE FORMULA            (AFTER AUCTION        FINAL SCHEDULED
          PRINCIPAL                   (ON OR BEFORE AUCTION             DISTRIBUTION           DISTRIBUTION
CLASS     BALANCE(1)                  DISTRIBUTION DATE)(2)               DATE)(3)                 DATE(4)
-----  -----------------             ----------------------          -------------------     ----------------

A-1-A    $50,715,000                    LIBOR + 0.11%(6)             Weighted Average (7)       April 2036
A-1-B    $92,204,000                    LIBOR + 0.05%(6)             Weighted Average (7)       April 2036
A-1-C    $144,397,000                   LIBOR + 0.12%(6)             Weighted Average (7)       April 2036
A-2-A    $460,343,000                   LIBOR + 0.11%(6)             Weighted Average (7)       April 2036
A-2-B    $150,000,000                   LIBOR + 0.11%(6)             Weighted Average (7)       April 2036
A-2-C    $16,700,000                    LIBOR + 0.18%(6)             Weighted Average (7)       April 2036
A-X-1  Notional Amount(8)                  Variable(8)                      --                  March 2009
A-X-2  Notional Amount(8)                  Variable(8)                      --                  March 2009
A-R          $100                       Weighted Average(9)          Weighted Average(9)        April 2006
B-1      $13,266,000                    Weighted Average(10)         Weighted Average(10)       April 2036
B-2       $6,633,000                    Weighted Average(10)         Weighted Average(10)       April 2036
B-3       $4,738,000                    Weighted Average(10)         Weighted Average(10)       April 2036

            CLASS                                                 INITIAL CERTIFICATE RATINGS
          PRINCIPAL            EXPECTED FINAL                     ---------------------------
CLASS     BALANCE(1)        DISTRIBUTION DATE(5)   CUSIP NUMBER     S&P          MOODY'S
-----  -----------------    ---------------------  ------------   --------    ------------

A-1-A    $50,715,000              March 2009      885220 KS 1       AAA            Aaa
A-1-B    $92,204,000               May 2008       885220 KT 9       AAA            Aaa
A-1-C    $144,397,000             March 2009      885220 KU 6       AAA            Aaa
A-2-A    $460,343,000             March 2009      885220 KV 4       AAA            Aaa
A-2-B    $150,000,000             March 2009      885220 KW 2       AAA            Aaa
A-2-C    $16,700,000              March 2009      885220 KX 0       AAA            Aaa
A-X-1  Notional Amount(8)         March 2009      885220 KY 8       AAA            Aaa
A-X-2  Notional Amount(8)         March 2009      885220 KZ 5       AAA            Aaa
A-R          $100                 April 2006      885220 LA 9       AAA            Aaa
B-1      $13,266,000              June 2013       885220 LB 7        AA          N/R(11)
B-2       $6,633,000              June 2013       885220 LC 5        A           N/R(11)
B-3       $4,738,000              June 2013       885220 LD 3       BBB          N/R(11)

---------
(1)  These balances are approximate, as described in this prospectus supplement.
(2) Reflects the interest rate formula up to and including the date on which the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will be transferred to a third-party investor scheduled for the distribution date in March 2009, as described in this prospectus supplement under "Description of the Certificates--Mandatory Auction of the Auction Certificates."
(3) Reflects the interest rate formula after the date on which the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will be transferred to a third-party investor as described in this prospectus supplement under "Description of the Certificates--Mandatory Auction of the Auction Certificates."
(4) The final scheduled distribution date for the offered certificates (other than the Class A-X-1, Class A-X-2 and Class A-R Certificates) is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.
(5) The expected final distribution date is based upon (a) a constant prepayment rate of 20% annually and the structuring assumptions used in this prospectus supplement, each as described under "Yield, Prepayment and Maturity Considerations--Structuring Assumptions" and (b) the assumption that the option to purchase the outstanding certificates is exercised by Thornburg Mortgage, Inc. on the earliest possible distribution date as described in this prospectus supplement under "The Pooling and Servicing Agreement--Securities Purchase Right." The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.
(6) Any portion of the interest distributed on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates which is not received from collections on the related mortgage loans will be paid from amounts received under the related yield maintenance agreement as described under "Description of the Certificates--Interest--Yield Maintenance Agreements."
(7) The Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will accrue interest at the weighted average of the net loan rates of the mortgage loans in the related loan group, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted for the related interest accrual period after the auction distribution date as described under "Description of the Certificates--Interest--Pass-Through Rates."
(8) The Class A-X-1 and Class A-X-2 Certificates are interest-only certificates. Each such class will accrue interest at a variable rate on a notional amount based on the class principal balances of the Class A-1-A, Class A-1-B and Class A-1-C Certificates (in the case of the Class A-X-1 Certificates) and the Class A-2-A, Class A-2-B and Class A-2-C Certificates (in the case of the Class A-X-2 Certificates), in each case calculated as described under "Description of the Certificates--Interest--Calculation of Interest."
(9) Interest on the Class A-R Certificate for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans.
(10) The Class B-1, Class B-2 and Class B-3 Certificates will accrue interest based on the weighted average of (i) the weighted average of the net loan rates of the group 1 mortgage loans and (ii) the weighted average of the net loan rates of the group 2 mortgage loans (weighted on the basis of the related subordinate component for each loan group after taking into account, on and after the distribution date in March 2016, the related final maturity reserve rate).
(11) The designation "N/R" means that a rating agency will not publicly rate the certificates of that class.

MORTGAGE LOANS

The assets of the trust will consist primarily of a pool of adjustable rate and hybrid, first lien, residential mortgage loans which are divided into two loan groups, each having the characteristics described in this prospectus supplement. Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination. Approximately 95.46% of the mortgage loans require monthly payments of interest, but not principal for a fixed period following origination of either three, five, seven or ten years. The loan rates on approximately 0.44% of the mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate and the loan rates on approximately 21.74% of the mortgage loans may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan. Thornburg Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or modified in accordance with the related mortgage note. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

The mortgage loans will have an aggregate principal balance of approximately $947,522,751 as of the cut-off date, subject to a variance of plus or minus 5%.

LOAN GROUPS

     o    Group 1 Mortgage Loans
          A group of conventional first lien, adjustable rate and hybrid mortgage loans, which hybrid mortgage loans have interest rates that have an initial fixed rate period of one month, three years or five years and thereafter adjust on a monthly, semi-annual or annual basis.

     o    Group 2 Mortgage Loans
          A group of conventional first lien hybrid mortgage loans with interest rates that have an initial fixed rate period of seven years or ten years and thereafter adjust on a monthly, semi-annual or annual basis.

                         AGGREGATE MORTGAGE LOAN SUMMARY


                                                                                       NON-ZERO
                                                                                       WEIGHTED        TOTAL
                                                             RANGE OR TOTAL           AVERAGE(1)     PERCENTAGE(2)
                                                          -----------------------    -------------  --------------

Number of Mortgage Loans.............................                       1,323               --               --
Total Stated Principal Balance.......................                $947,522,751               --               --
Stated Principal Balances............................       $50,274 to $8,000,000         $716,193               --
Mortgage Rates.......................................            4.625% to 7.250%           6.056%               --
Original Terms to Maturity (in months)...............                  319 to 480              360               --
Remaining Terms to Maturity (in months)..............                  308 to 479              357               --
Original Loan-to-Value Ratios........................            6.93% to 100.00%           66.48%               --
Original Effective Loan-to-Value Ratios..............             6.93% to 95.00%           66.02%               --
Number of Interest-Only Mortgage Loans...............                       1,230               --           95.46%
Geographic Concentration in Excess of 10% of the
   Total Stated Principal Balance:
   California........................................                $267,232,491               --           28.20%
   Colorado..........................................                $121,563,549               --           12.83%
   Florida...........................................                 $95,560,893               --           10.09%
   Number of Mortgage Loans in California............                         264               --               --
   Number of Mortgage Loans in Colorado..............                         154               --               --
   Number of Mortgage Loans in Florida...............                         148               --               --
Mortgage Loans in the Maximum Single Zip Code
   Concentration.....................................            81611 (Zip Code)               --            3.52%
Credit Scores........................................                  488 to 821              742               --
Number of Mortgage Loans with Prepayment Penalties at
   Origination.......................................                         177               --           20.72%
Gross Margins........................................              1.00% to 2.50%            1.92%               --
Maximum Mortgage Rates...............................           9.625% to 12.375%          11.223%               --
Minimum Mortgage Rates...............................            1.000% to 4.375%           1.927%               --
Months to Next Mortgage Rate Adjustment..............                    1 to 120               90               --
Initial Caps.........................................            2.000% to 6.000%           4.971%               --
Periodic Caps........................................            1.000% to 2.000%           1.905%               --


----------
(1) As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2) Percentages calculated based on the total principal balance of the mortgage loans in both mortgage groups.

                          GROUP 1 MORTGAGE LOAN SUMMARY


                                                                                     NON-ZERO
                                                                                      WEIGHTED            TOTAL
                                                            RANGE OR TOTAL            AVERAGE(1)        PERCENTAGE(2)
                                                         ------------------------    -------------     --------------
Number of Mortgage Loans............................                          497              --                --
Total Stated Principal Balance......................                 $297,736,749              --                --
Stated Principal Balances...........................        $77,250 to $5,000,000        $599,068                --
Mortgage Rates......................................             4.625% to 7.125%          5.937%                --
Original Terms to Maturity (in months)..............                   319 to 480             360                --
Remaining Terms to Maturity (in months).............                   308 to 479             354                --
Original Loan-to-Value Ratios.......................             6.93% to 100.00%          67.52%                --
Original Effective Loan-to-Value Ratios.............              6.93% to 95.00%          67.44%                --
Number of Interest-Only Mortgage Loans..............                          467              --            95.44%
Geographic Concentration in Excess of 10% of the
    Total Stated Principal Balance:
    California......................................                  $64,094,537              --            21.53%
    Colorado........................................                  $49,179,073              --            16.52%
    Florida.........................................                  $36,908,090              --            12.40%
    Number of Mortgage Loans in:
    California......................................                           85              --                --
    Colorado........................................                           69              --                --
    Florida.........................................                           69              --                --
Mortgage Loans in the Maximum Single Zip Code
Concentration.......................................             81611 (Zip Code)              --             4.05%
Credit Scores.......................................                   614 to 821             738                --
Number of Mortgage Loans with Prepayment Penalties
    at Origination..................................                           34              --            11.44%
Gross Margins.......................................             1.000% to 2.500%          1.903%                --
Maximum Mortgage Rates..............................            9.625% to 12.375%         11.035%                --
Minimum Mortgage Rates..............................             1.000% to 4.375%          1.924%                --
Months to Next Mortgage Rate Adjustment.............                      1 to 60              55                --
Initial Caps........................................             2.000% to 6.000%          4.903%                --
Periodic Caps.......................................             1.000% to 2.000%          1.935%                --


----------
(1) As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2) Percentages calculated based on the total principal balance of the group 1 mortgage loans.

                          GROUP 2 MORTGAGE LOAN SUMMARY

                                                                                     NON-ZERO
                                                                                      WEIGHTED            TOTAL
                                                            RANGE OR TOTAL            AVERAGE(1)        PERCENTAGE(2)
                                                         ------------------------    -------------     --------------
Number of Mortgage Loans............................                          826              --                --
Total Stated Principal Balance......................                 $649,786,002              --                --
Stated Principal Balances...........................        $50,274 to $8,000,000        $786,666                --
Mortgage Rates......................................             5.250% to 7.250%          6.111%                --
Original Terms to Maturity (in months)..............                   350 to 480             360                --
Remaining Terms to Maturity (in months).............                   313 to 479             358                --
Original Loan-to-Value Ratios.......................             9.79% to 100.00%          66.01%                --
Original Effective Loan-to-Value Ratios.............              9.79% to 95.00%          65.37%                --
Number of Interest-Only Mortgage Loans..............                          763              --            95.47%
Geographic Concentration in Excess of 10% of the
    Total Stated Principal Balance:
    California......................................                 $203,137,954              --            31.26%
    Colorado........................................                  $72,384,475              --            11.14%
    New York........................................                  $68,321,174              --            10.51%
    Number of Mortgage Loans in California..........                          179              --                --
    Number of Mortgage Loans in Colorado............                           85              --                --
    Number of Mortgage Loans in New York............                           70              --                --
Mortgage Loans in the Maximum Single Zip Code
Concentration.......................................             81611 (Zip Code)              --             3.28%
Credit Scores.......................................                   488 to 815             744                --
Number of Mortgage Loans with Prepayment Penalties
    at Origination..................................                          143              --            24.97%
Gross Margins.......................................             1.000% to 2.500%          1.928%                --
Maximum Mortgage Rates..............................           10.250% to 12.375%         11.309%                --
Minimum Mortgage Rates..............................             1.000% to 2.500%          1.929%                --
Months to Next Mortgage Rate Adjustment.............                    78 to 120             107                --
Initial Caps........................................             2.000% to 6.000%          5.005%                --
Periodic Caps.......................................             1.000% to 2.000%          1.890%                --


----------
(1) As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2) Percentages calculated based on the total principal balance of the group 2 mortgage loans.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES/DEFECTIVE DOCUMENTATION

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor's rights with respect to these representations and warranties will be assigned to the trust for the benefit of certificateholders under the pooling and servicing agreement.

In addition, within 90 days after receipt by the trustee or the custodian of the mortgage loans and the related documents, the trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or following the discovery by the trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) if within two years of the closing date, substitute a materially similar mortgage loan.

See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF CERTAIN DELINQUENT MORTGAGE LOANS AND REO PROPERTY

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See "Mortgage Loan Servicing--Realization Upon Defaulted Mortgage Loans."

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

On each distribution date, beginning with the distribution date in April 2006, the securities administrator will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The servicers will collect monthly payments of principal and interest on the mortgage loans they service. After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans it services, together with any advances that it makes for delinquent principal and interest payments on those loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the master servicer for deposit in the distribution account.

See "The Pooling and Servicing Agreement--Payments on the Mortgage Loans; Deposits to the Distribution Account" in this prospectus supplement.

INTEREST PAYMENTS ON THE CERTIFICATES

General

Interest on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Interest on the Class A-X-1, Class A-X-2 and Class A-R Certificates and the subordinate certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for the Class A-X-1, Class A-X-2 and Class A-R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Class A-1-A Certificates

On or before the distribution date in March 2009, interest on the Class A-1-A Certificates for any distribution date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.11%. Interest on the Class A-1-A Certificates will accrue at an annual rate equal to approximately 4.933% for the first interest accrual period. After the distribution date in March 2009, interest on the Class A-1-A Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-1-B Certificates

On or before the distribution date in March 2009, interest on the Class A-1-B Certificates for any distribution date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.05%. Interest on the Class A-1-B Certificates will accrue at an annual rate equal to approximately 4.873% for the first interest accrual period. After the distribution date in March 2009, interest on the Class A-1-B Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-1-C Certificates

On or before the distribution date in March 2009, interest on the Class A-1-C Certificates for any distribution date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.12%. Interest on the Class A-1-C Certificates will accrue at an annual rate equal to approximately 4.943% for the first interest accrual period. After the distribution date in March 2009, interest on the Class A-1-C Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-2-A Certificates

On or before the distribution date in March 2009, interest on the Class A-2-A Certificates for any distribution date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.11%. Interest on the Class A-2-A Certificates will accrue at an annual rate equal to approximately 4.933% for the first accrual period. After the distribution date in March 2009, interest on the Class A-2-A Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-2-B Certificates

On or before the distribution date in March 2009, interest on the Class A-2-B Certificates for any distribution date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.11%. Interest on the Class A-2-B Certificates will accrue at an annual rate equal to approximately 4.933% for the first accrual period. After the distribution date in March 2009, interest on the Class A-2-B Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-2-C Certificates

On or before the distribution date in March 2009, interest on the Class A-2-C Certificates for any distribution date will be calculated at an annual rate equal to the sum of one-month LIBOR and 0.18%. Interest on the Class A-2-C Certificates will accrue at an annual rate equal to approximately 5.003% for the first accrual period. After the distribution date in March 2009, interest on the Class A-2-C Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans, less, on and after the distribution date in March 2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-X-1 Certificates

Interest on the Class A-X-1 Certificates for any distribution date on or prior to the distribution date in March 2009 will be calculated at an annual rate equal to the excess, if any, of (a) the weighted average of the net loan rates of the group 1 mortgage loans as of the first day of the related due period over
(b) the weighted average of the pass-through rates on the Class A-1-A, Class A-1-B and Class A-1-C Certificates for such distribution date, weighted on the basis of their respective principal balances immediately before such distribution date and computed for this purpose by subjecting the pass-through rate on each such class to a cap equal to the weighted average of the net loan rates of the group 1 mortgage loans as of the first day of the related due period and then multiplying such weighted average by the quotient of the actual number of days in the accrual period divided by 30. Interest on the Class A-X-1 Certificates will accrue at an annual rate equal to approximately 1.412% for the first interest accrual period. On or before the distribution date in March 2009, the certificate notional balance of the Class A-X-1 Certificates for any distribution date will be equal to the aggregate certificate principal balances of the Class A-1-A , Class A-1-B and Class A-1-C Certificates immediately before that distribution date. After the distribution date in March 2009, the certificate notional balance of the Class A-X-1 Certificates will equal zero and the Class A-X-1 Certificates will not be entitled to any interest distributions.

Class A-X-2 Certificates

Interest on the Class A-X-2 Certificates for any distribution date on or prior to the distribution date in March 2009 will be calculated at an annual rate equal to the excess, if any, of (a) the weighted average of the net loan rates of the group 2 mortgage loans as of the first day of the related due period over
(b) the weighted average of the pass-through rates on the Class A-2-A, Class A-2-B, and Class A-2-C Certificates for such distribution date, weighted on the basis of their respective principal balances immediately before such distribution date and computed for this purpose by subjecting the pass-through rate on each such class to a cap equal to the weighted average of the net loan rates of the group 2 mortgage loans as of the first day of the related due period and then multiplying such weighted average by the quotient of the actual number of days in the accrual period divided by 30. Interest on the Class A-X-2 Certificates will accrue at an annual rate equal to approximately 1.572% for the first interest accrual period. On or before the distribution date in March 2009, the certificate notional balance of the Class A-X-2 Certificates for any distribution date will be equal to the aggregate certificate principal balance of the Class A-2-A, Class A-2-B and Class A-2-C Certificates immediately before that distribution date. After the distribution date in March 2009, the certificate principal balance of the Class A-X-2 Certificates will equal zero and the Class A-X-2 Certificates will not be entitled to any interest distributions.

Class A-R Certificates

Interest on the Class A-R Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans in loan group 1. Interest on the Class A-R Certificates will accrue at an annual rate equal to approximately 5.675% for the first accrual period.

Subordinate Certificates

Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average (weighted on the basis of the related subordinate component for each loan group) of (i) the weighted average of the net loan rates of the group 1 mortgage loans and (ii) the weighted average of the net loan rates of the group 2 mortgage loans after taking into account, on and after the distribution date in March 2016, in the case of each loan group, the related final maturity reserve rate. Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will accrue at an annual rate equal to approximately 5.794% for the first interest accrual period.

Class I Certificates

The Class I Certificates do not have a principal amount or bear interest. They will be entitled only to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated on the basis of the applicable interest rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See "Description of the Certificates--Interest--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Principal will be paid to holders of the offered certificates (other than the Class A-X-1 and Class A-X-2 Certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates--Principal. " The Class A-X-1 and Class A-X-2

Certificates are interest-only certificates and are not entitled to payments of principal.

PAYMENT PRIORITIES

On each distribution date, the securities administrator will apply the amounts in respect of the mortgage loans available for payment (and amounts from the yield maintenance agreements in the case of priority (3) below) generally in the following order of priority:

(1) on the distribution date in March 2016 and each distribution date thereafter, for deposit into the final maturity reserve account, the final maturity reserve amount for the related loan group;

(2) interest on the related senior certificates accrued at the applicable pass-through rate for each such class; provided, however, for purposes of computing distributions under this priority, the pass-through rates of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates shall be subject to a cap equal to the weighted average of the net loan rates of the related loan group, adjusted to reflect the accrual of interest on an actual/360 basis;

(3) yield maintenance amounts from the related yield maintenance agreement, to the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates, as applicable, to the extent of any interest (accrued at the applicable pass-through rate for such class) not paid to such class in priority (2) above and then, to the extent of any excess yield maintenance amounts, to the Class A-X-1 and Class A-X-2 Certificates, as applicable;

(4)  principal on the Class A-R Certificates from amounts from loan group 1;

(5) principal on the remaining senior certificates (other than the interest-only certificates) in accordance with the priorities relating to classes within a certificate group, as described in this prospectus supplement;
(6) interest on, and then principal of, each class of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

(7)  any remaining available funds to the Class A-R Certificates.

See "Description of the Certificates" in this prospectus supplement for additional information.

LIMITED CROSS-COLLATERALIZATION

In certain very limited circumstances relating to a loan group's experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing such conditions.

See "Description of the Certificates--Principal--Limited
Cross-Collateralization" in this prospectus supplement for additional information.

ADVANCES

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if any servicer that is obligated to make an advance fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See "The Servicers--Advances" in this prospectus supplement for additional information.

MANDATORY AUCTION OF THE CLASS A-1-A, CLASS A-1-B, CLASS A-1-C, CLASS A-2-A, CLASS A-2-B AND CLASS A-2-C CERTIFICATES

Prior to the distribution date in March 2009, Wells Fargo Bank, N.A., in its capacity as securities administrator acting as auction administrator, will auction each class of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates then outstanding to third party investors.

ON THE DISTRIBUTION DATE IN MARCH 2009, THE CLASS A-1-A, CLASS A-1-B, CLASS A-1-C, CLASS A-2-A, CLASS A-2-B AND CLASS A-2-C CERTIFICATES WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS, IN RETURN FOR A DISTRIBUTION OF THE THEN OUTSTANDING CERTIFICATE PRINCIPAL BALANCE OF THOSE CERTIFICATES (TO THE EXTENT RECEIVED FROM THE RELATED THIRD PARTY INVESTORS AND, IF APPLICABLE, THE AUCTION SWAP COUNTERPARTY).

The auction administrator will enter into an auction swap agreement pursuant to which Credit Suisse International, as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding certificate principal balance of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in March 2009, over the amount received in the auction. In the event that all or a portion of a class of Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B or Class A-2-C Certificates are not sold in the auction, the auction proceeds for such unsold certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding certificate principal balance of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in March 2009, in exchange for such certificates. In the event that the amount received in the auction is greater than the principal balance of the certificates, that excess will not be paid to the certificateholders.

See "Description of the Certificates--Mandatory Auction of the Certificates" in this prospectus supplement.

OPTIONAL SECURITIES PURCHASE RIGHT

Thornburg Mortgage, Inc. will have the option to call the certificates on any distribution date on or after which the aggregate stated principal balance of the mortgage loans is equal to or less than 20% of their aggregate stated principal balance as of the cut-off date. We refer to this option as the "optional securities purchase right" in this prospectus supplement.

See "The Pooling and Servicing Agreement --Optional Securities Purchase Right" in this prospectus supplement for additional information.

OPTIONAL TERMINATION OF THE TRUST

Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of mortgage loans, may purchase from the trust all of the trust assets and retire all outstanding certificates when the aggregate stated principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If Thornburg Mortgage Home Loans, Inc. does not exercise such option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may purchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the stated principal balance of the mortgage loans is less than 5% of their aggregate stated principal balance as of the cut-off date. We refer to the option of Thornburg Mortgage Home Loans, Inc. to repurchase the mortgage loans from the trust as the "optional termination" in this prospectus supplement.

See "The Pooling and Servicing Agreement--Optional Termination of the Trust" in this prospectus supplement for additional information.

YIELD MAINTENANCE AGREEMENTS

The holders of the Class A-1-A, Class A-1-B and Class A-1-C Certificates, on the one hand, and the holders of the Class A-2-A, Class A-2-B and Class A-2-C Certificates, on the other, will have the benefit of separate interest rate cap agreements referred to herein as the "yield maintenance agreements." Any payments received under the related yield maintenance agreement with respect to a distribution date will be available to pay the excess of the current interest accrued on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates, as applicable, at the related pass-through rate over the weighted average of the net loan rates of the related loan group, adjusted to reflect accrual of interest on an actual/360 basis.

See "Description of the Certificates--Interest" in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreements.

FINAL MATURITY RESERVE TRUST

On and after the distribution date in March 2016, a portion of interest collections calculated at a per annum rate of approximately 0.00469% and

0.00324% of the total stated principal balance of the group 1 and group 2 mortgage loans, respectively, to the extent available after payment of certain fees and expenses of the trust but before payment of interest to certificateholders, will be deposited in the final maturity reserve account, which is a separate trust account maintained by the securities administrator on behalf of the final maturity reserve trust. On the earlier of the final scheduled distribution date for all classes other than the Class A-X-1 and Class A-X-2 Certificates and the termination of the trust, amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

See "Description of the Certificates--The Final Maturity Reserve Trust" in this prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated as 0.25% annually, on the principal balances of the related mortgage loans. The monthly fee for 12.83% of the mortgage loans will be increased to 0.375% annually after the first adjustment date. In addition, Thornburg Mortgage Home Loans, Inc. will receive as additional compensation a portion of the investment income on funds held in the distribution account.

The master servicer will be paid a monthly fee calculated as 0.0125% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the distribution account. The fees of the securities administrator and the trustee, as trustee and custodian, will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust. The fees of the Delaware trustee will not be paid by the trust but rather will be paid by the seller.

The servicer, the master servicer, the trustee, the Delaware trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See "Fees and Expenses of the Trust" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for each class of the offered certificates will be the applicable distribution date specified in the table on page S-5. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

CREDIT ENHANCEMENT

Payments of principal and interest on the group 1 certificates and group 2 certificates will be paid on a pro rata basis; provided, however, that the Class A-1-B Certificates will have a prior right of payment of principal over the Class A-1-C Certificates. The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) on a pro rata basis; provided that the pro rata portion of any realized losses attributable to the group 2 mortgage loans otherwise allocable to the Class A-2-B Certificates will be allocated entirely to the Class A-2-C Certificates until their certificate principal balance is reduced to zero before any such realized losses are allocated to the Class A-2-B Certificates.

In addition, the manner of allocating payments of principal to the certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers.

Up to and including the distribution date in March 2013, the subordinate certificates will not receive any unscheduled principal unless the senior certificates (other than the interest-only certificates) are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled prior to that date and certain loss and delinquency tests have been satisfied.
After the distribution date in March 2013, subject to certain loss and delinquency triggers being satisfied, the subordinate certificates will receive increasing portions of principal prepayments over time.

See "Description of the Certificates--Principal," "--Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

o     the price at which the certificates are purchased;

o in the case of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates on or prior to March 2009, the level of one-month LIBOR;

o     the applicable pass-through rate;

o the rate of prepayments on the related mortgage loans, particularly in the case of the Class A-X-1 and A-X-2 Certificates;

o the optional termination of the trust or whether the optional securities purchase right is exercised; and

o     whether losses on the mortgage loans are covered by credit enhancement.

For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the offered certificates that the certificates initially have the ratings from Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-5. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the mortgage loans to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See "Ratings" in this prospectus supplement for additional information.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of McKee Nelson LLP, for federal income tax purposes, a portion of the trust will comprise multiple "real estate mortgage investment conduits" or REMICs. Each offered certificate (other than the Class A-R Certificate) will represent ownership of REMIC "regular interests." In addition, each Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C certificate will represent ownership of certain rights and obligations with respect to the sale of such certificates on the auction distribution date. Moreover, each such certificate will represent certain rights to payments in respect of the related yield maintenance agreement, and the Class A-X-1 and Class A-X-2 Certificates represent the right to receive any excess amounts from the related yield maintenance agreement. The offered certificates (other than the Class A-X-1 and Class A-X-2 Certificates) represent ownership of rights and obligations with respect to the purchase of such certificates from payments from the final maturity reserve trust. These additional rights and obligations will represent rights and obligations separate from the REMIC regular interest. The Class A-R Certificate will represent the sole "residual interest" in each REMIC created under the pooling and servicing agreement.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

Subject to satisfaction of certain conditions, ERISA Plans may purchase the offered certificates other than the Class A-R Certificate. However, before the termination of the final maturity reserve fund, the offered certificates (other than the Class A-X-1 and Class A-X-2 Certificates), may not be acquired or held by any person investing assets of any such plans or arrangements, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations With Respect to Auction Swap Agreement and the Final Maturity Reserve Trust." A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The senior certificates and Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be "mortgage related securities" for purposes of SMMEA.

See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

LISTING

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE YIELD ON THE CERTIFICATES
MAY BE AFFECTED BY CHANGES
IN INTEREST RATES AND THE AMOUNT
OF INTEREST COLLECTIONS............. No prediction can be made as to future levels of LIBOR (the applicable index in determining the pass-through rates for the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B
                                     and Class A-2-C Certificates on or prior to March 2009 (which pass-through rates are used to determine the pass-through rate of the Class A-X-1 and Class A-X-2 Certificates), one-month
                                     LIBOR (the applicable index in determining the loan rate for approximately 13.77% of the mortgage loans), six-month LIBOR (the applicable index in determining the loan rate for approximately 8.11% of the mortgage loans), one-year LIBOR (the applicable index in determining the loan rate for approximately 74.26% of the mortgage loans) and one-year CMT
                                     (the applicable index in determining the loan rate for approximately 3.86% of the mortgage loans) or as to the timing of any changes therein, each of which will affect the yield of the certificates.

                                     The amount of interest collections generated from the related loan group may not always be sufficient to pay the holders of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A,
                                     Class A-2-B and Class A-2-C Certificates interest at a rate equal to one-month LIBOR plus the applicable margin due to, among other factors, the following:

                                     o     The indices described above applicable to the mortgage loans differ from, and adjust at different intervals than, one-month LIBOR, and, in some cases do not adjust for a period of years. For example, loan rates (i) on approximately 8.11% of the mortgage loans generally adjust semi-annually based on the related six-month LIBOR index,
                                           (ii) on approximately 74.26% of the mortgage loans generally adjust annually based on the related one-year LIBOR index; and (iii) on approximately 3.86% of the mortgaged loans generally adjust annually based on the related one-year CMT index.
                                           In addition, all of the mortgage loans are subject to maximum interest rate ceilings which maximum rates may be less than the pass-through rates of one or more classes of the offered certificates. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on these certificates at the rate of LIBOR plus the applicable margin.

                                     o     Losses on or prepayments of mortgage loans with relatively higher net loan rates may reduce the weighted average of the net loan rates of the loan group below the applicable pass-through rates on these certificates.


                                     Except in the case of losses on the related mortgage loans, payments due under the related yield maintenance agreement for the benefit of the Class A-1-A, Class A-1-B, Class A-1-C,
                                     Class A-2-A, Class A-2-B and Class A-2-C Certificates, as described herein, are intended to be sufficient to cover any interest shortfall attributable to the excess of (i) the amount of interest accrued on each such class at the applicable pass-through rate over
                                     (ii) the amount of interest that would have accrued on such class assuming the pass-through rate for such class had been subject to a cap equal to the weighted average of the net loan rates of the related loan group. Accordingly, a portion of the interest owed to the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class
                                     A-2-C Certificates under their applicable pass-through rate may be dependent on payments received by the securities administrator under the related yield maintenance agreements.

                                     In addition, if on any distribution date, up to and including the distribution date in
                                     March 2009, the weighted average of the net loan rates of the group 1 mortgage loans is less than or equal to the weighted average pass-through rates of the Class A-1-A, Class
                                     A-1-B and Class A-1-C Certificates, the pass-through rate of the Class A-X-1 Certificates will be reduced to zero. Similarly, if the weighted average of the net loan rates of the group 2 mortgage loans is less than or equal to the weighted average of the pass-through rates of the Class A-2-A, Class A-2-B and Class A-2-C Certificates, the pass-through rate of the Class A-X-2 Certificates will be reduced to zero. Thus, the yield to investors in the Class A-X-1 and Class A-X-2 Certificates will be sensitive to fluctuations in LIBOR relative to the weighted average net loan rates of the related loan group.

                                     See "The Mortgage Loan Groups" in this prospectus supplement.

LOAN PREPAYMENTS MAY
ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE
OF RETURN ON, YOUR
CERTIFICATES........................ Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 11.44% and 24.97% of the group 1 and group 2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from one to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period.  All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the certificates.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

                                     o     If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                     o     If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                     o     The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

                                     o     The seller is required to purchase from the trust the related mortgage loans in the event that certain breaches of representations and warranties occur and are not cured. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify its interest rate in accordance with the related mortgage note. Moreover, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. These purchases or liquidations will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

                                     o     If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                     o     Under the principal distribution priorities described in this prospectus supplement, if prepayments in one loan group reduce the certificate principal balance of the related senior certificates to zero, future distributions which would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.

                                     o     Prospective purchasers of the Class A-X-1 and Class A-X-2 Certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of such purchasers to recover their initial investments.

                                     See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

MORTGAGE LOANS WITH
INTEREST-ONLY PAYMENTS.............. As of the cut-off date, approximately 95.44% and 95.47% of the group 1 and group 2 mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination of three, five, seven or ten years.
                                     After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.  When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.
                                     Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans.  Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

IF CREDIT ENHANCEMENT IS
INSUFFICIENT, YOU COULD
EXPERIENCE LOSSES ON YOUR
CERTIFICATES........................ Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations.

                                     The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement is provided.

                                     The second form of credit enhancement provides that, except as described below, realized losses from any loan group are allocated:

                                          first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the principal amount of each such class has been reduced to zero, and second, to the related classes of senior certificates (other than the Class A-X-1 and
                                          Class A-X-2 Certificates) on a pro rata basis, until their respective principal balances are reduced to zero, provided that the pro rata portion of any realized losses attributable to the group 2 mortgage loans otherwise allocable to the Class A-2-B
                                          Certificates will be allocated entirely to the Class A-2-C Certificates until their certificate principal balance is reduced to zero before any such realized losses are allocated to the Class A-2-B Certificates.

                                     Accordingly, if the aggregate principal balance of each subordinate class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group of mortgage loans.

                                     See "Description of the Certificates--Allocation of Losses" and "--Subordination of the
                                     Subordinate Certificates" in this prospectus supplement for additional information.

LOAN PREPAYMENTS MAY
RESULT IN SHORTFALLS IN
INTEREST COLLECTIONS AND
REDUCE THE YIELD ON YOUR
CERTIFICATES........................ When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicers are generally required to cover the shortfall in interest collections attributable to


                                     prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

                                     Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

RAPID PREPAYMENTS WILL
REDUCE THE YIELD ON THE
CLASS A-X-1 AND CLASS A-X-2
CERTIFICATES ....................... The Class A-X-1 and Class A-X-2 Certificates receive only distributions of interest.  The yield to maturity on the Class A-X-1 and Class A-X-2 Certificates will be extremely sensitive to the level of prepayments on the mortgage loans.  The notional amount of the Class A-X-1
                                     Certificates with respect to any distribution date will equal the aggregate certificate principal balances of the Class A-1-A , Class A-1-B and Class A-1-C Certificates immediately prior to that distribution date.  The notional amount of the Class A-X-2 Certificates with respect to any distribution date will equal the aggregate certificate principal balance of the
                                     Class A-2-A, Class A-2-B and Class A-2-C Certificates immediately prior to that distribution date.  Accordingly, the faster that the mortgage loans in the related loan group prepay, the faster the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C
                                     Certificates will be reduced and therefore, the less interest the Class A-X-1 and Class A-X-2
                                     Certificates will receive.

                                     The yield to maturity on the Class A-X-1 and Class A-X-2 Certificates will be especially sensitive to the level of prepayments on the mortgage loans in the related loan group with higher initial interest rates. In addition, the Class A-X-1 and Class A-X-2 Certificates will not be entitled to any distributions of interest after the distribution date in March
                                     2009.

                                     You should fully consider the risks associated with an investment in the Class A-X-1 and
                                     Class A-X-2 Certificates. If the mortgage loans prepay faster than expected or if the trust is terminated earlier than expected, you may not fully recover your initial investment. See "Yield, Prepayment and Maturity Considerations --Yield Considerations with
                                     Respect to the Class A-X-1 and Class A-X-2 Certificates" in this prospectus supplement for a table showing expected yields at different prepayment rates.

CHANGES IN MORTGAGE
INDICES MAY REDUCE THE
YIELDS ON CERTAIN
CERTIFICATES........................ As described in this prospectus supplement, the subordinate certificates will accrue interest at a rate based on the weighted average of the net loan rates on all the mortgage loans, the
                                     Class A-R Certificates will accrue interest at a rate based on the weighted average of the net loan rates on the group 1 mortgage loans, the Class A-X-1 Certificates accrue interest at a rate based, in part, on the weighted average of the net loan rates on the group 1 mortgage loans, the Class A-X-2 Certificates will accrue interest based, in part, on the weighted average of the net loan rates on the group 2 mortgage loans and after the auction date, the
                                     Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates
                                     will accrue interest at rates generally based on the weighted average of the net loan rates of the mortgage loans in the related loan group.  Except with respect to the hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the


                                     related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the mortgage loans in a loan group are based will result, over time, in lower yields on the related classes of certificates. Furthermore, any increase in the indices in a loan group on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on offered certificates then entitled to principal and a decrease in the notional amount of the
                                     Class A-X-1 and Class A-X-2 Certificates. In addition, prepayments on mortgage loans in any loan group with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans in such loan group and, consequently, reduce the interest rate of the related classes of certificates.


CERTAIN FEATURES OF
THE MORTGAGE LOANS MAY
ADVERSELY AFFECT YOUR
INVESTMENT IN THE
CERTIFICATES ....................... The mortgage loans have features that create additional risks to investors, including those described below.

                                     o     As of the cut-off date, approximately 44.04% and 54.02% of the group 1 and group 2 mortgage loans, respectively, had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

                                     o     As of the cut-off date, approximately 0.31% and 2.07% of the group 1 and group 2 mortgage loans, respectively, are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral or payments received under the limited purpose surety bond will be available or adequate to protect the trust from losses.

CONVERSION OR MODIFICATION
OF THE MORTGAGE LOANS MAY
REDUCE THE YIELDS ON THE
CERTIFICATES........................ As of the cut-off date, approximately 1.39% of the group 1 mortgage loans allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate and approximately 28.21% and 18.77% of the group 1 and group 2 mortgage loans, respectively, allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of the seller, including to a different index or to a different hybrid structure. The seller is not aware of any publicly available statistics that set forth principal prepayment, conversion or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected conversion or modification rates on these mortgage loans.


                                     Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, convertible or modifiable mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or modification to new adjustable or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible or modifiable mortgage loans could be subject to higher conversion or modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to "lock in" a lower fixed interest rate or to modify their mortgage loans to take advantage of the availability of other adjustable rates. The conversion and modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. In addition, any mortgage loans which convert or modify to a lower interest rate will lower the interest rate or the applicable available funds cap on the related class or classes of certificates.

                                     Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate has been modified or converted in accordance with the terms of the related mortgage note. The seller also has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of these purchases, the trust may incur increased prepayments. If Thornburg Mortgage, Inc. does not purchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rates or the available funds caps on the offered certificates.

WHEN YOUR CLASS A-1-A, CLASS
A-1-B, CLASS A-1-C, CLASS
A-2-A, CLASS A-2-B AND CLASS
A-2-C CERTIFICATES ARE
TRANSFERRED ON THE AUCTION
DISTRIBUTION DATE, YOU MAY NOT
RECEIVE PAR FOR THOSE
CERTIFICATES IF THE MONEY
AVAILABLE UNDER THE AUCTION
AND THE AUCTION SWAP AGREEMENT
IS
INSUFFICIENT......................   If you hold a Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B or Class A-2-C
                                     Certificate on the distribution date in March 2009, your certificate will be transferred to third-party investors on that distribution date, thereby ending your investment in that certificate.

                                     If the outstanding principal balance of any of these classes of certificates after application of interest and principal distributions and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in
                                     March 2009, is greater than the amount received in the auction, Credit Suisse
                                     International, pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable certificates. In the event that all or a portion of a class of the Class A-1-A,
                                     Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B or Class A-2-C Certificates are not
                                     sold in the auction, the auction proceeds for such certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding principal balance


                                     of the unsold certificates after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in March 2009, in exchange for such certificates. If Credit Suisse
                                     International defaults on its obligations under the auction swap agreement, you may receive an amount less than the outstanding principal balance of your certificates after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans, on the distribution date in March 2009. In addition, if Credit Suisse International defaults and if not all of the class of certificates is purchased by third-party investors in the auction, then your certificate (or part of your certificate) may not be transferred, in which case you will not receive any proceeds from the auction and you will retain your certificate (or part of your certificate). Furthermore, if there are auction proceeds in excess of the outstanding principal balance of the Class A-1-A,
                                     Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates, you will not be entitled to receive any such excess proceeds.

THE CLASS A-1-A, CLASS A-1-B,
CLASS A-1-C, CLASS A-2-A,
CLASS A-2-B AND CLASS A-2-C
CERTIFICATES ARE SUBJECT TO YIELD
MAINTENANCE COUNTERPARTY RISK....... The securities administrator will enter into two yield maintenance agreements with The Royal
                                     Bank of Scotland plc, as yield maintenance counterparty, one for the benefit of the Class
                                     A-1-A, Class A-1-B and Class A-1-C Certificates and the other for the benefit of the Class
                                     A-2-A, Class A-2-B and Class A-2-C Certificates.  The yield maintenance agreements will require the yield maintenance counterparty to make certain payments to the trust if the amount of interest received from interest collections on the related mortgage loans is less than interest accrued on the related certificates at the applicable pass-through rates as described herein under "Description of the Certificates--Interest--The Yield Maintenance Agreements."  To
                                     the extent that interest payments on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A,
                                     Class A-2-B and Class A-2-C Certificates depends in part on payments received by the securities administrator  under the yield maintenance agreements, the ability of the securities administrator to make such payments will be subject to the credit risk of the yield maintenance counterparty.

IF THE RECEIPT OF LIQUIDATION
PROCEEDS IS DELAYED OR IF THE
LIQUIDATION PROCEEDS ARE LESS
THAN THE MORTGAGE LOAN
BALANCE, YOU COULD SUFFER A
LOSS ON YOUR
CERTIFICATES........................ Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

AN INVESTMENT IN THE
CERTIFICATES MAY NOT BE
APPROPRIATE FOR SOME
INVESTORS........................... The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

                                     o     The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

                                     o     The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates entitled to principal. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

                                     o     You may not be able to reinvest distributions on an offered certificate at a rate at least as high as the pass-through rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.

                                     o     Your investment in any of the offered certificates may be ended before you desire if either the optional securities purchase right or the optional termination of the trust is exercised.

GEOGRAPHIC CONCENTRATION
OF THE MORTGAGE LOANS
MAY ADVERSELY AFFECT
YOUR CERTIFICATES................... Approximately 21.53%, 16.52% and 12.40% of the group 1 mortgage loans are secured by properties in California, Colorado and Florida, respectively.  Approximately 31.26%, 11.14%
                                     and 10.51% of the group 2 mortgage loans are secured by properties in California, Colorado and
                                     New York, respectively.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in such states because the following conditions, now or in the future, will have a disproportionate impact on the mortgage loans in general:

                                     o     Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                     o     Declines in the residential real estate market may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

                                     o     Properties in California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, floods, hurricanes, wildfires, mudslides and other natural disasters.

                                     Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

IT MAY BE DIFFICULT TO
RESELL YOUR CERTIFICATES............ There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

                                     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

MILITARY ACTION AND TERRORIST
ATTACKS MAY ADVERSELY IMPACT
THE PERFORMANCE OF THE
MORTGAGE LOANS...................... The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

                                     In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws (the "Relief Act"). Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the
                                     Relief Act. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.

BANKRUPTCY OR INSOLVENCY
MAY AFFECT THE TIMING AND
AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES................... The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                                     If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.


THE CLASS A-R CERTIFICATE
IS SUBJECT TO SPECIAL
RISKS............................... Although the holder of the Class A-R Certificate is entitled to receive a distribution of principal and interest as described in this prospectus supplement, it is not expected to receive any distribution in respect of its certificate after the first distribution date. In addition, the holder of the Class A-R Certificate may have tax liabilities with respect to its certificate during the early years of the related REMIC that substantially exceed the principal payable on that certificate.

         Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                    GLOSSARY

         There is a Glossary of Terms beginning on page S-110 where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Terms carefully because it defines many concepts that are important to understanding the certificates.

                                  INTRODUCTION

         Thornburg Mortgage Securities Trust 2006-2 (The "trust" or the "issuing entity") is a statutory trust formed under Delaware law. See "The Issuing Entity." The issuing entity will issue its Mortgage Pass-Through Certificates, Series 2006-2 on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, the master servicer, the securities administrator, the trustee and the Delaware trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the Trust the two groups of mortgage loans, which in the aggregate will constitute the mortgage pool and the securities administrator on behalf of the trust will enter into the Yield Maintenance Agreements and the documents relating to the auction call.

                            THE MORTGAGE LOAN GROUPS

GENERAL

         The assets held by Thornburg Mortgage Securities Trust 2006-2 will consist primarily of two loan groups of adjustable rate and hybrid, first lien, residential mortgage loans. The mortgage loans have interest rates ("loan rates") that adjust based on various indices with original terms to maturity of not more than 40 years. The mortgage loans generally have loan rates that first adjust after an initial fixed rate period of one month or three, five, seven or ten years following origination depending on the terms of the particular mortgage note and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         As of the cut-off date, the mortgage pool includes 1,323 mortgage loans with an aggregate principal balance of approximately $947,522,751. The mortgage loans have been divided into two loan groups designated as the "group 1 mortgage loans" and "group 2 mortgage loans." We refer to each of the groups of mortgage loans as a "loan group." Approximately 99.16% of the group 1 mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately three or five years following origination and approximately 0.84% are adjustable rate mortgage loans which adjust their interest rate monthly. All of the group 2 mortgage loans are hybrid mortgage loans for which their first loan adjustment date occurs approximately seven or ten years following origination. Each hybrid mortgage loan will then adjust either monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         The principal balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of any principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any prepayments received on or prior to the cut-off date. Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the principal balances of such mortgage loans as of the cut-off date, unless otherwise specified. The aggregate principal balance of the mortgage loans set forth above is subject to a variance of plus or minus five percent.

         Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as "mortgages" in this prospectus supplement. The mortgaged properties are detached or semi-detached one- to four-family dwelling units, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

         Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans to be assigned to the trust for the benefit of the certificateholders. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

         Approximately 84.51% of the mortgage loans were originated by the seller directly or through its correspondent channel (other than mortgage loans originated by First Republic Bank), in each case, generally in accordance with the seller's underwriting guidelines for its correspondent and retail channels as described herein under "The Seller--Underwriting Standards--The Seller's Underwriting Process" herein. Approximately 15.49% of the mortgage loans were originated by First Republic Bank in accordance with First Republic Bank's underwriting guidelines.

         Approximately 79.07%, and 15.49% of the mortgage loans are being serviced by Thornburg Mortgage Home Loans, Inc. (in its capacity as a servicer), and First Republic Bank, respectively. No other entity is the servicer with respect to more than 10% of the mortgage loans. See "The Master Servicer" and "The Servicers" herein.

         Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which, in turn, will assign its rights under those representations and warranties to the trust under the pooling and servicing agreement. The representations and warranties relate to, among other things, certain characteristics of the mortgage loans and, subject to certain limitations, the seller will be obligated to repurchase the affected mortgage loan or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the certificateholders' interests in the mortgage loan. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans--Representations and Warranties" for a description of the representations and warranties applicable to the mortgage loans.

         The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.

MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

         Loan Documentation. Approximately 85.59% and 89.80% of the group 1 and group 2 mortgage loans, respectively, were originated under a full documentation program. The remaining mortgage loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers' income or employment.

         The Indices. The indices applicable to the determination of the loan rates for the mortgage loans in each loan group generally will be a per annum rate equal to either the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the "1-Month LIBOR index," the "6-Month LIBOR index" and the "1-Year LIBOR index," respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year as published by the Federal Reserve Board in Statistical Release H.15(519) (the "1-Year CMT index"). The 1-Month LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index and the 1-Year CMT index are each referred to herein as an "index" or together as the "indices."

         Listed below are historical values of certain average yields, which are related to 1-Month LIBOR. The monthly averages shown are intended only to provide a historical summary of the movements of 1-Month LIBOR and may not be indicative of future rates. The values shown have been obtained from The British Bankers' Association and may not be identical to 1-Month LIBOR as published by a different source for the same period.


                                                                    1-MONTH LIBOR
                                 -----------------------------------------------------------------------------------
MONTH                              2006         2005        2004        2003         2002        2001         2000
-----                           ---------    ---------   ---------   ---------   ---------    ---------    ---------

January.....................      4.5720%      2.5892%     1.0982%     1.3390%      1.8290      5.6220%      5.8560%
February....................      4.6310       2.6895      1.0973      1.3340       1.8830      5.2780       5.9070
March.......................                   2.8582      1.0914      1.3060       1.8800      5.0780       5.1330
April.......................                   3.0826      1.1007      1.3180       1.8420      4.4350       6.1970
May.........................                   3.1126      1.1089      1.3189       1.8440      4.0590       6.6410
June........................                   3.3401      1.3582      1.1232       1.8360      3.8350       6.6490
July........................                   3.5107      1.4929      1.1036       1.8180      3.7600       6.6250
August......................                   3.6942      1.6482      1.1170       1.8200      3.5840       6.6280
September...................                   3.8584      1.8401      1.1214       1.8190      2.6370       6.6200
October.....................                   4.0882      1.9870      1.1201       1.7410      2.3210       6.6210
November....................                   4.2954      2.2826      1.1157       1.3800      2.1450       6.8270
December....................                   4.3857      2.4178      1.1195       1.3820      1.8760       6.5650


         Listed below are historical values of certain average yields, which are related to 6-Month LIBOR. The monthly averages shown are intended only to provide a historical summary of the movements in 6-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to 6-Month LIBOR as published by a different source for the same period.


                                                                    6-MONTH LIBOR
                                 -----------------------------------------------------------------------------------
MONTH                              2006         2005        2004        2003         2002        2001         2000
-----                           ---------    ---------   ---------   ---------   ---------    ---------    ---------
January.....................      4.81000%     3.11000%    1.21375%    1.34875%     2.03375%    5.26250%     6.28875%
February....................      4.99000      3.04670     1.17000     1.34000      2.03000     4.90750      6.33125
March.......................                   3.46000     1.16000     1.23125      2.33000     4.71000      6.52625
April.......................                   3.40875     1.38000     1.29000      2.12000     4.30250      6.73125
May.........................                   3.53750     1.57750     1.21375      2.08000     3.98000      7.10500
June........................                   3.71000     1.94000     1.11938      1.95625     3.90875      7.00000
July........................                   3.92375     1.98000     1.14625      1.87000     3.68875      6.89375
August......................                   4.05500     1.99000     1.19750      1.79500     3.45250      6.83000
September...................                   4.23063     2.19625     1.18000      1.71000     2.52250      6.76000
October.....................                   4.46625     2.31250     1.23000      1.60000     2.14625      6.72000
November....................                   4.60063     2.63500     1.25875      1.46875     2.03000      6.64000
December....................                   4.70000     2.92000     1.22000      1.38000     1.98125      6.20375


         Listed below are historical values of certain average yields, which are related to 1-Year LIBOR. The monthly averages shown are intended only to provide a historical summary of the movements in 1-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to 1-Year LIBOR as published by a different source for the same period.


                                                                    1-YEAR LIBOR
                                 -----------------------------------------------------------------------------------
MONTH                              2006         2005        2004        2003         2002        2001         2000
-----                           ---------    ---------   ---------   ---------   ---------    ---------    ---------
January.....................      4.94000%     3.46000%    1.47625%    1.45000%     2.49125%    5.17375%     6.75000%
February....................      5.15000      3.37810     1.36750     1.38125      2.43000     4.88375      6.76375
March.......................                   3.84500     1.35125     1.28000      3.00250     4.66750      6.94375
April.......................                   3.68625     1.83000     1.35750      2.63375     4.44125      7.10125
May.........................                   3.78000     2.05750     1.21125      2.59125     4.24250      7.50125
June........................                   3.88000     2.46250     1.19000      2.28625     4.18375      7.18000
July........................                   4.16250     2.43375     1.26625      2.09000     3.82000      7.08000
August......................                   4.24000     2.30000     1.43000      1.89625     3.56375      6.97000
September...................                   4.44000     2.48250     1.30000      1.72500     2.64250      6.80125
October.....................                   4.72000     2.54625     1.48000      1.63625     2.27188      6.73000
November....................                   4.79000     2.98000     1.56250      1.72750     2.38625      6.55500
December....................                   4.83875     3.23500     1.45688      1.44938     2.44250      6.00000


         Listed below are historical values of certain average yields, which are related to 1-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, 1-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to 1-Year CMT as published by a different source for the same period.


                                                                     1-YEAR CMT
                                 -----------------------------------------------------------------------------------
MONTH                              2006         2005        2004        2003         2002        2001         2000
-----                           ---------    ---------   ---------   ---------   ---------    ---------    ---------
January.....................        4.45%        2.86%       1.24%       1.36%        2.16%       4.81%        6.12%
February....................        4.68         3.03        1.24        1.30         2.23        4.68         6.22
March.......................                     3.30        1.19        1.24         2.57        4.30         6.22
April.......................                     3.32        1.43        1.27         2.48        3.98         6.15
May.........................                     3.33        1.78        1.18         2.35        3.78         6.33
June........................                     3.36        2.12        1.01         2.20        3.58         6.17
July........................                     3.64        2.10        1.12         1.96        3.62         6.08
August......................                     3.87        2.02        1.31         1.76        3.47         6.18
September...................                     3.85        2.12        1.24         1.72        2.82         6.13
October.....................                     4.18        2.23        1.25         1.65        2.33         6.01
November....................                     4.33        2.50        1.34         1.49        2.18         6.09
December....................                     4.35        2.67        1.31         1.45        2.22         5.60


         The related index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such loan rate adjustment date, (2) the first business day of the month preceding the month of such loan rate adjustment date, or (3) the last business day of the second month preceding the month in which such loan rate adjustment date occurs, as specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

         Loan Rate Adjustments. On each loan rate adjustment date for a mortgage loan, its loan rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the index applicable to that loan and a fixed percentage amount known as the "gross margin" for that loan. The mortgage loans adjust according to the applicable index as discussed under "--The Indices" above. On the first loan rate adjustment date, the loan rate on each mortgage loan cannot increase or decrease by more than a fixed percentage known as the "initial rate cap" for that loan. On subsequent loan rate adjustment dates, the loan rate on each mortgage loan cannot increase or decrease by more than a fixed percentage on any such loan rate adjustment date known as a "periodic rate cap" for that loan.

         No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of initial rate caps on the first loan rate adjustment date as well as the periodic rate caps and the maximum loan rates, the loan rate on each mortgage loan which has such a cap, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See "--The Indices" above.

         Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date, the monthly payment amount for each mortgage loan will be adjusted to equal (i) for an interest only loan subsequent to its interest only period and for any other adjustable rate loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted and
(ii) for an interest only loan during its interest only period, the interest only payment at the loan rate as adjusted.

         Interest-Only Loans. Approximately 95.44% and 95.47% of the group 1 and group 2 mortgage loans, respectively, have an interest-only period following origination of three, five or ten years (in the case of the group 1 mortgage loans) or seven or ten years (in the case of the group 2 mortgage loans). During this period, the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate.

         High Loan-to-Value Mortgage Loans. Approximately 1.80% and 2.59% of the group 1 and group 2 mortgage loans, respectively, have original loan-to-value ratios in excess of 80%. All of the mortgage loans which have original loan-to-value ratios in excess of 80% are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

         For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan. For each mortgage loan and any date of determination, the effective loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date less the value of the required amount of any additional collateral and the denominator of which is the value of the mortgaged property.

         Additional Collateral Mortgage Loans. In the case of approximately 0.31% and 2.07% of the group 1 and group 2 mortgage loans, respectively, the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator. All of the mortgage loans with additional collateral have original loan-to-value ratios in excess of 80%, but after giving effect to the pledge of additional collateral, the effective loan-to-value ratios are 80% or lower. This type of loan, referred to as an "additional collateral mortgage loan," allows the borrower to pledge assets in addition to the mortgaged property as an alternative to, or to supplement, a cash down payment. There are a total of 11 mortgage loans (representing approximately 1.52% of the mortgage loans) with additional collateral, all of which were either acquired by the seller through its correspondent or retail channel.

         The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. The weighted average effective loan-to-value ratio for the additional collateral mortgage loans after giving credit for the value of the pledged additional collateral is approximately 67.44% and 65.37% with respect to the group 1 and group 2 mortgage loans, respectively. The additional collateral will be assigned to the trust but will not be a part of any REMIC.

         Prepayment Penalty Payments. Approximately 11.44% and 24.97% of the group 1 and group 2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from the first one to five years after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the certificates.

         Employee Mortgage Loans. Approximately 0.99% and 0.19% of the group 1 and group 2 mortgage loans, respectively, were made to employees of Thornburg Mortgage, Inc. and its affiliates. These mortgage loans were originated at an interest rate equal to the then current rate for mortgage loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the mortgage loan will increase by the amount of the employee discount. The seller will retain the increased interest (the "retained interest") and such retained interest will not be conveyed to or included in the trust or available for any distributions on the certificates.

         Conversion and Modification Option and Purchase Obligations and Options. The loan rates on approximately 1.39% of the group 1 mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate. The loan rates on approximately 28.21% and 18.77% of the group 1 and group 2 mortgage loans, respectively, may be modified, at the option of the related borrowers, to another adjustable rate based on a different index or to another type of adjustable rate or hybrid mortgage loan. Upon conversion, the loan rate will be converted to a fixed rate, determined in accordance with the formula set forth in the related mortgage note, which formula is intended to result in a loan rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion or modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

         Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate is converted to a fixed interest rate or is modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. The purchase price payable by Thornburg Mortgage, Inc. or the seller for any such mortgage loans is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related loan rate.

AGGREGATE MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

         Approximately 99.00% of the mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the cut-off date. None of the mortgage loans had a first due date prior to December 2001 or after April 2006 or had a remaining term to stated maturity of less than 308 months or greater than 479 months as of the cut-off date. The latest stated maturity date of any mortgage loan occurs in February 2046.

         The average principal balance of the mortgage loans at origination was approximately $721,879. The average principal balance of the mortgage loans as of the cut-off date was approximately $716,193. No mortgage loan had a principal balance of less than approximately $50,274 or greater than approximately $8,000,000 as of the cut-off date.

         The mortgage loans had annual loan rates of not less than 4.625% and not more than 7.250% and the weighted average annual loan rate was approximately 6.056%. As of the cut-off date, approximately 13.77% of the mortgage loans did not have an initial rate cap and the remaining mortgage loans had initial rate caps ranging from 2.000% to 6.000%. As of the cut-off date, approximately 13.77% of the mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the mortgage loans had gross margins ranging from 1.000% to 2.500%, maximum loan rates ranging from 9.625% to 12.375% and minimum loan rates ranging from 1.000% to 4.375%. As of the cut-off date, the weighted average gross margin was approximately 1.920%, the weighted average maximum loan rate was approximately 11.223% and the weighted average minimum loan rate was approximately 1.927% for all of the mortgage loans. The latest next loan rate adjustment date following the cut-off date on any mortgage loan occurs in 120 months and the weighted average next loan rate adjustment date following the cut-off date for all of the mortgage loans occurs in approximately 90 months.

         As of the cut-off date, none of the mortgage loans were delinquent. Since their date of origination, approximately 0.59% of the mortgage loans were delinquent for one payment period that did not exceed 30 days.

         Certain aggregate statistical characteristics of the mortgage loans, as of the cut-off date unless otherwise indicated, are set forth in the tables in Annex II to this prospectus supplement.

GROUP 1 MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of the cut-off date.

         Approximately 98.15% of the group 1 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 354 months as of the cut-off date. None of the group 1 mortgage loans had a first due date prior to December 2001 or after April 2006 or had a remaining term to stated maturity of less than 308 months or greater than 479 months as of the cut-off date. The latest stated maturity date of any group 1 mortgage loan occurs in February 2046.

         The average principal balance of the group 1 mortgage loans at origination was approximately $608,037. The average principal balance of the group 1 mortgage loans as of the cut-off date was approximately $599,068. No group 1 mortgage loan had a principal balance of less than approximately $77,250 or greater than approximately $5,000,000 as of the cut-off date.

         Approximately 0.84% of the group 1 mortgage loans are adjustable rate mortgage loans which have loan rates that adjust monthly; approximately 9.89% of the group 1 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of three years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note; and approximately 89.27% of the group 1 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of five years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         The group 1 mortgage loans had annual loan rates of not less than 4.625% and not more than 7.125% and the weighted average annual loan rate was approximately 5.937%. As of the cut-off date, approximately 8.59% of the group 1 mortgage loans did not have an initial rate cap and the remaining group 1 mortgage loans had initial rate caps ranging from 2.000% to 6.000%. As of the cut-off date, approximately 8.59% of the group 1 mortgage loans did not have a periodic rate cap and the remaining group 1 mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the group 1 mortgage loans had gross margins ranging from 1.000% to 2.500%, maximum loan rates ranging from 9.625% to 12.375% and minimum loan rates ranging from 1.000% to 4.375%. As of the cut-off date, the weighted average gross margin was approximately 1.903%, the weighted average maximum loan rate was approximately 11.035% and the weighted average minimum loan rate was approximately 1.924% for all of the group 1 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 1 mortgage loan occurs in 60 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 1 mortgage loans occurs in approximately 55 months.

         As of the cut-off date none of the group 1 mortgage loans were delinquent. Since their date of origination, approximately 1.64% of the group 1 mortgage loans were delinquent for one payment period that did not exceed 30 days.

         Certain statistical characteristics of the group 1 mortgage loans, as of the cut-off date unless otherwise indicated, are set forth in the tables in Annex II to this prospectus supplement.

GROUP 2 MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of the cut-off date.

         Approximately 99.39% of the group 2 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 358 months as of the cut-off date. None of the group 2 mortgage loans had a first due date prior to May 2002 or after April 2006 or had a remaining term to stated maturity of less than 313 months or greater than 479 months as of the cut-off date. The latest stated maturity date of any group 2 mortgage loan occurs in February 2046.

         The average principal balance of the group 2 mortgage loans at origination was approximately $790,377. The average principal balance of the group 2 mortgage loans as of the cut-off date was approximately $786,666. No group 2 mortgage loan had a principal balance of less than approximately $50,274 or greater than approximately $8,000,000 as of the cut-off date.

         Approximately 32.51% of the group 2 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of seven years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note and approximately 67.49% of the group 2 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a period of ten years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         The group 2 mortgage loans had annual loan rates of not less than 5.250% and not more than 7.250% and the weighted average annual loan rate was approximately 6.111%. As of the cut-off date, approximately 16.14% of the group 2 mortgage loans did not have an initial rate cap and the remaining group 2 mortgage loans had initial rate caps ranging from 2.000% to 6.000%. As of the cut-off date, approximately 16.14% of the group 2 mortgage loans did not have a periodic rate cap and the remaining the group 2 mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the group 2 mortgage loans had gross margins ranging from 1.000% to 2.500%, maximum loan rates ranging from 10.250% to 12.375% and minimum loan rates ranging from 1.000% to

2.500%. As of the cut-off date, the weighted average gross margin was approximately 1.928%, the weighted average maximum loan rate was approximately 11.309% and the weighted average minimum loan rate was approximately 1.929% for all of the group 2 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 2 mortgage loan occurs in 120 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 2 mortgage loans occurs in approximately 107 months.

         As of the cut-off date none of the group 2 mortgage loans were delinquent. Since their date of origination. approximately 0.11% of the group 2 mortgage loans were delinquent for one payment period that did not exceed 30 days.

         Certain statistical characteristics of the group 2 mortgage loans, as of the cut-off date unless otherwise indicated, are set forth in the tables in Annex II to this prospectus supplement.

                             ADDITIONAL INFORMATION

         The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder and reports required under the pooling and servicing agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name.

         The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the loan groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing and Administration of the Trust--Evidence as to Compliance" in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as shall have been filed with the Securities and Exchange Commission and in each case as prepared and filed by the securities administrator will be posted on the securities administrator's internet web site (http://www.ctslink.com) as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. In addition, historical performance data with respect to the sponsor's previous securitization transactions may be found on the securities administrator's website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this website is not provided by the depositor and will not be deemed to be part of the prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.

                            MORTGAGE LOAN ORIGINATION

         The underwriting criteria under which the mortgage loans were originated by its correspondents (other than First Republic Bank or in the case of one mortgage loan, Countrywide Home Loans Inc.) or by the seller are described under "--The Seller's Underwriting Standards" below. As described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement, Thornburg Mortgage Home Loans, Inc., as seller, will make the representations and warranties regarding the mortgage loans described in that section to the depositor which will be assigned to the trust. In the event of a breach of a representation or warranty that materially and adversely affects the certificateholders, the seller will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

THE SELLER'S UNDERWRITING STANDARDS

General.

         Underwriting standards are applied by or on behalf of the seller to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

         When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the mortgage loans were available and the weighted average FICO score for those mortgage loans is provided in the mortgage loan tables under "The Mortgage Loan Groups--Mortgage Loan Statistics" in this prospectus supplement.

The Seller's Underwriting Process.

         General. The seller's underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable rate. With respect to all other interest only loans, the borrowers are qualified based on the seller's regular underwriting guidelines and the interest only payment called for by the note. On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A portion of the mortgage loans represent underwriting exceptions.

         Correspondent and Retail. Approximately 92.47% and 95.58% of the group 1 and group 2 mortgage loans, respectively, were generally originated or acquired in accordance with the seller's underwriting guidelines with respect to its correspondent channel, except in the case of two correspondents, First Republic Bank and Countrywide Home Loans Inc., which originate in accordance with their own underwriting criteria and guidelines which have been approved by the seller, and approximately 7.53% and 4.42% of the group 1 and group 2 mortgage loans, respectively, were originated in accordance with the seller's guidelines for its retail channel. The seller's underwriting guidelines for its correspondent and retail channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by the seller of all appraisal reports. The seller's underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to additional collateral mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, loans with loan-to-value ratios greater than 80% must either have mortgage insurance or additional collateral securing the loan. See "The Mortgage Loan Groups--Mortgage Loan Statistics--Additional Collateral Mortgage Loans" above.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         The mortgage loans were originated or acquired consistent with and generally conform to "full/alternate documentation," "stated income documentation," or "no ratio documentation" residential loan programs.

         For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

         For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

         For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

         Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

                             STATIC POOL INFORMATION

         Certain, static pool information may be found at http://www.credit-suisse.armt.static-pool.com in a file entitled "TMST 2006-2 Historical Deal Information1.pdf." Access to this Internet address is unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.

         Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed from one another and from the mortgage loans in the trust, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust.

                                 ISSUING ENTITY

         Thornburg Mortgage Securities Trust 2006-2 (the "issuing entity") is a statutory trust formed under the laws of the State of Delaware pursuant to (i) a trust agreement dated March 21, 2006, among the depositor, the trustee and the Delaware trustee and (ii) a certificate of trust filed with the Secretary of State of the State of

Delaware on March 21, 2006. The purposes, powers, separateness and other Delaware trust requirements are provided in the pooling and servicing agreement dated as of March 1, 2006, among the depositor, the sponsor, the master servicer, the securities administrator, the Delaware trustee and the trustee, (the "pooling and servicing agreement"). The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of Delaware. After its formation, the issuing entity will not engage in any activity other than (i) to issue the certificates and to sell the certificates to or at the direction of the depositor, (ii) with the proceeds of the sale of the certificates, to purchase the mortgage loans and all related assets, (iii) to enter into the pooling and servicing agreement and to perform its obligations thereunder, (iv) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (v) subject to compliance with the pooling and servicing agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the trust and making distributions to the certificateholders. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. In addition, the pooling and servicing agreement will include several separateness covenants, including covenants to not commingle assets with any other entity, to maintain its financial and accounting books and records separate from those of another entity, to pay its indebtedness, operating expenses and liabilities from its own funds and to not pay the indebtedness, operating expenses and liabilities of any other entity.

         The trustee, the Delaware trustee and the securities administrator, on behalf of the issuing entity, are only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without the amendment of the pooling and servicing agreement by holders of certificates and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement.

         The assets of the issuing entity will consist of the mortgage loans and certain related assets described under "The Pooling and Servicing
Agreement--General."

         The issuing entity's fiscal year end is December 31.

                             THE SPONSOR AND SELLER

         The sponsor and seller is Thornburg Mortgage Home Loans, Inc., a Delaware corporation. It was formed in 1999 and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

         The seller purchases and originates first-lien residential mortgage loans primarily for securitization. Prior to the formation of the seller and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the seller of the loans. The seller began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000. Except to the limited extent described below, the seller generally does not service loans but contracts with Cenlar FSB to service loans on its behalf.

         Although the seller securitized loans prior to 2001, the seller has been active as a sponsor in the securitization market since 2001. As of December 31, 2005, the seller has sponsored securitizations in excess of $21 billion of residential mortgage loans. It acquires residential mortgage loans through three separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines or principally in the case of First Republic Bank, that correspondent's underwriting guidelines, (2) through bulk purchases in the secondary market and (3) through its retail operations. It initiates the securitization of the loans it acquires by transferring the mortgage loans to an unaffiliated special purpose entity, such as the depositor in this securitization, which then transfers the loans to the issuing entity for the related securitization. The seller's securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

         The following table shows the break-down of loan acquisition by channel over the past three years.


                                                   Loan Acquisitions
                                                   -----------------
                                             (Dollar amounts in thousands)
                         Year ended December 31, 2005     Year ended December 31, 2004           Year ended December 31, 2003
                        -------------------------------    ------------------------------      ---------------------------------
                            Balance   Percent of Total         Balance   Percent of Total           Balance    Percent of Total
                        -----------         ----------    -------------          --------      ------------           ----------

Correspondent
  originations           $4,688,550             68.52%      $3,875,049             87.97%        $3,440,151             64.65%
Bulk acquisitions        $1,879,529             27.47%         $88,959              2.02%        $1,316,324             24.74%
Direct retail
  originations             $274,814              4.02%        $441,006             10.01%          $564,461             10.61%
                        -----------         ----------    -------------          --------      ------------           ----------
Total:                   $6,842,893            100.00%      $4,405,014            100.00%        $5,320,936            100.00%



         Of the mortgage loans in this securitization, 94.61% were acquired from correspondents and 5.39% were originated by the seller through its retail operations. None of the mortgage loans in this securitization were acquired through the bulk purchase program.

CORRESPONDENTS

         As of December 31, 2005, the seller had approximately 212 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by the seller, each correspondent must undergo an evaluation and training process and, unless the seller agrees otherwise, agree to be bound by the seller's Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, the seller conducts a review of the mortgage file to determine whether the mortgage loan meets the seller's underwriting standards or, in the case of First Republic Bank and Countrywide Home Loans Inc., that correspondent's underwriting guidelines, or whether an exception is warranted on a case by case basis. For a limited number of loans, the review process is conducted under the seller's supervision by one of its retail fulfillment vendors.

THE SELLER'S BULK PURCHASE PROGRAM

         In connection with its bulk purchase program, the seller conducts a loan documentation review of a portion of the mortgage loans to confirm adherence to the terms of the purchase agreement with the loan seller. Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective loan seller or other specified underwriting standards and guidelines. The reviewed loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose. Generally, certain loans are removed from a pool based upon the loan file reviews. All loans are current in payment as of the cut off date for the purchase and have good payment histories for at least the prior twelve months or since origination, whichever is less.

RETAIL CHANNEL/DIRECT LENDING

         Approximately 5.39% of the mortgage loans in this securitization were originated through the seller's retail channel. All transactions are initiated on the seller's website or through an "800" number. Borrowers are referred by financial planners, existing customers of the seller, or as a result of posting of the seller's rates on independent websites. Such mortgage loans are underwritten directly by the seller through its two retail fulfillment vendors according to the seller's underwriting standards (subject to any exceptions approved by the seller's underwriters on a case by case basis).

                                 THE DEPOSITOR

         Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings
(USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

         The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates. The mortgage loans will be acquired by the depositor directly or through one or more affiliates. During fiscal year 2005, the depositor and its affiliates securitized approximately $50 billion of residential mortgages.

         After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans other than the obligation to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended.

                         AFFILIATIONS AND RELATIONSHIPS

         The auction swap counterparty is an affiliate of the depositor and Credit Suisse Securities (USA) LLC, an underwriter. The yield maintenance counterparty is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

         The sponsor and seller, Thornburg Mortgage Home Loans, Inc., is a subsidiary of Thornburg Mortgage, Inc., the holder of the optional securities purchase right described under "The Pooling and Servicing Agreement--Optional Securities Purchase Right" and the entity required to purchase mortgage loans that are converted to fixed rate or modified in accordance with their terms.

         LaSalle Bank National Association and the seller are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the seller for certain residential mortgage loans originated by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by the seller to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

         Wells Fargo Bank, N.A. serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securitization industry.

         In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm's length basis.

                               THE MASTER SERVICER

         Wells Fargo Bank will act as master servicer under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer.

Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

         The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described under "Mortgage Loan Servicing--Servicing of the Mortgage Loans" below.

                                  THE SERVICERS

         The mortgage loans included in the trust will initially be serviced by Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, First Republic Bank, Countrywide Home Loans Servicing LP and Colonial Savings, F.A. (collectively, the "servicers"). Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, will service approximately 79.07% of the mortgage loans and First Republic Bank will service approximately 15.49% of the mortgage loans. No other entity is the servicer with respect to more than 10% of the mortgage loans.

         The information set forth in the following paragraphs has been provided by Thornburg Mortgage Home Loans, Inc., as the only servicer providing primary servicing for 20% or more of the mortgage loans in the trust.

THORNBURG MORTGAGE HOME LOANS, INC.

         Beginning in the middle of 2000, the seller began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the seller and those acquired with servicing rights, including certain of the mortgage loans in the trust, have been and will continue to be subserviced by Cenlar FSB in accordance with the seller's servicing guidelines on behalf of the seller acting as a servicer. Although Cenlar acts as the subservicer of the mortgage loans serviced by the seller as described below, the seller manages any REO property as described under "Mortgage Loan Servicing--Realization Upon Defaulted Mortgage Loans."

         The following table sets forth the number of mortgage loans and their principal balances serviced by the seller as of the dates indicated.

                      THORNBURG MORTGAGE HOME LOAN, INC.'S
           PORTFOLIO OF ONE-TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS
                                 (in thousands)

                                        AS OF                   AS OF                     AS OF
                                  DECEMBER 31, 2003       DECEMBER 31, 2004        DECEMBER 31, 2005
                                ----------------------  ---------------------   ----------------------
                                NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL    NUMBER      PRINCIPAL
                                  LOANS      BALANCE      LOANS      BALANCE    OF LOANS      BALANCE
                                ---------   ----------  ---------  -----------  --------    -----------
Total Portfolio............        10,223   $4,740,193     15,598   $7,243,436    18,070     $9,198,687


     Cenlar FSB

     Cenlar FSB ("Cenlar") is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08628, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

         Cenlar is primarily engaged in servicing and sub-servicing mortgage loans for approximately 80 clients that include banks, thrifts, credit unions, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan

Bank and the Veterans Administration. As of December 31, 2005, Cenlar serviced or sub-serviced approximately 275,000 loans with an aggregate principal balance in excess of $45 billion consisting of conventional, FHA and VA loans, for approximately 1,200 investors in all 50 states, the District of Columbia and the Virgin Islands.

         For 2005, Cenlar was rated by S&P as `Strong' and RPS3+ by Fitch. Cenlar also received recognition from Freddie Mac as a Premier Tier One Servicer.

         Servicing and sub-servicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans. Under its loan subservicing contract with the seller, Cenlar receives subservicing fees that are generally calculated based on the number of loans sub-serviced for the seller.

         Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers' sensitive personal financial information.

         Cenlar's sub-servicing activities for the seller include:

         (1) setting up and maintaining new loan production on Cenlar's system for mortgage loans which utilizes Fidelity Information Services, Inc. formerly known as ALLTEL Information Services, Inc. ("Fidelity") to perform data processing and management, and testing the validity and accuracy of designated data elements;

         (2) transferring loan data from a bulk seller's servicing system (if a loan is sold by the bulk seller servicing released) to Fidelity and verifying the quality of the data;

         (3) data integrity review of designated data elements for all loans added to Fidelity;

         (4) processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Fidelity, processing pay-off transactions and related satisfactions;

         (5) monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

         (6) processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

         (7) answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

         (8) remitting funds to the master servicer (or when applicable, the seller) and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

         (9) confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

         (10) transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

         (11)     processing loan modifications.

         When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

         If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae's Risk Profiler or Freddie Mac's Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

         Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Fidelity to Cenlar's predictive dialer. Follow-up letters are automatically based on defined parameters.

         Delinquent reports are generated after the end of each month for management review. Delinquent reports are also supplied to the seller, in its capacity as the servicer of the mortgage loans sub-serviced by Cenlar, and to the master servicer.

         Cenlar's loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the seller, in its capacity as the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower's financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

         When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar's foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

         Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

                             MORTGAGE LOAN SERVICING

SERVICING OF THE MORTGAGE LOANS

         The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreement either between the seller and the servicer or among the seller, the servicer and the master servicer (each, a "servicing agreement"). See "Servicing and Administration of the Trust--Servicing and Administrative Responsibilities" in this prospectus supplement.

         The trustee, on behalf of the trust, and the master servicer are either parties or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

         The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

         Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under "--Advances" below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer has the right to terminate such servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

         Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

SERVICING ACCOUNTS

         The servicing agreement entered into by Thornburg Mortgage Home Loans, Inc., First Republic Bank, Colonial Savings, F.A. and Countrywide Home Loans Servicing LP, as servicers, each provide that it will establish a servicing account in the name of the trust and other trusts as to which each will act as a servicer, their successors and assigns. On the 18th day of each month, or the next business day (or in some cases the preceding business day) if such 18th day is not a business day (the "servicer remittance date"), each servicer is required to remit the amounts on deposit in its servicing account to the securities administrator for deposit into the distribution account, which is maintained by the master servicer. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Advances."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for master servicing, the master servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust."

         Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the servicing fee rate and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing fees and the servicing fee rates are set forth under "Fees and Expenses of the Trust."

         As additional servicing compensation, each servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to Thornburg Mortgage Home Loans, Inc. as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement.

         The master servicing fees and the servicing fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

         The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust; provided, however, that unless such servicer has received the prior written consent of the master servicer, such servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

PREPAYMENT INTEREST SHORTFALLS

         When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a "prepayment interest shortfall." Any prepayment interest shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable servicer and is generally limited to the extent that such amount does not exceed the total of their respective servicing fees on the related mortgage loans for the applicable distribution date.

         Any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

ADVANCES

         Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

         The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

HAZARD INSURANCE

         To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related mortgage loan and
(ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in that program).

         The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The servicers make reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. The servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

         Prior to a foreclosure sale, the servicers perform a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. The servicers base the amount they will bid at foreclosure sales on this analysis.

         If the servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

         Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less trust expense fees and retained interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the mortgage loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the loan.

         Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

         The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

         The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

SERVICER DEFAULT

         If a servicer is in default in its obligations under the applicable servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the related servicing agreement and the pooling and servicing agreement.

AMENDMENT OF THE SERVICING AGREEMENTS

         Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the trustee and the master servicer. Such amendment shall not materially adversely affect the interest of the certificateholders.

                    SERVICING AND ADMINISTRATION OF THE TRUST

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

         The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust:

PARTY:                               RESPONSIBILITIES:
-----                                -----------------
SERVICERS             Performing the servicing functions with respect to the
                      mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

                      o collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account on the related servicer remittance date;

                      o collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                      o making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the servicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

                      o paying, as servicing advances, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

                      o providing monthly loan-level reports to the master servicer.

                      See "Mortgage Loan Servicing--Servicing of the Mortgage Loans," "--Advances," "--Hazard Insurance" and "--Collection of Taxes, Assessments and Similar Items."

MASTER SERVICER       Performing the master servicing functions in accordance
                      with the provisions of the pooling and servicing agreement and the servicing agreements, including but not limited to:

                      o monitoring each servicer's performance and enforcing each servicer's obligations under the related servicing agreement;

                      o collecting monthly remittances from each servicer for deposit in the distribution account on the related servicer remittance date;

                      o gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

                      o upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                      o upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement.

                      See "The Master Servicer" and "Mortgage Loan Servicing" above.

SECURITIES
ADMINISTRATOR         Performing the securities administration functions in
                      accordance with the provisions of the pooling and servicing agreement, including but not limited to:

                      o distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under "Descriptions of the Certificates--

PARTY:                               RESPONSIBILITIES:
-----                                -----------------
                               Priority of Distributions on the Certificates" on each distribution date;

                      o preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer and the yield maintenance counterparty;

                      o upon the failure of the master servicer to make any advance required under the pooling and servicing agreement, providing notice of such master servicer event of default to the trustee, the seller and the rating agencies;

                      o preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and

                      o preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust with respect to the certificates.

                      See "The Pooling and Servicing Agreement--The Securities Administrator" and "--Reports to Certificateholders" below.

TRUSTEE Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

                               o enforcing the obligations of each of the master servicer and the securities administrator under the pooling and servicing agreement;

                               o   examining certificates, statements and
                                   opinions required to be furnished to it to ensure they are in the form required under the pooling and servicing agreement;

                               o   upon the termination of the custodian,
                                   appointing a successor custodian;

                               o upon the occurrence of a master servicer event of default under the pooling and servicing agreement, providing notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

                               o upon the occurrence of a master servicer event of default under the pooling and servicing agreement, at its discretion (or if so directed by the certificateholders having not less than 51% of the voting rights applicable to the certificates), terminating the master servicer; and

                               o upon such termination of the master servicer under the pooling and servicing agreement, appointing a successor master servicer or succeeding as master servicer.

                      See "The Pooling and Servicing Agreement--The Trustee."

DELAWARE TRUSTEE      Performing certain limited trustee functions in
                      accordance with the provisions of the pooling and servicing agreement, including:

                               o accepting legal process served on the trust in the State of Delaware; and

                               o the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Statute.

CUSTODIAN             Performing the custodial functions in accordance with the
                      provisions of the pooling and servicing agreement, including but not limited to:

                               o holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.

PARTY:                               RESPONSIBILITIES:
-----                                -----------------
                      See "The Pooling and Servicing Agreement--The Trustee" below.

ACCOUNTS

         All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, before distribution thereof to the holders of certificates, be deposited in accounts established in the name of the trustee or, in the case of certain servicers, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in these accounts may be invested in the permitted investments described below by the party responsible for such account. The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:


     ACCOUNT:             RESPONSIBLE PARTY:                   APPLICATION OF ANY INVESTMENT EARNINGS:
     -------              -----------------                 --------------------------------------------

SERVICING ACCOUNTS            Servicer               Any investment earnings will be paid to the servicer and
                                                     will not be available for distribution to the holders of any certificates.

DISTRIBUTION ACCOUNT    Securities Administrator     Any investment earnings will be paid as compensation to the master servicer and to Thornburg Mortgage Home Loans, Inc.
                                                     and will not be available for distribution to the holders of any certificates.

YIELD MAINTENANCE       Securities Administrator     Amounts on deposit in the Yield Maintenance Account shall
  ACCOUNT                                            ot be invested and shall not be held in an interest-bearing account; therefore, the Yield Maintenance Account will not produce any investment income and no investment income will be available for retention or distribution.

FINAL MATURITY          Securities Administrator     Any investment earnings will remain in the Final Maturity
  RESERVE ACCOUNT                                    Reserve Account and if not used to make payments to the
                                                     holders of the other classes of certificates, shall be for the benefit of, and be available for distribution to, the
                                                     holder of the Class I Certificates.



         If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

         Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by the rating agencies rating the certificates;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer or an affiliate thereof having the highest applicable rating from each rating agency rating such funds; and

                  (vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement will provide that on or before March 15 of each year, including periods of grace, beginning in March of 2007, each servicer will, or will cause a subservicer to, provide to the master servicer and certain other parties (if specified in the related servicing agreement), a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that on or before March 15 of each year, including periods of grace, beginning in March 2007 for the period specified in the pooling and servicing agreement, (1) the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria if the trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

         Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

         Each servicing agreement will also provide for delivery to the master servicer and certain other parties (if specified in the related servicing agreement) on or before March 15 of each year, including periods of grace, beginning in March of 2007, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer of the servicer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

         Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer". These items will also be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

EXAMPLE OF DISTRIBUTIONS

         The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the trust accounts, and distributions on the certificates for the distribution date in May 2006:



April 2 through
   May 1.................  Due Period:                          Payments due during the related Due Period (April 2 through May 1)
                                                                from borrowers will be deposited in each servicer's servicing account as received and will include scheduled principal payments and interest payments due during the related due period.
April 1 through
   April 30..............  Prepayment Period for partial and    Partial principal prepayments received by any servicer and
                           full prepayments received from       principal prepayments in full received by any servicer during the
                           mortgage loans:                      related prepayment period (April 1 through April 30) will be deposited into such servicer's servicing account for remittance to the master servicer on the servicer remittance date (May 18).
April 30 or
   May 24................  Record Date:                         Distributions will be made to certificateholders of record for all classes of offered certificates except for the auction
                                                                certificates, as of the close of business on the last business day of the month immediately before the month in which the distribution date occurs and, to the certificateholders of record for the auction certificates, as of the business day immediately preceding the distribution date, so long as such certificates remain in book-entry form; and otherwise the record date shall be the same as for the other offered certificates.

May 18...................  Servicer Remittance Date:            The servicers will remit collections and recoveries in respect of the mortgage loans to the distribution account on or prior to the
                                                                18th day of each month (or if the 18th day is not a business day, the next succeeding business day or, in certain cases, if such 18th day is not a business day, the business day immediately prece such 18th day) as specified in the related servicing agreement.


May 25...................  Distribution Date:                   On the 25th day of each month (or if the 25th day is not a business day, the next business day), the securities administrator will make distributions to certificateholders from amounts on deposit in the distribution account.

         Succeeding months follow the same pattern.

                         FEES AND EXPENSES OF THE TRUST

         In consideration of their duties on behalf of the trust, the servicers, the master servicer, the securities administrator, the trustee and the custodian will receive from the assets of the trust certain fees as set forth in the following table:



                             FREQUENCY                                                             HOW AND WHEN
FEE PAYABLE TO:              OF PAYMENT:                AMOUNT OF FEE:                             FEE IS PAID:
-----------------          --------------        -------------------------------              -------------------------
Servicers                  monthly               For each mortgage loan, a                    Deducted by each servicer
                                                 monthly fee paid to the                      from the related
                                                 related servicer out of                      servicing account in
                                                 interest collections received                respect of each mortgage
                                                 from the related mortgage loan               loan serviced by that
                                                 calculated on the outstanding                servicer, before payment
                                                 principal balance of each                    of any amounts to
                                                 mortgage loan at, in the case                certificateholders.
                                                 of (a) approximately 87.17% of
                                                 the mortgage loans, 0.25% per
                                                 annum for each mortgage loan
                                                 and (b) approximately 12.83%
                                                 of the mortgage loans, 0.25%
                                                 per annum for each mortgage
                                                 loan until the first
                                                 adjustment date and 0.375% per
                                                 annum for each mortgage loan
                                                 thereafter.

                                                 In addition, Thornburg                       Distributed by the master
                                                 Mortgage Home Loans, Inc. will               servicer to Thornburg
                                                 receive all investment                       Mortgage Home Loans, Inc.
                                                 earnings on amounts on deposit
                                                 in the distribution account
                                                 other than the amount retained
                                                 by the master servicer as
                                                 described immediately below
                                                 and any prepayment penalty
                                                 amounts that are not retained
                                                 by a primary servicer.

Master Servicer            monthly               A monthly fee equal to 0.0125%               The monthly fee will be
                                                 per annum of the outstanding                 deducted by the master
                                                 principal balance of each                    servicer from the
                                                 mortgage loan together with                  distribution account
                                                 the investment earnings on                   before payment of any
                                                 amounts on deposit in the                    amounts to
                                                 distribution account for one                 certificateholders.
                                                 business day.


         The fees of the securities administrator and the trustee, in its capacity as trustee and custodian, are paid separately by the master servicer and are not obligations of the trust. The fees of the Delaware trustee are paid separately by the seller and are not obligations of the trust.

         The servicing fees are subject to reduction as described above under "Mortgage Loan Servicing--Prepayment Interest Shortfalls." The servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee will be entitled to be reimbursed by the trust for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

         None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

         To the extent the servicers, the custodian, the master servicer, the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

         Thornburg Mortgage Securities Trust 2006-2 will issue the following classes of senior certificates:

               o    the Class A-1-A Certificates,

               o    the Class A-1-B Certificates,

               o    the Class A-1-C Certificates,

               o    the Class A-2-A Certificates,

               o    the Class A-2-B Certificates,

               o    the Class A-2-C Certificates,

               o    the Class A-X-1 Certificates,

               o    the Class A-X-2 Certificates, and

               o    the Class A-R Certificate,

in addition to the following classes of subordinate certificates:

               o    the Class B-1 Certificates,

               o    the Class B-2 Certificates,

               o    the Class B-3 Certificates,

               o    the Class B-4 Certificates,

               o    the Class B-5 Certificates, and

               o    the Class B-6 Certificates.

         In addition, the Thornburg Mortgage Securities Trust 2006-2 will issue the Class I Certificates. Only the senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates are offered by this prospectus supplement and the accompanying prospectus.

         Payments of principal and/or interest on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-X-1 and Class A-R Certificates (collectively referred to herein as the "group 1 certificates") will primarily be based on collections from the group 1 mortgage loans. Payments of principal and/or interest on the Class A-2-A, Class A-2-B, Class A-2-C and Class A-X-2 Certificates (collectively referred to herein as the "group 2 certificates") will primarily be based on collections from the group 2 mortgage loans. Payments of principal and interest on the subordinate certificates will be based on collections from both loan groups.

         The classes of offered certificates will have the respective initial certificate principal balances set forth on page S-5. THE INITIAL CERTIFICATE PRINCIPAL BALANCES OR CERTIFICATE NOTIONAL AMOUNT OF THE CERTIFICATES MAY VARY IN THE AGGREGATE BY PLUS OR MINUS 5%. On any date subsequent to the closing date, the certificate principal balance of a class of certificates (other than the Class A-X-1 and Class A-X-2 Certificates) will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal of that class and all realized losses applied in reduction of principal of that class on all prior distribution dates; provided, however, that on any distribution date the certificate principal balance of a class of certificates to which realized losses have been allocated (including any such class of certificates for which the certificate principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the certificate principal balance of the class of senior certificates of the related loan group, up to the amount of realized losses previously allocated to reduce the certificate principal balance of such class of certificates, (b) second, the certificate principal balance of each remaining class of senior certificates, pro rata, based upon and up to the amount of realized losses previously allocated to reduce the certificate principal balance or balances of such certificates, and (c) third, the certificate principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of realized losses previously allocated to reduce the certificate principal balance of each such class of certificates and, in each case, not previously reimbursed. On each date subsequent to the closing date, the certificate notional amounts of the Class A-X-1 and Class A-X-2 Certificates will be calculated as described under "--Interest--Calculation of Interest" below.

         The classes of offered certificates will have the respective pass-through rates described under "--Interest--Pass-Through Rates" below.

         The Class B-4, Class B-5, Class B-6 and the Class I Certificates are not offered by this prospectus supplement. The initial certificate principal balances of the Class B-4, Class B-5 and Class B-6 Certificates will be approximately $3,316,000, $2,843,000 and $2,367,651, respectively, subject to the 5% percent variance described above. The pass-through rates for the Class B-4, Class B-5 and Class B-6 Certificates will be equal to the pass-through rate on the Class B-1, Class B-2 and Class B-3 Certificates. The Class I Certificates do not have a principal balance or bear interest.

         The offered certificates other than the Class A-R Certificate will be issued in book-entry form as described under "--Book-Entry Registration and Definitive Certificates" below. The offered certificates other than the Class A-X-1, Class A-X-2 and Class A-R Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof; provided, that, such certificates must be purchased in minimum total investments of at least $100,000. The Class A-X-1 and Class A-X-2 Certificates will be issued in minimum notional amounts of $100,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single certificate with a denomination of $100 in physical form.

         The assumed final maturity date for a class of certificates is the distribution date in the first month following the month of the latest scheduled maturity date of the latest maturing thirty-year mortgage loan in the trust. The assumed final maturity date for each class of the offered certificates (other than the Class A-X-1 and Class A-X-2 Certificates) is the distribution date in April 2036. The final maturity date for the Class A-X-1 and Class A-X-2 Certificates is the distribution date in March 2009.

         Distributions on the offered certificates will be made by the securities administrator on each distribution date, beginning in April 2006, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the offered certificates other than the auction certificates is the last business day of the month immediately preceding the month in which that distribution date occurs and, with respect to the auction certificates, is the business day immediately preceding that distribution date, so long as such certificates remain in book-entry form; and otherwise the record date shall be the same as for the other offered certificates.

BOOK-ENTRY REGISTRATION

         The offered certificates, other than the Class A-R Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of The Depository Trust Company ("DTC"), and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

         The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described below.

         Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

         For a description of the procedures applicable to the DTC registered certificates, see "Description of the Securities--Form of Certificates" in the prospectus.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

o DTC or the depositor advises the securities administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the securities administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

         In the case of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the securities administrator will issue the definitive certificates. After that, the securities administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

         According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PRIORITY OF DISTRIBUTIONS ON THE CERTIFICATES

         As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds from each loan group (and, solely in the case of distributions under clause third of priority (1) below, amounts received from the yield maintenance agreement for the related group) will be made in the following order of priority:


        (1)    with respect to the Available Funds from each loan group:

               first,     on the distribution date in March 2016 and on each distribution date thereafter, for deposit in to the final maturity reserve account, the final maturity reserve amount for the related loan group;

               second,    current interest on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B, Class A-2-C,
                          Class A-X-1 and Class A-X-2 and Class A-R Certificates, on a pro rata basis with respect to each class of certificates related to the same loan group; provided, however, that any shortfall in Available Funds for the related loan group will be allocated among the classes of senior certificates relating to such loan group on a pro rata basis; provided, further, for purposes of computing current interest at this priority on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates, the
                          pass-through rates of each such class shall be deemed subject to a cap equal to the net WAC (as defined below) of the related loan group, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period; and

               third,     from funds provided under the related Yield Maintenance Agreement, first, to the Class A-1-A, Class
                          A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates, on a pro rata basis with respect to each class of certificates related to the same loan group, any amount of current interest not paid to such classes in clause second of priority (1) above up to their respective pass-through rates and second, any remaining amount received under the Yield Maintenance Agreement related to the group 1 certificates will be distributed to the Class A-X-1 Certificates and any remaining amount received under the Yield Maintenance Agreement related to the group 2 certificates will be distributed to the Class
                          A-X-2 Certificates;

               fourth,    principal of the related class of senior certificates in the following manner:

                          (a) in the case of the group 1 certificates (other than the Class A-X-1 Certificates) concurrently, in proportion to their respective certificate principal balances, as follows:

                                  (i) to the Class A-R Certificates

                                  (ii) to the Class A-1-A, Class A-1-B and Class A-1-C Certificates as follows:

                                       pro rata to the

                                          (A) Class A-1-A Certificates and

                                          (B) Class A-1- B and Class A-1-C Certificates, sequentially, in that order in each case until their respective certificate principal balances have been reduced to zero;
                                       and

                          (b) in the case of the group 2 certificates (other than the Class A-X-2 Certificates), concurrently, in proportion to their respective certificate principal balances, until their respective certificate principal balances have been reduced to zero;

        (2)    with respect to all remaining Available Funds for all loan groups:

               first,     current interest on, and then principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates, subject to certain limitations described under "--Principal" below; and

               second,    the Class A-R Certificate.

         The priority of distributions described above will be subject to change if a loan group is subject to rapid prepayments or disproportionately high realized losses, as described under "--Limited Cross-Collateralization" below.

         For purposes of determining the amount of current interest to be distributed pursuant to clause second of priority (1), the "net WAC" of a loan group for any distribution date is equal to the weighted average of the net loan rates of the mortgage loans in that loan group, as of the first day of the related Due Period (or, in the case of the first distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).

         The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee, any retained interest, and after March 2016, the related Final Maturity Reserve Rate, are calculated.

INTEREST

         Calculation of Interest. On each distribution date, each class of certificates will be entitled to receive, to the extent of funds available, an amount allocable to interest ("current interest") for the related interest accrual period equal to

               o interest at the applicable pass-through rate on the certificate principal balance or certificate notional amount, as applicable, immediately prior to such distribution date, of that class plus

               o unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

         The interest accrual period for the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for the Class A-X-1, Class A-X-2 and Class A-R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

         Interest on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Interest on the Class A-X-1, Class A-X-2 and Class A-R Certificates and the subordinate certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

         The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See "--Net Interest Shortfall" below.

         The certificate notional amount of the Class A-X-1 Certificates with respect to any distribution date on or prior to the distribution date in March 2009 will equal the aggregate certificate principal balances of the Class A-1-A, Class A-1-B and Class A-1-C Certificates immediately before such distribution date. The initial Class A-X-1 certificate notional amount will be approximately $287,316,000. After the distribution date in March 2009, the certificate notional balance of the Class A-X-1 Certificate will equal zero.

         The certificate notional amount of the Class A-X-2 Certificates with respect to any distribution date on or prior to the distribution date in March 2009 will equal the certificate principal balance of the Class A-2-A, Class A-2-B and Class A-2-C Certificates immediately before such distribution date. The initial Class A-X-2 certificate notional amount will be approximately $627,043,000. After the distribution date in March 2009, the certificate notional balances of the Class A-X-1 and Class A-X-2 Certificates will equal zero.

         Pass-Through Rates. The pass-through rates of the certificates for any distribution date are calculated as described below.

         The "pass-through rate" of the Class A-1-A Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.11% per annum (the "Class A-1-A Margin"). On all distribution dates after the Auction Distribution Date, the "pass-through rate" of the Class A-1-A Certificates on any distribution date will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 1, less, on and after the distribution date in March 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates. The pass-through rate for the Class A-1-A Certificates for the first accrual period will be equal to an annual rate of approximately 4.933%.

         The "pass-through rate" of the Class A-1-B Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.05% per annum (the "Class A-1-B Margin"). On all distribution dates after the Auction Distribution Date, the "pass-through rate" of the Class A-1-B Certificates on any distribution date will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 1, less, on and after the distribution date in March 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates. The pass-through rate for the Class A-1-B Certificates for the first accrual period will be equal to an annual rate of approximately 4.873%.

         The "pass-through rate" of the Class A-1-C Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.12% per annum (the "Class A-1-C Margin"). On all distribution dates after the Auction Distribution Date, the "pass-through rate" of the Class A-1-C Certificates on any distribution date will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 1, less, on and after the distribution date in March 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates. The pass-through rate for the Class A-1-C Certificates for the first accrual period will be equal to an annual rate of approximately 4.943%.

         The "pass-through rate" of the Class A-2-A Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.11% per annum (the "Class A-2-A Margin"). On all distribution dates after the Auction Distribution Date, the "pass-through rate" of the Class A-2-A Certificates on any distribution date will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 2, less, on and after the distribution date in March 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates. The pass-through rate for the Class A-2-A Certificates for the first accrual period will be equal to an annual rate of approximately 4.933%.

         The "pass-through rate" of the Class A-2-B Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.11% per annum (the "Class A-2-B Margin"). On all distribution dates after the Auction Distribution Date, the "pass-through rate" of the Class A-2-B Certificates on any distribution date will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 2, less, on and after the distribution date in March 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates. The pass-through rate for the Class A-2-B Certificates for the first accrual period will be equal to an annual rate of approximately 4.933%.

         The "pass-through rate" of the Class A-2-C Certificates on any distribution date on or before the Auction Distribution Date will be the sum of
(i) LIBOR and (ii) 0.18% per annum (the "Class A-2-C Margin"). On all distribution dates after the Auction Distribution Date, the "pass-through rate" of the Class A-2-C Certificates on any distribution date will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 2, less, on and after the distribution date in March 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates. The pass-through rate for the Class A-2-C Certificates for the first accrual period will be equal to an annual rate of approximately 5.003%.

         The "pass-through rate" of the Class A-X-1 Certificates on any distribution date on or before the Auction Distribution Date will be an annual rate equal to the excess of (a) the net WAC applicable to loan group 1 over (b) the weighted average of the pass-through rate of the Class A-1-A, Class A-1-B and Class A-1-C Certificates, weighted on the basis of their respective certificate principal balances immediately before such distribution date and computed for this purpose as though it were subject to a cap equal to the net WAC applicable to loan group 1 and adjusted by multiplying such weighted average by a fraction, the numerator of which is the actual number of days in the applicable accrual period and the denominator of which is 30. The pass-through rate for the Class A-X-1 Certificates for the first accrual period will be equal to an annual rate of approximately 1.412%. The Class A-X-1 Certificates will not be entitled to any interest distributions on any distribution date after the Auction Distribution Date.

         The "pass-through rate" of the Class A-X-2 Certificates on any distribution date on or before the Auction Distribution Date will be an annual rate equal to the excess of (a) the net WAC applicable to loan group 2 over (b) the weighted average of the pass-through rates of the Class A-2-A, Class A-2-B and Class A-2-C Certificates, weighted on the basis of their respective certificate principal balances immediately before such distribution date and computed for this purpose as though it were subject to a cap equal to the net WAC applicable to loan group 2 and adjusted by multiplying such weighted average by a fraction, the numerator of which is the actual number of days in the applicable accrual period and the denominator of which is 30. The pass-through rate for the Class A-X-2 Certificates for the first accrual period will be equal to an annual rate of approximately 1.572%. The Class A-X-2 Certificates will not be entitled to any interest distributions on any distribution date after the Auction Distribution Date.

         The "pass-through rate" of the Class A-R Certificate on any distribution date will be equal to the net WAC applicable to loan group 1. The pass-through rate for the Class A-R Certificate for the first accrual period will be equal to an annual rate of approximately 5.675%.

         The "pass-through rate" of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates on any distribution date will be equal to the weighted average (weighted on the basis of the related Subordinate Component for each loan group) of the net WAC applicable to each loan group, less on and after the distribution date in March 2016, the related Final Maturity Reserve Rate. The pass-through rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for the first accrual period will be equal to an annual rate of approximately 5.794%.

         Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under "--Calculation of Interest" above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) by both loan groups, in the case of the subordinate certificates. For each distribution date and loan group, the "net interest shortfall" will be equal to the sum of

               o the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related group during the preceding calendar month exceeds the

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                    compensating interest paid by the related servicers or the master servicer for the related distribution date as described under "The Servicers--Prepayment Interest Shortfalls," plus

               o the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Relief Act.

         See "Certain Legal Aspects of the Mortgage Loans and Contracts-- Servicemember Civil Relief Act" in the prospectus and "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

         The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates entitled to receive distributions of interest on such distribution date from such loan group, based on (a) in the case of the Group 1 Certificates (other than the Class A-R Certificates), the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to the group 1 mortgage loans on that distribution date, (b) in the case of the Group 2 Certificates, the amount of interest the respective classes of Certificates would otherwise be entitled to receive from the group 2 mortgage loans on that distribution date and (c) in the case of the subordinate certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to each loan group, in each case before taking into account any reduction in those amounts due to the net interest shortfall; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

         If on any distribution date, Available Funds for a loan group in the distribution account applied in the order described under "--Priority of Distributions on the Certificates" above are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month or if the Yield Maintenance Counterparty defaults under either Yield Maintenance Agreement, as described under "--The Yield Maintenance Agreements" below. Any unpaid interest amount so carried forward will not bear interest.

         The Yield Maintenance Agreements. On the closing date, the securities administrator will enter into two yield maintenance agreements (the "Yield Maintenance Agreements") with the Yield Maintenance Counterparty (as defined below). The securities administrator will establish an account (the "Yield Maintenance Account") consisting of two sub-accounts, which will be an asset of the trust. The securities administrator will deposit into each sub-account amounts received by it pursuant to the related Yield Maintenance Agreement. One Yield Maintenance Agreement will relate to the Class A-1-A, Class A-1-B and Class A-1-C Certificates, and the other will relate to the Class A-2-A, Class A-2-B and Class A-2-C Certificates (the "Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates are collectively referred to herein as the "Yield Maintained Certificates"). Each class of Yield Maintained Certificates will be entitled to payments only from the Yield Maintenance Agreement related to such class of certificates.

         On each distribution date, payments under the related Yield Maintenance Agreement for each of the Yield Maintained Certificates will be made based on an amount equal to the product of (i) the excess, if any, of (x) LIBOR over (y) the applicable strike rate, (ii) the applicable yield maintenance scheduled balance and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360. The aggregate of all payments made on a distribution date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a "Yield Maintenance Payment."

         The "Yield Maintenance Scheduled Balance" with respect to each Yield Maintenance Agreements for each applicable distribution date will be equal to the aggregate certificate principal balance of the related Yield Maintained Certificates for the immediately preceding distribution date, after giving effect to distributions on such distribution date (or as of the closing date for the first distribution date).

         The Strike Rate for the Yield Maintenance Agreement relating to the Class A-1-A, Class A-1-B and Class A-1-C Certificates will equal the excess of
(i) the lesser of (a) the product of 4.363% multiplied by 30 divided by the actual number of days in the interest accrual period and (b) the product of the net WAC of the mortgage loans in loan group 1 as of the first day of the related due period (or, in the case of the first distribution date, the cut-off date) multiplied by 30 divided by the actual number of days in the interest accrual period, over (ii) the weighted average of the Class A-1-A Margin, the Class A-1-B Margin and the Class A-1-C Margin (weighted on the basis of the related certificate's principal balance for the immediately preceding distribution date, after giving effect to distributions on such distribution date, or as of the closing date for the first distribution date).

         The Strike Rate for Yield Maintenance Agreement relating to the Class A-2-A, Class A-2-B and Class A-2-C Certificates will equal the excess of (i) the lesser of (a) the product of 4.988% multiplied by 30 divided by the actual number of days in the interest accrual period and (b) the product of the net WAC of the mortgage loans in loan group 2 as of the first day of the related due period (or, in the case of the first distribution date, the cut-off date) multiplied by 30 divided by the actual number of days in the interest accrual period, over (ii) the weighted average of the Class A-2-A Margin, the Class A-2-B Margin and the Class A-2-C Margin (weighted on the basis of the related certificate's principal balance for the immediately preceding distribution date, after giving effect to distributions on such distribution date, or as of the closing date for the first distribution date).

         After the distribution date in March 2009, the Yield Maintenance Scheduled Balance with respect to each Yield Maintenance Agreement will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

         The Yield Maintenance Counterparty. The yield maintenance counterparty is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the yield maintenance counterparty are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the yield maintenance counterparty are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch, Inc. Except for the information provided in this paragraph, neither the yield maintenance counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. The yield maintenance counterparty is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

         As of the cut-off date, the Yield Maintenance Counterparty, together with its affiliates, will have an aggregate significance percentage of less than 10% with respect to the applicable certificates.

         The Yield Maintenance Agreements are terminable by the trust or the Yield Maintenance Counterparty following the occurrence of certain specified events of default, including failure of the Yield Maintenance Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency -Cross-Border). In addition, upon a ratings downgrade of the Yield Maintenance Counterparty below the levels specified in the Yield Maintenance Agreements, the Yield Maintenance Counterparty may be required to post collateral or assign the Yield Maintenance Agreements to another counterparty if specified in the related Yield Maintenance Agreement.

         Determination of LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period up to and including the interest accrual period applicable to the Auction Distribution Date (each such date, a "LIBOR Determination Date"), the securities administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

         The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

         A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

         With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the securities administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the securities administrator will designate an alternative index that has performed, or that the securities administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

         The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator's calculation of the pass-through rates applicable to the certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

         LIBOR for the first distribution date will be determined two business days prior to the closing date.

PRINCIPAL

         General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) and the subordinate certificates.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount with respect to each loan group will be applied as principal to the related class or classes of senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) and to the subordinate certificates in respect of the related Subordinate Component.

         Senior Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount for each loan group, will be distributed as principal of the related class or classes of senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) as follows:

               o with respect to group 1 certificates, first, to the Class A-R Certificates, until their certificate principal balance has been reduced to zero and second, concurrently, in proportion to their respective certificate principal balances, as follows: (i) to the Class A-1-A Certificates and (ii) to the Class A-1-B and Class A-1-C Certificates, sequentially, in that order, in each case until their respective certificate principal balances have been reduced to zero; and

               o with respect to the group 2 certificates, concurrently, in proportion to their respective certificate principal balances, until their respective certificate principal balances have been reduced to zero.

         The amount of principal available for distributions to the senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) for a loan group may be increased if such loan group is experiencing rapid prepayments or disproportionately high realized losses, as described under "--Limited Cross-Collateralization" below.

         If on any distribution date a Senior Termination Date has occurred with respect to one loan group, the Senior Principal Distribution Amount for the remaining senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) will be calculated pursuant to the above formula based on all of the mortgage loans, as opposed to the mortgage loans in the related loan group only.

         If on any distribution date the allocation to the class or classes of senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding certificate principal balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related certificate principal balance(s) to zero.

         Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each class of subordinate certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective certificate principal balance) for each loan group, in each case to the extent of the amount available from Available Funds for distribution of principal on that class, as described under "--Priority of Distributions on the Certificates" above. Distributions of principal on the subordinate certificates will be made on each distribution date to the classes of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date.

         The amount of principal available for distribution to the subordinate certificates may be reduced if a loan group experiences rapid prepayments or disproportionately high realized losses, as described under "--Limited Cross-Collateralization" below.

         Under the definition of Subordinate Principal Distribution Amount, the subordinate certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for the related distribution date. Until the distribution date in April 2013, the Subordinate Prepayment Percentage will generally equal zero unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

         With respect to each class of subordinate certificates, if on any distribution date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all classes of subordinate certificates which have higher numerical class designations than that class is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of subordinate certificates, pro rata, based upon their respective certificate principal balances.

         The approximate Original Applicable Credit Support Percentages for the subordinate certificates on the date of issuance of the certificates are expected to be as follows:

                      Class B-1.....................3.50%
                      Class B-2.....................2.10%
                      Class B-3.....................1.40%
                      Class B-4.....................0.90%
                      Class B-5.....................0.55%
                      Class B-6.....................0.25%

         Limited Cross-Collateralization.

         Cross-Collateralization Due to Rapid Prepayments in a Loan Group. The priority of distributions of principal prepayments will change in the case where one loan group or both loan groups are experiencing rapid prepayments provided all the following conditions are met:

         o the aggregate certificate principal balance of the senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) related to a loan group or loan groups have been reduced to zero;

         o the distribution date is prior to the Senior Credit Support Depletion Date; and

         o either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate certificate principal balance of the subordinate certificates, is greater than or equal to 50%.

         When all of these three conditions are satisfied, all principal prepayments received with respect to the mortgage loans in a loan group relating to the senior certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) related to other loan group (pro rata based on their certificate principal balances) rather than applied as a principal distribution to the subordinate certificates. Such principal prepayments would be distributed in the same priority as such certificates would receive other distributions of principal.

         Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group. If, on any distribution date, the aggregate certificate principal balance of the senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates related to such loan group, the "undercollateralized group," and the senior certificates related to the other loan group, the "overcollateralized group"), then the priority of distributions described in this prospectus supplement will be altered as follows:

         The Available Funds for the overcollateralized group, to the extent remaining following distributions of interest and principal to the related senior certificates of such loan group will be paid in the following priority:

         o first, up to an amount necessary to equal, for the undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized group will be distributed to the senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) related to such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

         o second, any remaining amount will be distributed pursuant to paragraph (2) under "--Priority of Distributions on the Certificates" in this prospectus supplement.

         On each distribution date, the "accrued interest amount" for an undercollateralized group will equal one month's interest on the applicable principal deficiency amount at the pass-through rate of the related certificates, plus any shortfall of interest on the senior certificates of such undercollateralized group from prior distribution dates, pro rata in proportion to the accrued interest amounts.

         On each distribution date, the "principal deficiency amount" for an undercollateralized group will equal the excess of the aggregate certificate principal amount of the senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

FINAL MATURITY RESERVE TRUST

         On the Closing Date, pursuant to the pooling and servicing agreement a separate trust will be established (the "Final Maturity Reserve Trust"), the sole asset of which will be a separate account (the "Final Maturity Reserve Account") and the funds therein. Beginning on the distribution date in March 2016 and on each distribution date up to and including the earlier of the distribution date in April 2036 or the termination of the trust, the securities administrator will deposit in the Final Maturity Reserve Account the Final Maturity Reserve Amount (as defined in the Glossary below) for each distribution date and each loan group from the Available Funds as set forth under "--Priority of Distributions on the Certificates."

         On the earlier of the distribution date in April 2036 and the termination of the trust, all amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificateholders other than the Class A-X-1 and Class A-X-2 Certificateholders. It is intended that these amounts together with the other available funds will be sufficient to retire the offered certificates and the Class B-4, Class B-5 and Class B-6 Certificates on the final scheduled distribution date, even though mortgage loans having 40-year terms to maturity may remain outstanding. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed as described below. The Final Maturity Reserve Trust will terminate upon the earlier of (a) the termination of the trust and (b) the distribution date occurring in April 2036.

         Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

         Application of Amounts on Deposit in the Final Maturity Reserve Account. On the earlier of the distribution date in April 2036 and the termination of the trust, funds on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

                  (1) to the senior certificates (other than the Class A-X-1 and Class A-X-2 and Class A-R Certificates), concurrently, in proportion to their respective certificate principal balances, after giving effect to principal distributions on such distribution date (as described under "--Priority of Distributions" above), in reduction of their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

                  (2) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order, after giving effect to principal distributions on such distribution date (as described under "--Priority of Distributions on the Certificates" above), in reduction of their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

                  (3) to the offered certificates (other than the Class A-X-1, Class A-X-2 and Class A-R Certificates) and the Class B-4, Class B-5 and Class B-6 Certificates, any current interest for each such class remaining unpaid on such distribution date (as described under "--Priority of Distributions on the Certificates" above); and

                  (4) to the extent of the remaining Final Maturity Reserve Amount after payment pursuant to clauses (1) through (3) above, to the Class I Certificates as described in the pooling and servicing agreement.

ALLOCATION OF LOSSES

         On each distribution date, the principal portion of all realized losses with respect to the mortgage loans in either loan group will be allocated first to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the certificate principal balances of the respective classes of subordinate certificates have been reduced to zero, and then to the related class or classes of senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates) on a pro rata basis, until their respective certificate principal balances have been reduced to zero; provided that with respect to the Class A-2-A, Class A-2-B and Class A-2-C Certificates, the pro rata portion of any realized losses attributable to the group 2 mortgage loans otherwise allocable to the Class A-2-B and Class A-2-C Certificates will be allocated entirely to the Class A-2-C Certificates until their certificate principal balance has been reduced to zero before any such realized losses are allocated to the Class A-2-B Certificates. If on any distribution date the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

         On each distribution date and with respect to each mortgage loan group, the interest portion of realized losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the subordinate certificates are reduced to zero, to the related class of senior certificates (other than the Class A-X-1 and Class A-X-2 Certificates).

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

         The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against realized losses. Realized losses will be allocated to the class of subordinate certificates then outstanding with the highest numerical class designation.

MANDATORY AUCTION OF THE AUCTION CERTIFICATES

         Prior to the distribution date in March 2009 (the "Auction Distribution Date"), Wells Fargo Bank, as securities administrator (in this capacity, the "Auction Administrator"), will auction the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B and Class A-2-C Certificates (the "Auction Certificates") to third-party investors.

         ON THE AUCTION DISTRIBUTION DATE, EACH CLASS OF AUCTION CERTIFICATES STILL OUTSTANDING WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS. In the event that the certificates are held in book-entry form, the Auction Administrator will direct DTC to transfer the Auction Certificates from the holders to the applicable third-party investors. In the event that the Auction Certificates are no longer held in book-entry form, the holders of each class of Auction Certificates will be required to deliver their certificates to the securities administrator for transfer to third-party investors or, if not so delivered, the securities administrator will deem those certificates cancelled and will issue new certificates to the third-party investors. After distribution of Available Funds by the securities administrator on the Auction Distribution Date under "--Priority of Distributions on the Certificates" on the Auction Distribution Date, the Auction Administrator will distribute to the holders of each class of Auction Certificates the Par Price (as defined below) for such certificates (to the extent that amount is received from the third-party investors who purchased that class of certificates at auction and, if applicable, from Credit Suisse International (the "Auction Swap Counterparty") pursuant to the Auction Swap Agreement (as defined below)). The Par Price due to the holders of any cancelled, but not surrendered Auction Certificates no longer held in book-entry form will be paid only upon surrender of those certificates, without any accrued interest on the Par Price from the Auction Distribution Date.

         On or before the Closing Date, the Auction Administrator will enter into an auction swap contract (the "Auction Swap Agreement") with the Auction Swap Counterparty. Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each class of Auction Certificates; and the Auction Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each class of Auction Certificates. A separate auction will be held for each class of Auction Certificates and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each class. In the event that all or a portion of a class of Auction Certificates is not sold in the auction, the Auction Proceeds for such unsold certificates will be deemed to be zero and the Auction Swap Counterparty will pay the Auction Administrator the entire outstanding principal balance of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date, in exchange for such certificates.

         The "Auction Proceeds" is for each class of Auction Certificates, the proceeds from the sale of such Auction Certificates by the Auction Administrator to third-party investors.

         The "Par Price" is the certificate principal balance of the applicable Auction Certificates after application of all principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date.

         The Auction Swap Counterparty is Credit Suisse International. Credit Suisse International ("CSi") was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Market Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International." Effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were renamings only.

         CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24% by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

         CSi has been assigned a senior unsecured debt rating of "A+ (positive outlook)" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investor Service, Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

         As of the cut-off date, the Auction Swap Counterparty together with its affiliates will have an aggregate significance percentage of less than 10% with respect to the applicable certificates as calculated in accordance with Item 1115 of Regulation AB.

         The Auction Swap Counterparty has the right to assign their rights and obligations under the Auction Swap Agreement provided that the transferee has a credit rating that meets the requirements specified in the Auction Swap Agreement.

         If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Auction Certificates may receive an amount less than the Par Price on the Auction Distribution Date. In addition, if the Auction Swap Counterparty defaults and not all of a class of Auction Certificates are purchased by third-party investors in the auction, then that class (or the part of that class not purchased by the third party investors in the auction) may not be transferred, in which case holders of that class will not receive proceeds from the auction and will retain their certificates (or the part of their certificates not purchased by third party investors in the auction).

         In addition, upon a ratings downgrade of the Auction Swap Counterparty below the levels specified in the Auction Swap Agreement, the Auction Swap Counterparty may be required to post collateral or assign the Auction Swap Agreement to another counterparty, among other permitted remedies.

         After the Auction Distribution Date, the "pass-through rate" of each class of Auction Certificates on any distribution date will be equal to the net WAC of the related loans group (less, on and after the distribution date in March 2016, the related final maturity reserve rate) for that class for that distribution date, as described under "--Interest--Pass-Through Rates" above.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each holder of a certificate, the trustee and the rating agency a statement (based, in part, on information received from the servicers) generally setting forth, among other things:

               o The amount of the distributions, separately identified, with respect to each class of certificates;

               o the amount of the distributions allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

               o    the amount of the distributions allocable to interest;

               o the amount of any unpaid interest shortfall with respect to each class of certificates;

               o the certificate principal balance of each class of certificates prior to and after giving effect to the distribution of principal on that distribution date;

               o the principal balance of each loan group, the Pool Balance and the net WAC, weighted average life and weighted average remaining term of the mortgage loans in each loan group;

               o Prepayment amounts for each loan group for the related Due Period;

               o the Yield Maintenance Payments, if any, under the Yield Maintenance Agreements, with respect to each class of Yield Maintained Certificates;

               o the Senior Percentage for the senior certificates and Subordinate Percentage for the following distribution date;

               o the Senior Prepayment Percentage for the senior certificates and the Subordinate Prepayment Percentage for the following distribution date;

               o the amount of the master servicing fee paid to or retained by the master servicer;

               o the amount of principal and interest advances made or reimbursed for the related Due Period;

               o the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were
                    (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date (using the MBA method to calculate delinquencies);

               o the rolling six-month delinquency rate for that distribution date;

               o the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

               o the aggregate amount of realized losses for each loan group and Recoveries incurred during the preceding calendar month;

               o the cumulative amount of realized losses for each loan group;

               o the realized losses and Recoveries, if any, allocated to each class of certificates on that distribution date; and

               o the pass-through rate for each class of certificates for that distribution date.

         The securities administrator will make that statement available each month, to any interested party, via the securities administrator's website. The securities administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

         In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the issuing entity will be a statutory trust formed under the laws of the State of Delaware. The certificates will be issued pursuant to a pooling and servicing agreement dated as of March 1, 2006, among the depositor, the seller, the securities administrator, the master servicer, the Delaware trustee and the trustee. The issuing entity will be created under a trust agreement and governed by the pooling and servicing agreement. The assets of the issuing entity will in general consist of:

         o all of the depositor's right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

         o all payments on or collections in respect of the mortgage loans due after the cut-off date other than any retained interest and prepayment penalties, together with any proceeds thereof;

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

         o the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

         o the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

         o the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

         o the pledge agreements or guarantee agreements, as applicable, relating to the additional collateral loans and the rights under the limited purpose surety bond with respect to certain of the additional collateral loans;

         o     the rights of the trust under the yield maintenance agreements;
               and

         o certain other assets of the trust, including rights to amounts in the distribution account other than investment income, as described herein.

         On the closing date, the securities administrator will establish the yield maintenance account, which will be an asset of the trust.

         If the assets of the trust are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See "Risk Factors--If credit enhancement is insufficient, you could experience losses on your certificates" in this prospectus supplement. In the event of a bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

         On the closing date, the final maturity reserve trust will be created under the pooling and servicing agreement, and its assets will consist of such amounts as from time to time are deposited in the final maturity reserve account. The final maturity reserve trust will be a common law trust formed under the laws of the State of

Delaware. All assets of the final maturity reserve trust are payable under the pooling and servicing agreement to certificateholders. See "Description of the Certificates--The Final Maturity Reserve Trust."

ASSIGNMENT OF THE MORTGAGE LOANS

         On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, the securities administrator, on behalf of the trust, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the principal balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans

     Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee's security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee in its capacity as custodian.

Delivery of Mortgage Loan Files.

         The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, on behalf of the trustee) the mortgage notes evidencing the mortgage loans endorsed to the trustee on behalf of the certificateholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

         Within 90 days after the receipt by the trustee or its agent of the mortgage loans and related documents, the trustee or custodian will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller by the trustee (or a custodian, on behalf of the trustee), the seller will be obligated to either:

         o substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

         o repurchase the defective loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the trust in connection with a violation by such mortgage loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

         The purchase price will be deposited in the collection account on or prior to the next determination date after the seller's obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

         For a mortgage loan to be eligible to be substituted for a defective mortgage loan, the substituted loan must meet the following criteria on the date of the substitution:

               o the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

               o the substituted loan has a maximum loan rate and a gross margin not less than those of the defective loan and uses the same index as the defective loan;

               o the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective loan;

               o the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

               o the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the defective loan;

               o the substituted loan is of the same or better credit quality as the defective loan; and

               o the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

         In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account, on or prior to the next determination date after the seller's obligation to purchase or substitute the defective loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective loan over the principal balance of the eligible substitute mortgage loan.

Representations and Warranties.

         The seller will represent and warrant to, and covenant with, the depositor that, as to each mortgage loan, as of the closing date:

      (1)       (a) The information set forth in the final mortgage loan
                schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each mortgage loan has been delivered to the trustee or its designee.

      (2) As of the cut-off date no mortgage loans were delinquent. Since their date of origination approximately 0.59% of the mortgage loans have been delinquent, but such delinquency was for one payment period that did not exceed 30 days.

      (3) To the best of the seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

      (4) The terms of the mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the trust, and which are included in the mortgage file, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the mortgage loan schedule. Except for any modification agreement or similar document contained in the mortgage file permitting a borrower to modify his loan, no instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the mortgage file.

      (5) The mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

      (6) All buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. All such insurance policies contain a standard mortgagee clause naming the master servicer or the applicable servicer, their successors and assigns as mortgagee and to the seller's knowledge all premiums thereon have been paid. If upon origination of the mortgage loan, the mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor thereunder to maintain all such insurance at mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the mortgage to maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor.

      (7) The mortgage loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a "High Cost Loan" or "Covered Loan" as applicable, as such terms are defined in the current Standard & Poor's LEVELS(R) GLOSSARY classified and/or defined as a "high cost" loan or "predatory," "high cost," "threshold" or "covered" lending under any other state, federal or local law. The mortgage loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage loan.

      (8) The mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage except for a release that does not materially impair the security of the mortgage loan or is reflected in the loan-to-value ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

      (9) The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender's title insurance policy delivered to the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and, further provided, with respect to cooperative loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor's pro rata share of the cooperative corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the seller has full right to sell and assign the same to the depositor.

      (10) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

      (11) All parties to the mortgage note and the mortgage had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

      (12) The proceeds of the mortgage loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the mortgage loan have been paid, except recording fees with respect to mortgages not recorded as of the closing date.

      (13) The seller has acquired its ownership of each mortgage loan in good faith without notice of any adverse claim, and as of the closing date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the mortgage loan to the depositor, the seller was the sole owner thereof and with full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement.

      (14) To the seller's best knowledge, the seller or, if the mortgage loan was not originated by the seller, the originator is or was (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (B) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

      (15) The mortgage loan is covered by an ALTA lender's title insurance policy or other form acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in (9)(A) through (C) above) the originator or the seller, their respective successors and assigns as to the first priority lien of the mortgage in the original principal balance of the mortgage loan. The seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the mortgage loan purchase agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including the seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

      (16) Except as set forth in (2) above, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration.

      (17) To the best of the seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property which are or may be liens prior to, or equal or on parity with, the lien of the related mortgage.

      (18) To the seller's best knowledge, all improvements which were considered in determining the appraised value of the related mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property, and no improvements on adjoining properties encroach upon the mortgaged property.

      (19) The mortgage loan was originated by the seller or a subsidiary of the seller or was purchased by the seller from a third party and the originator of each mortgage loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie Mac-approved seller/servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence. If such mortgage loan was originated through a loan broker, the related originator qualifies under clause (A) above, such mortgage loan met such originator's underwriting criteria at the time of origination and was originated in accordance with such originator's polices and procedures and such originator acquired such mortgage loan from the loan broker contemporaneously with the origination thereof. Each mortgage note has a mortgage rate that adjusts periodically (not always in correlation to the index calculation term), based on the 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR or 1-Year CMT index, (as each is defined in "The Mortgage Loan Groups--Mortgage Loan Statistics"), except that some mortgage loans first adjust after an initial period of one month or three, five, seven or ten years following origination.

      (20) The origination practices used by the seller or the originator of the mortgage loan and the collection practices used by the master servicer or the applicable servicer with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

      (21) The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related mortgaged property as security for the related mortgage loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

      (22) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (A) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage.

      (23) The mortgage loan was underwritten generally in accordance with either (A) the seller's underwriting standards described under "Mortgage Loan Origination--The Seller's Underwriting Standards" in this prospectus supplement, (B) in the case of a mortgage loan originated by First Republic Bank, the underwriting standards of First Republic Bank or (C) in the case of one

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                mortgage loan originated by Countrywide Home Loans Inc., the underwriting standards of Countywide Home Loans, Inc.

      (24) The mortgage file in possession of the related servicer contains an appraisal of the related mortgaged property by a qualified appraiser, duly appointed by the originator of the mortgage loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan or, in accordance with certain specified programs of the originator of the mortgage loan an approved AVM in lieu of the appraisal.

      (25) In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the depositor to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the mortgagor.

      (26) No mortgage loan (A) contains provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor or paid by any source other than the mortgagor or (B) contains any provision permitting a temporary "buydown" of the related mortgage rate. No mortgage loan was a graduated payment mortgage loan as of the date of its origination. No mortgage loan has a shared appreciation or other contingent interest feature.

      (27) No mortgage loan had a loan-to-value ratio in excess of 100%. In the case of any mortgage loan with an original loan-to-value ratio in excess of 80%, the portion of the unpaid principal balance of each such mortgage loan which is in excess of 80% of the original loan-to-value ratio either (a) has additional collateral or (b) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the mortgaged property is located and acceptable to Fannie Mae or Freddie Mac as of the closing date, so as to reduce the mortgagee's exposure in accordance with the standards of Fannie Mae or Freddie Mac and applicable law. All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

      (28) Except for any additional collateral mortgage loans, the mortgage note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

      (29) To the best of seller's knowledge, the mortgaged property is lawfully occupied under applicable law. To the best of seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

      (30) No defense against coverage under any primary mortgage insurance policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) exists arising out of actions, representations, errors, omissions, negligence, or fraud of the seller, and the seller is not aware of any fact that could reasonably lead the Seller to believe that any such defense exists arising out of the actions, representations, errors, omissions, negligence or fraud of the related mortgagor or any party involved in the application for such coverage.

      (31) Each assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located.

      (32) If the mortgaged property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the originator's eligibility requirements.

      (33) Each mortgage is a "qualified mortgage" for purposes of the REMIC provisions of the Code (as defined herein).

      (34) To the seller's best knowledge, no fraud was committed by the originator of the mortgage loan and the seller is not aware of any fact that would reasonably lead the seller to believe that any mortgagor had committed fraud in connection with the origination of such mortgage loan.

      (35) The mortgagor has not notified the seller, and the Seller has no knowledge of any relief requested by the Mortgagor under the Relief Act.

      (36) The seller has no knowledge of any toxic or hazardous substances affecting the mortgaged property or any violation of any local, state, or federal environmental law, rule, or regulation. The seller has no knowledge of any pending action or proceeding directly involving any mortgaged property in which compliance with any environmental law, rule, or regulation is an issue.

      (37) As to any additional collateral mortgage loan, such mortgage loan is secured by a perfected first priority security interest in the related additional collateral.

      (38) As to any additional collateral mortgage loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

      (39) With respect to each cooperative loan (i) there is no provision in the related proprietary lease which requires the related mortgagor to offer for sale the shares owned by such mortgagor first to the cooperative corporation for a price less than the outstanding amount of the cooperative loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the cooperative loan.

      (40) With respect to each cooperative loan, as of the closing of such cooperative loan, the originator of the cooperative loan obtained evidence that, if the cooperative property is in a federally designated flood area, a flood insurance policy has been obtained in an amount equal to at least that required by applicable law, which insurance the cooperative corporation is obligated to maintain at the cooperative corporation's cost and expense.

      (41) With respect to each cooperative loan, as of the closing date, such cooperative loan is secured by shares held by a "tenant-stockholder" of a corporation that qualifies as a "cooperative housing corporation" as such terms are defined in
                Section 216(b)(1) of the Code and to the best of the seller's knowledge, no cooperative corporation is subject to proceedings which would, if adversely determined, result in such cooperative corporation losing its status as a "cooperative housing corporation" under Section 216(b)(1) of the Code.

      (42) With respect to each cooperative loan, the related mortgage and related UCC financing statement creates a first-priority security interest in the stock in the cooperative corporation and the related proprietary lease of the related cooperative unit which were pledged to secure such cooperative loan, and the cooperative corporation owns the cooperative corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

         Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered (3), (14), (17), (18),
(29), (34), (35) and (36) above has occurred will be made without regard to the seller's knowledge of the factual conditions underlying the breach. With respect to the seller, if the breach cannot be cured within the 90-day period, the seller will be obligated to either:

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         o     cause the removal of the affected loan from the trust and, if within two years of the closing date, substitute for it one or more eligible substitute mortgage loans, or

         o     purchase the affected loan from the trust.

         The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller's obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the holders of certificates regarding any defect in that mortgage loan and the related documents.

         The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders. We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

         The securities administrator will establish and maintain a separate distribution account for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

               o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

               o an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which trust account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the securities administrator and trustee and to each rating agency named in this prospectus supplement, the certificateholders will have a claim with respect to the funds in such trust account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the distribution account is maintained; or

               o an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

               o otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each such rating agency to the trustee.

         Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the related servicing fee, the master servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under "Servicing and Administration of the Trust--Accounts."

TRUST EXPENSE FEES

         Trust expense fees are payable out of the interest payments on each mortgage loan and will vary from mortgage loan to mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the "trust expense fee rate," calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the "trust expense fee rate" will be equal to the sum of the related servicing fee rate and the master servicing fee rate.

MATTERS RELATING TO THE TRUSTEE, THE DELAWARE TRUSTEE
AND THE SECURITIES ADMINISTRATOR

         The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

         On each distribution date, the securities administrator will remit to the trustee any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

         The trustee and the securities administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The seller may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the seller and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.

         The Delaware trustee will not be liable for the acts or omissions of the trustee, nor will the Delaware trustee be liable for supervising or monitoring the performance and the duties and obligations of the trustee or the trust under the pooling and servicing agreement or any related document. The Delaware trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. The Delaware trustee may be removed by the trustee upon 30 days prior written notice to the Delaware trustee. The Delaware trustee may resign upon 30 days prior written notice to the trustee. No resignation or removal of the Delaware trustee shall be effective except upon the appointment of a successor Delaware trustee. If no successor has been appointed within such 30 day period, the Delaware trustee or the trustee may, at the expense of the trust, petition a court to appoint a successor Delaware trustee. The Delaware trustee shall be entitled to all of the same rights, protections indemnities and immunities under the pooling and servicing agreement and with respect to the trust as the trustee.

THE TRUSTEE

         LaSalle Bank National Association will be the trustee and custodian under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since 1994, LaSalle has served as trustee on over 350 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of February 28, 2006, LaSalle's portfolio of residential mortgage-backed security transactions for which it serves as trustee numbers 293 with an outstanding certificate balance of approximately $85.5 billion. The depositor, the master servicer, the seller and the servicers may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Thornburg 2006-2 or at such other address as the trustee may designate from time to time.

THE CUSTODIAN

         In its capacity as custodian, LaSalle Bank National Association will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

THE DELAWARE TRUSTEE

         Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee and Delaware trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

         Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

         Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

VOTING RIGHTS

         With respect to any date of determination, 97% of the voting rights will be allocated to each class of certificates (other than the Class A-X-1, Class A-X-2, Class A-R and Class I Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of all classes then outstanding. The Class A-X-1, Class A-X-2 and Class A-R Certificate will each have 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class A-R Certificate.

         The voting rights allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the certificate principal balance of that class. However, any certificate registered in the name of the master servicer, the Delaware trustee, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under "Operative Agreements--Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

         o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

         o affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66 2/3%; or

         o reduce the aforesaid percentages of the aggregate outstanding principal amounts of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

OPTIONAL SECURITIES PURCHASE RIGHT

         On any distribution date on or after the payment date on which the aggregate Stated Principal Balance of the mortgage loans is less than 20% of their aggregate Stated Principal Balance as of the cut-off date, referred to herein as the "optional securities purchase date," Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding certificates. Upon the exercise of the optional securities purchase right, the purchase price will be equal to the sum of (1) the aggregate current certificate principal balance and (2) the accrued interest thereon at the related pass-through rates, less amounts of interest and principal otherwise being paid to such certificateholders on such distribution date from Available Funds.

OPTIONAL TERMINATION OF THE TRUST

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 10% of their aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of the mortgage loans, will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust. We refer to the date on which Thornburg Mortgage Home Loans, Inc. may exercise this option as the "optional termination date" of the trust. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of
(1) the appraised value of each REO property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal and (2) the principal balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If Thornburg Mortgage Home Loans, Inc. does not exercise such option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may repurchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of the mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date.

         Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

EVENTS OF DEFAULT

         An event of default with respect to the master servicer will consist, among other things, of:

         o any failure by the master servicer to make an advance and any other failure by the master servicer to deposit in the distribution account any deposit required to be made by it under the terms of the pooling and servicing agreement or to remit to the trustee any payment which continues unremedied for three business days following written notice to the master servicer; or

         o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days (or such shorter period specified in the Pooling and Servicing Agreement) after the date on which written notice of the failure is given to the master servicer; or

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

         In addition, Thornburg Mortgage Home Loans, Inc., as a servicer of a substantial portion of the mortgage loans will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo Bank.

         No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

         No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer's default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The effective yields to the holders of the Class A-X-1, Class A-X-2 Certificates, Class A-R Certificates and subordinate certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

         Delinquencies on the mortgage loans which are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the related senior certificates. If, as a result of these shortfalls, the aggregate of the certificate principal balances of all classes of certificates (other than the Class A-X-1 and Class A-X-2 Certificates) following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

         Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. In addition, all realized losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations and then by the senior certificates in the manner set forth under "Description of the Certificates--Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates, and in all loan groups, in the case of the subordinate certificates and the payment priorities of the classes of certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including with respect to mortgage loans that provide for payments of interest, but not of principal, for up to ten years following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller or Thornburg Mortgage, Inc. The mortgage loans may be prepaid by the mortgagors at any time. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Loan Groups" in this prospectus supplement.

         Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of the Class A-X-1 and Class A-X-2 Certificates and any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loan Groups" in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of a periodic rate cap on some of the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

         The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         Approximately 95.44% and 95.47% of the group 1 and group 2 mortgage loans, respectively, do not provide for monthly payments of principal for the first three, five or ten years following origination (in the case of the group 1 mortgage loans) and for the first seven or ten years following origination (in the case of the group 2 mortgage loans). Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule.

         Approximately 11.44% and 24.97% of the group 1 and group 2 mortgage loans, respectively, provide for payment by the borrower of a prepayment premium during the first one to five years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the certificates.

         The rate of prepayment may affect the pass-through rates on the offered certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of realized losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the two loan groups, such different experience is likely to occur.

         The loan rates on approximately 1.39% of the group 1 mortgage loans can be converted to fixed rates and the loan rates on approximately 28.21% and 18.77% of the group 1 and group 2 mortgage loans, respectively, can be modified to any hybrid or adjustable rate product offered by the seller, including conversion to a different index or a different hybrid structure. The conversion or modification features may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable loan rates to fixed loan rates on such mortgage loans or prepay such mortgage loans. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify any adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of any borrower's exercise of a conversion or modification option, the mortgage loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the trust may include fixed rate mortgage loans and the interest rate for the certificates will not reflect corresponding changes in interest as they might otherwise.

         As described under "Description of the Certificates--Principal" in this prospectus supplement, the applicable Senior Prepayment Percentage of all principal prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of senior certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the "Senior Prepayment Percentage" in this prospectus supplement. In addition, since the step down in each Senior Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinate certificates from receiving distributions of principal prepayments from any of the loan groups.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

THE SUBORDINATE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case. The yields to maturity of the subordinate certificates will also be affected by payments made to senior certificates

(as described under "Description of the Certificates--Principal--Limited Cross-Collateralization") and the disproportionate allocation of principal prepayments to the senior certificates, net interest shortfalls and other cash shortfalls in Available Funds.

         If on any distribution date the Applicable Credit Support Percentage for any class of subordinate certificates is less than its Original Applicable Credit Support Percentage, all principal prepayments available for distribution on the subordinate certificates will be allocated solely to all other classes of subordinate certificates with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of subordinate certificates not receiving distributions of principal prepayments on that distribution date, and reducing the weighted average lives of the classes of subordinate certificates receiving distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

WEIGHTED AVERAGE LIVES

         The projected weighted average life of each class of offered certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under "The Mortgage Loan Groups" in this prospectus supplement.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. In addition, the weighted average lives of the offered certificates will be shortened if the optional securities purchase right is exercised.

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent that the prices of the offered certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity.

         The assumed final maturity date for each class of offered certificates is as set forth under "Description of the Certificates--General" in this prospectus supplement. The assumed final maturity date for each class of offered certificates is the distribution date in the first month following the month of the latest maturity date of any 30-year mortgage loan in the mortgage pool. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the offered certificates could occur significantly earlier than the related assumed final maturity date because prepayments are likely to occur and because there may be a termination of the trust as provided in this prospectus supplement.

STRUCTURING ASSUMPTIONS

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or "CPR." This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

         The tables on pages S-94 through S-98 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables on pages S-94 through S-98. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-94 through S-98 were determined based on the assumptions listed below.

               o Each loan group consists of mortgage loans which have the characteristics set forth in the table below.

               o Distributions on the certificates are received, in cash, on the 25th day of each month, commencing in April 2006.

               o No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

               o No mortgage loan is purchased by the seller or Thornburg Mortgage, Inc. from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

               o Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in April 2006 and are computed prior to giving effect to any prepayments received in the prior month.

               o Prepayments occur at the rates of CPR indicated in the tables, representing payment in full of individual mortgage loans, and are received on the last day of each month commencing in March 2006 and include 30 days' interest.

               o The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period).

               o Interest accrues on each certificate at the related pass-through rate described under "Description of the Certificates--Interest--Pass-Through Rates" in this prospectus supplement.

               o The initial certificate principal balance of each class of certificates (other than the Class A-X-1 and Class A-X-2 Certificates) is as set forth on the cover or as described in this prospectus supplement.

               o The 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT rates are assumed to remain constant at 4.8000%, 5.0500%, 5.1438% and 4.7810%, respectively.

               o No optional termination of the trust will occur and no optional securities purchase right will be exercised, except that this assumption does not apply to the calculation of weighted average lives to the optional termination or to the securities purchase right, respectively.

               o    The certificates are purchased on March 30, 2006.

               o No mortgage loan converts to a fixed rate of interest or to another adjustable rate of interest.

               o    No mortgage loan is modified.

               o    The master servicer fee rate is equal to 0.0125%.

               o The funds in the Final Maturity Reserve Trust will be distributed to the certificateholders (other than the Class A-X-1 and Class A-X-2 Certificateholders) on the distribution date in April 2036 and will be sufficient to retire the offered certificates on that distribution date.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

GROUP 1 MORTGAGE LOANS



                                       CURRENT      INITIAL    ADJUSTED                       FREQUENCY
                                        GROSS      SERVICING   SERVICING                       OF RATE     MONTHS
                     CURRENT          MORTGAGE        FEE         FEE                         ADJUSTMENT     TO        GROSS
     LOAN TYPE      BALANCE ($)        RATE (%)     RATE (%)   RATE (%)(1)       INDEX        (MONTHS)(2)   ROLL     MARGIN (%)
----------------  ---------------    -----------  ---------   ------------   --------------  ------------  -------  -----------
Monthly             2,493,750.00      5.95018797     0.250      0.250         1-Month LIBOR        1           1     1.70300752
3yr Hybrid            500,000.00      5.70000000     0.250      0.250         1-Month LIBOR        1          34     1.87500000
3yr Hybrid            831,214.84      6.20227957     0.250      0.250          1-Year LIBOR       12          34     1.87500000
3yr Hybrid         15,992,264.07      5.89772388     0.250      0.250          1-Year LIBOR       12          32     1.87500000
3yr Hybrid          1,516,000.00      6.12500000     0.250      0.250          1-Year LIBOR       12          33     1.87500000
3yr Hybrid          1,599,050.00      5.49070933     0.250      0.250         6-Month LIBOR        6          34     1.87500000
3yr Hybrid            480,000.00      5.87500000     0.250      0.250         6-Month LIBOR        6          33     1.87500000
3yr Hybrid          1,153,750.00      5.45000000     0.250      0.250           1-Year CMT        12          31     2.50000000
5yr Hybrid            700,000.00      5.60000000     0.250      0.250         1-Month LIBOR        1          57     1.87500000
5yr Hybrid            970,000.00      5.60000000     0.250      0.250         1-Month LIBOR        1          58     1.87500000
5yr Hybrid          2,000,000.00      5.10000000     0.250      0.250           1-Year CMT        12          57     2.50000000
5yr Hybrid          1,100,000.00      5.35000000     0.250      0.250         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            607,500.00      5.40000000     0.250      0.250         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            573,500.00      5.45000000     0.250      0.250         1-Month LIBOR        1          58     1.87500000
5yr Hybrid          5,544,500.00      5.50000000     0.250      0.250         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            471,750.00      5.55000000     0.250      0.250         1-Month LIBOR        1          59     1.87500000
5yr Hybrid          7,860,000.00      5.60000000     0.250      0.250         1-Month LIBOR        1          58     1.87500000
5yr Hybrid          2,585,000.00      5.65000000     0.250      0.250         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            767,225.66      5.95000000     0.250      0.250         1-Month LIBOR        1          57     1.87500000
5yr Hybrid            650,000.00      6.05000000     0.250      0.250         1-Month LIBOR        1          58     1.87500000
5yr Hybrid            878,900.00      5.87500000     0.250      0.250          1-Year LIBOR       12          57     1.87500000
5yr Hybrid          8,633,139.96      6.10857142     0.250      0.250          1-Year LIBOR       12          58     1.87500000
5yr Hybrid            565,000.00      6.12500000     0.250      0.250          1-Year LIBOR       12          58     1.87500000
5yr Hybrid         141,976,457.3      5.97939483     0.250      0.250          1-Year LIBOR       12          58     1.88024427
5yr Hybrid         24,401,056.79      5.84897275     0.250      0.250          1-Year LIBOR       12          58     1.92411775
5yr Hybrid            439,100.60      5.87500000     0.250      0.250         6-Month LIBOR        6          58     1.87500000
5yr Hybrid          9,994,505.86      5.94466537     0.250      0.250         6-Month LIBOR        6          58     1.93165613
5yr Hybrid          2,435,000.00      5.88449692     0.250      0.250         6-Month LIBOR        6          58     1.87500000
5yr Hybrid          2,205,250.00      6.20503628     0.250      0.250           1-Year CMT        12          58     2.50000000
5yr Hybrid            679,200.00      5.15000000     0.250      0.250           1-Year CMT        12          55     2.50000000
5yr Hybrid            684,000.00      6.37500000     0.250      0.250           1-Year CMT        12          58     2.50000000
5yr Hybrid          1,200,000.00      6.11875000     0.250      0.250          1-Year LIBOR       12          58     1.87500000
5yr Hybrid            338,615.01      5.75000000     0.250      0.250           1-Year CMT        12          57     2.50000000
3yr Hybrid            888,720.96      6.22070497     0.250      0.375          1-Year LIBOR       12          34     1.87500000
3yr Hybrid            236,000.00      6.37500000     0.250      0.375          1-Year LIBOR       12          34     1.87500000
3yr Hybrid          5,785,650.56      5.94754126     0.250      0.375          1-Year LIBOR       12          33     1.87500000
3yr Hybrid            377,600.00      6.18865863     0.250      0.375          1-Year LIBOR       12          34     1.87500000
3yr Hybrid             84,000.00      6.50000000     0.250      0.375           1-Year CMT        12          34     2.50000000
5yr Hybrid            356,000.00      5.45000000     0.250      0.375         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            175,000.00      5.55000000     0.250      0.375         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            234,500.00      5.80000000     0.250      0.375         1-Month LIBOR        1          59     1.87500000
5yr Hybrid            298,000.00      6.00000000     0.250      0.375          1-Year LIBOR       12          57     1.87500000
5yr Hybrid          2,784,476.87      5.97826847     0.250      0.375          1-Year LIBOR       12          58     1.87500000
5yr Hybrid         35,372,747.31      6.03114021     0.250      0.375          1-Year LIBOR       12          58     1.88608067
5yr Hybrid             94,566.00      6.62500000     0.250      0.375          1-Year LIBOR       12          58     1.87500000
5yr Hybrid          4,061,228.23      6.17736561     0.250      0.375          1-Year LIBOR       12          59     1.90499708
5yr Hybrid            192,650.00      5.62500000     0.250      0.375         6-Month LIBOR        6          58     1.87500000
5yr Hybrid          1,200,950.00      5.85876285     0.250      0.375         6-Month LIBOR        6          56     1.87500000
5yr Hybrid            259,200.00      6.25000000     0.250      0.375         6-Month LIBOR        6          59     1.87500000
5yr Hybrid            366,938.05      5.87500000     0.250      0.375         6-Month LIBOR        6          58     1.87500000
5yr Hybrid          1,684,290.88      6.24441702     0.250      0.375           1-Year CMT        12          58     2.50000000
5yr Hybrid            158,500.00      6.00000000     0.250      0.375           1-Year CMT        12          58     2.50000000
5yr Hybrid            300,000.00      5.75000000     0.250      0.375          1-Year LIBOR       12          56     1.87500000



                                                                                                     REMAINING
                                                  INITIAL       PERIODIC     ORIGINAL    REMAINING    INTEREST
                                                   RATE          RATE         TERM TO     TERM TO       ONLY
                      MINIMUM       MAXIMUM      ADJUSTMENT    ADJUSTMENT    MATURITY    MATURITY       TERM
     LOAN TYPE        RATE (%)      RATE (%)       CAP (%)       CAP (%)     (MONTHS)    (MONTHS)     (MONTHS)
----------------   -----------   ------------  ------------   -----------  -----------  -----------  -----------
Monthly             1.70300752    11.00000000      N/A           N/A          360          359           119
3yr Hybrid          1.87500000    11.70000000      N/A           N/A          360          358           118
3yr Hybrid          2.20227957    11.20227957     4.000         2.000         360          358            0
3yr Hybrid          1.89100383    10.89772388     4.000         2.000         360          348           108
3yr Hybrid          2.12500000    11.12500000     4.000         2.000         360          357           33
3yr Hybrid          1.87500000    10.49070933     4.000         1.000         360          358           118
3yr Hybrid          1.87500000    10.87500000     4.000         1.000         360          357           33
3yr Hybrid          2.50000000    11.45000000     6.000         2.000         360          355           115
5yr Hybrid          1.87500000    11.60000000      N/A           N/A          319          316           57
5yr Hybrid          1.87500000    11.60000000      N/A           N/A          333          331           118
5yr Hybrid          2.50000000    11.10000000     5.000         2.000         340          337           117
5yr Hybrid          1.87500000    11.35000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.40000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.45000000      N/A           N/A          360          358           118
5yr Hybrid          1.87500000    11.50000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.55000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.60000000      N/A           N/A          360          358           118
5yr Hybrid          1.87500000    11.65000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.95000000      N/A           N/A          360          357           117
5yr Hybrid          1.87500000    12.05000000      N/A           N/A          360          358           118
5yr Hybrid          1.87500000    10.87500000     5.000         2.000         360          357           117
5yr Hybrid          1.87500000    11.10857142     5.000         2.000         360          358            0
5yr Hybrid          1.87500000    11.12500000     5.000         1.000         360          358           118
5yr Hybrid          1.88024427    10.97939483     5.000         2.000         360          350           110
5yr Hybrid          2.09853642    10.92241219     5.000         2.000         360          358           58
5yr Hybrid          1.87500000    10.87500000     5.000         1.000         360          358            0
5yr Hybrid          1.93165613    10.94466537     5.000         1.000         360          358           118
5yr Hybrid          1.87500000    10.88449692     5.000         1.000         360          358           58
5yr Hybrid          2.50000000    11.20503628     5.000         2.000         360          358           118
5yr Hybrid          2.50000000    11.15000000     6.000         2.000         360          355           115
5yr Hybrid          2.50000000    11.37500000     5.000         2.000         360          358           58
5yr Hybrid          1.87500000    11.11875000     5.000         2.000         480          478           118
5yr Hybrid          2.50000000    10.75000000     5.000         2.000         480          428           68
3yr Hybrid          1.87500000    11.22070497     4.000         2.000         360          358            0
3yr Hybrid          4.37500000    12.37500000     2.000         2.000         360          358           118
3yr Hybrid          1.93927265    10.94754126     4.000         2.000         360          354           114
3yr Hybrid          1.87500000    11.18865863     4.000         2.000         360          358           34
3yr Hybrid          2.50000000    11.50000000     4.000         2.000         360          358           118
5yr Hybrid          1.87500000    11.45000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.55000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.80000000      N/A           N/A          360          359           119
5yr Hybrid          1.87500000    11.00000000     5.000         2.000         360          336           96
5yr Hybrid          1.87500000    10.97826847     5.000         2.000         360          355            0
5yr Hybrid          1.89035430    11.03114021     5.000         2.000         360          354           114
5yr Hybrid          1.87500000    11.62500000     5.000         1.000         360          358           58
5yr Hybrid          1.90499708    11.17736561     5.000         2.000         360          359           59
5yr Hybrid          1.87500000    10.62500000     5.000         1.000         360          358           118
5yr Hybrid          1.87500000    10.85876285     5.000         1.000         360          356           116
5yr Hybrid          1.87500000    11.25000000     5.000         1.000         360          359           59
5yr Hybrid          1.87500000    10.87500000     5.000         1.000         360          320           80
5yr Hybrid          2.50000000    11.24441702     5.000         2.000         360          358           118
5yr Hybrid          2.50000000    11.00000000     5.000         2.000         360          358           58
5yr Hybrid          1.87500000    10.75000000     5.000         2.000         480          476           116



(1) Servicing Fee after initial rate adjustment. The Master Servicer Fee is 0.0125% for all loan types shown in the table above.
(2) The Frequency of Payment Adjustment is the same as the Frequency of Rate Adjustment for all loan types shown in the table above.

GROUP 2 MORTGAGE LOANS



                                       CURRENT      INITIAL    ADJUSTED                       FREQUENCY
                                        GROSS      SERVICING   SERVICING                       OF RATE    MONTHS
                     CURRENT           MORTGAGE      FEE         FEE                         ADJUSTMENT     TO        GROSS
     LOAN TYPE      BALANCE ($)        RATE (%)     RATE (%)   RATE (%)(1)      INDEX        (MONTHS)(2)   ROLL     MARGIN (%)
----------------  ---------------    -----------  ---------   ------------  --------------  ------------  -------  -----------
10yr Hybrid         1,297,000.00     5.80000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid         1,097,631.41     5.60000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           259,460.92     5.80000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           599,402.69     6.00000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid           924,087.92     6.05000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid         1,200,000.00     5.45000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid         5,921,000.00     5.50000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid         1,100,000.00     5.55000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid        12,118,500.00     5.60000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid        20,657,997.65     5.65000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid         5,337,500.00     5.70000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid         6,086,951.00     5.75000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid        11,555,000.00     5.80000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid         4,315,200.00     5.85000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid         3,027,000.00     5.90000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid        11,587,500.00     5.95000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid         5,880,000.00     6.00000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           735,000.00     6.05000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid         2,660,000.00     6.10000000    0.250        0.250       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           600,000.00     6.12500000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid           575,000.00     6.20000000    0.250        0.250       1-Month LIBOR        1         119      1.87500000
10yr Hybrid         9,336,326.15     6.12841461    0.250        0.250       1-Year LIBOR         12        118      1.87500000
10yr Hybrid           428,800.00     6.50000000    0.250        0.250       1-Year LIBOR         12        118      1.87500000
10yr Hybrid        248,395,071.3     6.22798766    0.250        0.250       1-Year LIBOR         12        118      1.90207156
10yr Hybrid           478,028.06     5.87500000    0.250        0.250       6-Month LIBOR        6         116      1.87500000
10yr Hybrid        24,972,933.89     6.19264104    0.250        0.250       6-Month LIBOR        6         118      1.89024450
10yr Hybrid           909,023.25     5.62500000    0.250        0.250       6-Month LIBOR        6         114      1.87500000
10yr Hybrid           476,000.00     6.25000000    0.250        0.250        1-Year CMT          12        120      2.50000000
10yr Hybrid        14,207,808.00     5.87310506    0.250        0.250        1-Year CMT          12        118      2.50000000
10yr Hybrid         3,875,000.00     5.96129032    0.250        0.250        1-Year CMT          12        117      2.09677419
10yr Hybrid           467,772.85     6.12500000    0.250        0.250       1-Year LIBOR         12        119      1.87500000
7yr Hybrid          1,000,000.00     5.65000000    0.250        0.250       1-Month LIBOR        1          84      1.87500000
7yr Hybrid            700,000.00     5.75000000    0.250        0.250       1-Month LIBOR        1          84      1.87500000
7yr Hybrid          1,020,000.00     5.80000000    0.250        0.250       1-Month LIBOR        1          84      1.87500000
7yr Hybrid            917,000.00     5.95000000    0.250        0.250       1-Month LIBOR        1          83      1.87500000
7yr Hybrid          8,615,352.25     6.11563325    0.250        0.250       1-Year LIBOR         12         82      1.87500000
7yr Hybrid         99,036,833.09     6.08784304    0.250        0.250       1-Year LIBOR         12         82      1.91307344
7yr Hybrid         33,433,964.82     6.36856444    0.250        0.250       1-Year LIBOR         12         83      1.96256066
7yr Hybrid          1,424,170.97     5.91652366    0.250        0.250       6-Month LIBOR        6          80      2.25000000
7yr Hybrid         25,085,013.39     6.09120207    0.250        0.250       6-Month LIBOR        6          82      2.01702727
7yr Hybrid            825,000.00     6.50000000    0.250        0.250       6-Month LIBOR        6          82      1.87500000
7yr Hybrid            416,274.84     5.87500000    0.250        0.250        1-Year CMT          12         83      2.50000000
7yr Hybrid          4,540,250.00     6.02450994    0.250        0.250        1-Year CMT          12         81      2.50000000
7yr Hybrid          2,867,300.00     6.25000000    0.250        0.250        1-Year CMT          12         83      2.50000000
7yr Hybrid          2,214,400.00     6.02420520    0.250        0.250       1-Year LIBOR         12         82      1.87500000
10yr Hybrid           304,349.41     5.65000000    0.250        0.375       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           334,656.82     5.85000000    0.250        0.375       1-Month LIBOR        1         119      1.87500000
10yr Hybrid           100,000.00     5.65000000    0.250        0.375       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           526,000.00     5.75000000    0.250        0.375       1-Month LIBOR        1         119      1.87500000
10yr Hybrid           710,000.00     5.85000000    0.250        0.375       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           126,000.00     5.90000000    0.250        0.375       1-Month LIBOR        1         117      1.87500000
10yr Hybrid           830,000.00     5.95000000    0.250        0.375       1-Month LIBOR        1         118      1.87500000
10yr Hybrid           274,000.00     6.00000000    0.250        0.375       1-Month LIBOR        1         118      1.87500000
10yr Hybrid         1,513,896.45     6.27839880    0.250        0.375       1-Year LIBOR         12        119      1.87500000
10yr Hybrid        30,065,129.65     6.19819631    0.250        0.375       1-Year LIBOR         12        118      1.87774404
10yr Hybrid           355,957.91     6.62500000    0.250        0.375       6-Month LIBOR        6         118      1.87500000
10yr Hybrid         2,178,200.00     6.29300569    0.250        0.375       6-Month LIBOR        6         118      1.93009136
10yr Hybrid           123,509.24     6.50000000    0.250        0.375        1-Year CMT          12        119      2.50000000
7yr Hybrid            354,636.33     5.85000000    0.250        0.375       1-Month LIBOR        1          83      1.87500000
7yr Hybrid            145,000.00     5.75000000    0.250        0.375       1-Month LIBOR        1          82      1.87500000
7yr Hybrid          2,134,823.86     6.20448602    0.250        0.375       1-Year LIBOR         12         82      1.87500000
7yr Hybrid         18,888,857.65     6.12697217    0.250        0.375       1-Year LIBOR         12         82      1.87500000



                                                                                                        REMAINING
                                                    INITIAL        PERIODIC     ORIGINAL    REMAINING    INTEREST
                                                     RATE            RATE        TERM TO     TERM TO       ONLY
                      MINIMUM       MAXIMUM       ADJUSTMENT      ADJUSTMENT    MATURITY    MATURITY       TERM
     LOAN TYPE        RATE (%)      RATE (%)        CAP (%)         CAP (%)     (MONTHS)    (MONTHS)     (MONTHS)
----------------   -----------   ------------    ------------   ------------  -----------  -----------  -----------
10yr Hybrid        1.87500000    11.80000000          N/A           N/A           350          348        118
10yr Hybrid        1.87500000    11.60000000          N/A           N/A           360          358         0
10yr Hybrid        1.87500000    11.80000000          N/A           N/A           360          358         0
10yr Hybrid        1.87500000    12.00000000          N/A           N/A           360          359         0
10yr Hybrid        1.87500000    12.05000000          N/A           N/A           360          359         0
10yr Hybrid        1.87500000    11.45000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.50000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.55000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.60000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.65000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.70000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.75000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.80000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.85000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.90000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.95000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    12.00000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    12.05000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    12.10000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    12.12500000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    12.20000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.12841461           5             2            360          358         0
10yr Hybrid        1.87500000    11.50000000           2             2            360          358        118
10yr Hybrid        1.90207156    11.23770202           5             2            360          357        117
10yr Hybrid        1.87500000    10.87500000           5             1            360          356         0
10yr Hybrid        1.89024450    11.19264104           5             1            360          358        118
10yr Hybrid        1.87500000    10.62500000           5             1            360          354        114
10yr Hybrid        2.50000000    11.25000000           5             2            360          360         0
10yr Hybrid        2.50000000    11.46679270           5             2            360          358        118
10yr Hybrid        2.09677419    11.96129032           6             2            360          357        117
10yr Hybrid        1.87500000    11.12500000           5             2            480          479         0
7yr Hybrid         1.87500000    11.65000000          N/A           N/A           360          360        120
7yr Hybrid         1.87500000    11.75000000          N/A           N/A           360          360        120
7yr Hybrid         1.87500000    11.80000000          N/A           N/A           360          360        120
7yr Hybrid         1.87500000    11.95000000          N/A           N/A           360          359        119
7yr Hybrid         1.87500000    11.11563325           5             2            360          355         0
7yr Hybrid         1.91307344    11.08784304           5             2            360          357        117
7yr Hybrid         1.96256066    11.36856444           5             2            360          359        83
7yr Hybrid         2.25000000    11.91652366           5             1            360          356         0
7yr Hybrid         2.03197643    11.34123555           5             1            360          358        118
7yr Hybrid         1.87500000    11.50000000           5             1            360          358        82
7yr Hybrid         2.50000000    10.87500000           5             2            360          359         0
7yr Hybrid         2.50000000    11.02450994           5             2            360          357        117
7yr Hybrid         2.50000000    11.25000000           5             2            360          359        83
7yr Hybrid         1.87500000    11.02420520           5             2            480          478        118
10yr Hybrid        1.87500000    11.65000000          N/A           N/A           360          358         0
10yr Hybrid        1.87500000    11.85000000          N/A           N/A           360          359         0
10yr Hybrid        1.87500000    11.65000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.75000000          N/A           N/A           360          359        119
10yr Hybrid        1.87500000    11.85000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.90000000          N/A           N/A           360          357        117
10yr Hybrid        1.87500000    11.95000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    12.00000000          N/A           N/A           360          358        118
10yr Hybrid        1.87500000    11.27839880           5             2            360          359         0
10yr Hybrid        1.87774404    11.19819631           5             2            360          354        114
10yr Hybrid        1.87500000    11.62500000           5             1            360          358         0
10yr Hybrid        1.93009136    11.29300569           5             1            360          358        118
10yr Hybrid        2.50000000    11.50000000           5             2            360          359         0
7yr Hybrid         1.87500000    11.85000000          N/A           N/A           360          359         0
7yr Hybrid         1.87500000    11.75000000          N/A           N/A           360          358        118
7yr Hybrid         1.87500000    11.20448602           5             2            360          352         0
7yr Hybrid         1.87500000    11.12697217           5             2            360          358        118





                                       CURRENT      INITIAL    ADJUSTED                       FREQUENCY
                                        GROSS      SERVICING   SERVICING                       OF RATE    MONTHS
                     CURRENT           MORTGAGE      FEE         FEE                         ADJUSTMENT     TO        GROSS
     LOAN TYPE      BALANCE ($)        RATE (%)     RATE (%)   RATE (%)(1)      INDEX        (MONTHS)(2)   ROLL     MARGIN (%)
----------------  ---------------    -----------  ---------   ------------  --------------  ------------  -------  -----------
7yr Hybrid          2,910,398.38     6.04292575    0.250        0.375       1-Year LIBOR         12         82      1.90076967
7yr Hybrid            211,566.66     5.87500000    0.250        0.375       6-Month LIBOR        6          82      1.87500000
7yr Hybrid          3,172,295.58     6.13168587    0.250        0.375       6-Month LIBOR        6          82      2.05585413
7yr Hybrid            304,919.80     6.22988004    0.250        0.375       6-Month LIBOR        6          82      1.87500000
7yr Hybrid            875,250.00     5.90584833    0.250        0.375        1-Year CMT          12         82      2.50000000
7yr Hybrid            170,000.00     6.12500000    0.250        0.375        1-Year CMT          12         83      2.50000000


                                                                                                        REMAINING
                                                   INITIAL         PERIODIC     ORIGINAL    REMAINING    INTEREST
                                                    RATE            RATE         TERM TO     TERM TO       ONLY
                      MINIMUM       MAXIMUM       ADJUSTMENT      ADJUSTMENT    MATURITY    MATURITY       TERM
     LOAN TYPE        RATE (%)      RATE (%)        CAP (%)         CAP (%)     (MONTHS)    (MONTHS)     (MONTHS)
----------------   -----------   ------------    ------------   ------------  -----------  -----------  -----------
7yr Hybrid         1.90076967    11.04292575           5             2            360          358        82
7yr Hybrid         1.87500000    10.87500000           5             1            360          358         0
7yr Hybrid         2.05585413    11.46604754           5             1            360          358        118
7yr Hybrid         1.87500000    11.22988004           5             1            360          358        82
7yr Hybrid         2.50000000    11.19376607           5             2            360          358        118
7yr Hybrid         2.50000000    11.12500000           5             2            360          359        83



(1) Servicing Fee after initial rate adjustment. The Master Servicer Fee is 0.0125% for all loan types shown in the table above.

(2) The Frequency of Payment Adjustment is the same as the Frequency of Rate Adjustment for all loan types shown in the table above.

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the original certificate principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

         The weighted average life of any class of certificates is determined by:

               o multiplying the assumed net reduction, if any, of the principal amount of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

               o    summing the results, and

               o dividing the sum by the aggregate amount of the assumed net reductions in the principal amount of that class.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                         CLASS A-1-A
                                          ------------------------------------------------------------------------
                                                                      PERCENTAGE OF CPR
                                          ------------------------------------------------------------------------
DISTRIBUTION DATE................           0%         10%        15%        20%        25%        30%        40%
---------------------------------         -------    ------     ------      -----     ------     ------     ------
Initial Percentage...............           100%       100%       100%       100%       100%       100%       100%
March 25, 2007...................           100         90         84         79         74         69         59
March 25, 2008...................           100         80         71         63         55         47         34
March 25, 2009...................           100         72         60         49         40         32         20
March 25, 2010...................           100         64         50         39         30         23         12
March 25, 2011...................           100         57         43         31         23         16          7
March 25, 2012...................            99         51         36         25         17         11          4
March 25, 2013...................            99         46         31         20         13          8          3
March 25, 2014...................            99         41         26         16          9          5          2
March 25, 2015...................            99         37         22         13          7          4          1
March 25, 2016...................            97         33         18         10          5          3          1
March 25, 2017...................            94         29         15          8          4          2         **
March 25, 2018...................            92         25         13          6          3          1         **
March 25, 2019...................            89         22         10          5          2          1         **
March 25, 2020...................            86         19          9          4          1          1         **
March 25, 2021...................            83         16          7          3          1         **         **
March 25, 2022...................            79         14          6          2          1         **         **
March 25, 2023...................            76         12          5          2          1         **         **
March 25, 2024...................            72         10          4          1         **         **         **
March 25, 2025...................            67          9          3          1         **         **         **
March 25, 2026...................            63          7          2          1         **         **         **
March 25, 2027...................            58          6          2          1         **         **         **
March 25, 2028...................            53          5          1         **         **         **         **
March 25, 2029...................            47          4          1         **         **         **         **
March 25, 2030...................            41          3          1         **         **         **         **
March 25, 2031...................            35          2          1         **         **         **         **
March 25, 2032...................            28          2         **         **         **         **         **
March 25, 2033...................            20          1         **         **         **         **         **
March 25, 2034...................            12          1         **         **         **         **         **
March 25, 2035...................             4         **         **         **         **         **         **
March 25, 2036...................             0          0          0          0          0          0          0
Weighted Average Life
   Years to Maturity.............          21.44       8.10       5.72       4.30       3.37       2.73       1.91
   Years to Auction
        Distribution Date***.....           2.98       2.55       2.35       2.16       1.98       1.82       1.51
   Years to Securities Purchase
        Right....................          21.23       7.06       4.80       3.52       2.73       2.21       1.54
   Years to Optional
        Termination..............          21.40       7.70       5.30       3.94       3.06       2.47       1.73

*   Rounded to the nearest whole percentage.
** Indicates a percentage of the initial class principal amount outstanding of greater than 0.0% and less than 0.5%.
*** Assumes the certificates are sold on the Auction Distribution Date occurring in March 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                         CLASS A-1-B
                                          ------------------------------------------------------------------------
                                                                      PERCENTAGE OF CPR
                                          ------------------------------------------------------------------------
DISTRIBUTION DATE................           0%         10%        15%        20%        25%        30%        40%
---------------------------------         ------     ------     ------     ------     ------     ------     ------
Initial Percentage...............           100%       100%       100%       100%       100%       100%       100%
March 25, 2007...................           100         73         60         47         33         20          0
March 25, 2008...................           100         49         26          4          0          0          0
March 25, 2009...................           100         28          0          0          0          0          0
March 25, 2010...................            99          8          0          0          0          0          0
March 25, 2011...................            99          0          0          0          0          0          0
March 25, 2012...................            98          0          0          0          0          0          0
March 25, 2013...................            98          0          0          0          0          0          0
March 25, 2014...................            97          0          0          0          0          0          0
March 25, 2015...................            96          0          0          0          0          0          0
March 25, 2016...................            92          0          0          0          0          0          0
March 25, 2017...................            86          0          0          0          0          0          0
March 25, 2018...................            79          0          0          0          0          0          0
March 25, 2019...................            72          0          0          0          0          0          0
March 25, 2020...................            64          0          0          0          0          0          0
March 25, 2021...................            56          0          0          0          0          0          0
March 25, 2022...................            47          0          0          0          0          0          0
March 25, 2023...................            38          0          0          0          0          0          0
March 25, 2024...................            27          0          0          0          0          0          0
March 25, 2025...................            16          0          0          0          0          0          0
March 25, 2026...................             5          0          0          0          0          0          0
March 25, 2027...................             0          0          0          0          0          0          0
March 25, 2028...................             0          0          0          0          0          0          0
March 25, 2029...................             0          0          0          0          0          0          0
March 25, 2030...................             0          0          0          0          0          0          0
March 25, 2031...................             0          0          0          0          0          0          0
March 25, 2032...................             0          0          0          0          0          0          0
March 25, 2033...................             0          0          0          0          0          0          0
March 25, 2034...................             0          0          0          0          0          0          0
March 25, 2035...................             0          0          0          0          0          0          0
March 25, 2036...................             0          0          0          0          0          0          0
Weighted Average Life
   Years to Maturity.............          15.21       2.08       1.36       1.00       0.78       0.64       0.45
   Years to Auction
       Distribution Date**.......           2.98       1.87       1.36       1.00       0.78       0.64       0.45
   Years to Securities Purchase
       Right.....................          15.21       2.08       1.36       1.00       0.78       0.64       0.45
   Years to Optional
        Termination..............          15.21       2.08       1.36       1.00       0.78       0.64       0.45

*  Rounded to the nearest whole percentage.
** Assumes the certificates are sold on the Auction Distribution Date occurring in March 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                         CLASS A-1-C
                                          ------------------------------------------------------------------------
                                                                      PERCENTAGE OF CPR
                                          ------------------------------------------------------------------------
DISTRIBUTION DATE................           0%         10%        15%        20%        25%        30%        40%
---------------------------------         ------     ------     ------     ------     ------     ------     ------
Initial Percentage...............           100%       100%       100%       100%       100%       100%       100%
March 25, 2007...................           100        100        100        100        100        100         96
March 25, 2008...................           100        100        100        100         89         77         56
March 25, 2009...................           100        100         98         81         66         53         33
March 25, 2010...................           100        100         82         64         49         37         20
March 25, 2011...................           100         94         70         52         37         26         12
March 25, 2012...................           100         84         59         41         28         18          7
March 25, 2013...................           100         75         50         33         21         13          4
March 25, 2014...................           100         67         42         26         16          9          3
March 25, 2015...................           100         60         36         21         12          6          2
March 25, 2016...................           100         53         30         16          9          4          1
March 25, 2017...................           100         47         25         13          6          3          1
March 25, 2018...................           100         41         21         10          5          2         **
March 25, 2019...................           100         36         17          8          3          1         **
March 25, 2020...................           100         31         14          6          2          1         **
March 25, 2021...................           100         27         11          5          2          1         **
March 25, 2022...................           100         23          9          4          1         **         **
March 25, 2023...................           100         20          8          3          1         **         **
March 25, 2024...................           100         17          6          2          1         **         **
March 25, 2025...................           100         14          5          2         **         **         **
March 25, 2026...................           100         12          4          1         **         **         **
March 25, 2027...................            95         10          3          1         **         **         **
March 25, 2028...................            86          8          2          1         **         **         **
March 25, 2029...................            77          7          2         **         **         **         **
March 25, 2030...................            67          5          1         **         **         **         **
March 25, 2031...................            57          4          1         **         **         **         **
March 25, 2032...................            45          3          1         **         **         **         **
March 25, 2033...................            33          2         **         **         **         **         **
March 25, 2034...................            20          1         **         **         **         **         **
March 25, 2035...................             6         **         **         **         **         **         **
March 25, 2036...................             0          0          0          0          0          0          0
Weighted Average Life
   Years to Maturity.............          25.41      11.95       8.51       6.41       5.03       4.06       2.84
   Years to Auction
       Distribution Date***......           2.99       2.99       2.99       2.91       2.75       2.57       2.19
   Years to Securities Purchase
       Right.....................          25.08      10.25       6.99       5.14       3.97       3.22       2.24
   Years to Optional
       Termination...............          25.34      11.29       7.82       5.82       4.52       3.65       2.55

*   Rounded to the nearest whole percentage.
** Indicates a percentage of the initial class principal amount outstanding of greater than 0.0% and less than 0.5%.
*** Assumes the certificates are sold on the Auction Distribution Date occurring in March 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                           CLASS A-2-A, CLASS A-2-B AND CLASS A-2-C
                                          ------------------------------------------------------------------------
                                                                      PERCENTAGE OF CPR
                                          ------------------------------------------------------------------------
DISTRIBUTION DATE................           0%         10%        15%        20%        25%        30%        40%
---------------------------------         ------     ------     ------     ------     ------     ------     ------
Initial Percentage...............           100%       100%       100%       100%       100%       100%       100%
March 25, 2007...................           100         90         84         79         74         69         59
March 25, 2008...................           100         80         71         63         55         47         34
March 25, 2009...................           100         72         60         49         40         32         20
March 25, 2010...................           100         64         50         39         30         23         12
March 25, 2011...................           100         57         43         31         23         16          7
March 25, 2012...................           100         51         36         25         17         11          4
March 25, 2013...................           100         46         31         20         13          8          3
March 25, 2014...................            99         41         26         16         10          5          2
March 25, 2015...................            99         37         22         13          7          4          1
March 25, 2016...................            98         33         19         10          5          3          1
March 25, 2017...................            96         29         15          8          4          2         **
March 25, 2018...................            93         25         13          6          3          1         **
March 25, 2019...................            91         22         11          5          2          1         **
March 25, 2020...................            88         19          9          4          1          1         **
March 25, 2021...................            85         17          7          3          1         **         **
March 25, 2022...................            81         15          6          2          1         **         **
March 25, 2023...................            78         12          5          2          1         **         **
March 25, 2024...................            74         11          4          1         **         **         **
March 25, 2025...................            70          9          3          1         **         **         **
March 25, 2026...................            65          8          2          1         **         **         **
March 25, 2027...................            60          6          2          1         **         **         **
March 25, 2028...................            55          5          1         **         **         **         **
March 25, 2029...................            50          4          1         **         **         **         **
March 25, 2030...................            44          3          1         **         **         **         **
March 25, 2031...................            37          3          1         **         **         **         **
March 25, 2032...................            31          2         **         **         **         **         **
March 25, 2033...................            23          1         **         **         **         **         **
March 25, 2034...................            16          1         **         **         **         **         **
March 25, 2035...................             7         **         **         **         **         **         **
March 25, 2036...................             0          0          0          0          0          0          0
Weighted Average Life
   Years to Maturity.............          21.91       8.17       5.75       4.31       3.38       2.73       1.91
   Years to Auction
        Distribution Date***.....           2.98       2.55       2.35       2.16       1.98       1.82       1.51
   Years to Securities Purchase
        Right....................          21.63       7.09       4.81       3.53       2.73       2.21       1.54
   Years to Optional
        Termination..............          21.84       7.74       5.32       3.94       3.06       2.47       1.73

*   Rounded to the nearest whole percentage.
** Indicates a percentage of the initial class principal amount outstanding of greater than 0.0% and less than 0.5%.
*** Assumes the certificates are sold on the Auction Distribution Date occurring in March 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                              CLASS B-1, CLASS B-2 AND CLASS B-3
                                          -------------------------------------------------------------------------
                                                                      PERCENTAGE OF CPR
                                          -------------------------------------------------------------------------
DISTRIBUTION DATE................           0%         10%        15%        20%        25%        30%        40%
---------------------------------         ------     ------     ------     ------     ------     ------     -------
Initial Percentage...............           100%       100%       100%       100%       100%       100%       100%
March 25, 2007...................           100        100        100        100        100        100        100
March 25, 2008...................           100        100        100        100        100        100         86
March 25, 2009...................           100        100        100        100         92         84         67
March 25, 2010...................           100        100        100         83         69         58         40
March 25, 2011...................           100        100         89         66         52         41         24
March 25, 2012...................           100        100         76         53         39         29         14
March 25, 2013...................            99         95         64         42         29         20          9
March 25, 2014...................            99         85         55         34         22         14          5
March 25, 2015...................            99         77         46         27         16         10          3
March 25, 2016...................            98         68         39         21         12          7          2
March 25, 2017...................            96         60         32         17          9          5          1
March 25, 2018...................            93         53         27         13          6          3          1
March 25, 2019...................            90         46         22         10          5          2         **
March 25, 2020...................            87         40         18          8          3          1         **
March 25, 2021...................            84         35         15          6          2          1         **
March 25, 2022...................            81         30         12          5          2          1         **
March 25, 2023...................            77         26         10          4          1         **         **
March 25, 2024...................            73         22          8          3          1         **         **
March 25, 2025...................            69         19          6          2          1         **         **
March 25, 2026...................            64         16          5          2         **         **         **
March 25, 2027...................            60         13          4          1         **         **         **
March 25, 2028...................            54         11          3          1         **         **         **
March 25, 2029...................            49          9          2          1         **         **         **
March 25, 2030...................            43          7          2         **         **         **         **
March 25, 2031...................            37          5          1         **         **         **         **
March 25, 2032...................            30          4          1         **         **         **         **
March 25, 2033...................            22          3          1         **         **         **         **
March 25, 2034...................            15          2         **         **         **         **         **
March 25, 2035...................             6          1         **         **         **         **         **
March 25, 2036...................             0          0          0          0          0          0          0
Weighted Average Life
   Years to Maturity.............          21.76      13.75       9.92       7.50       6.13       5.26       4.05
   Years to Securities Purchase
        Right....................          21.51      11.55       7.95       5.85       4.66       3.93       2.83
   Years to Optional
        Termination..............          21.70      12.89       9.03       6.72       5.42       4.60       3.46

*  Rounded to the nearest whole percentage.
** Indicates a percentage of the initial class principal amount outstanding of greater than 0.0% and less than 0.5%.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-X-1 AND
CLASS A-X-2 CERTIFICATES

         The Class A-X-1 and Class A-X-2 Certificates will receive only distributions of interest and only on and prior to the distribution date in March 2009. The Class A-X-1 and Class A-X-2 Certificates will not receive any distributions following the distribution date in March 2009. The yield to maturity on the Class A-X-1 and Class A-X-2 Certificates will be extremely sensitive to the level of prepayments on the mortgage loans in the related loan group and the level of LIBOR. The faster that the related mortgage loans prepay and the more LIBOR increases, the less interest the Class A-X-1 and Class A-X-2 Certificates will receive. Furthermore, the higher the mortgage rates on the related mortgage loans that prepay, the less interest the Class A-X-1 and Class A-X-2 Certificates will receive. Furthermore, if the related mortgage loans having higher rates prepay more rapidly than those having lower rates, the rate at which interest accrues on the Class A-X-1 and Class A-X-2 Certificates is also likely to decline. Prospective investors should fully consider the risks associated with an investment in the Class A-X-1 and Class A-X-2 Certificates, including the possibility that if the rate of prepayments on the related mortgage loans is faster than expected, an optional termination of the trust occurs earlier than expected or LIBOR increases faster than expected, investors may not fully recover their initial investments.

         To illustrate the significance of different rates of prepayment on the distributions on the Class A-X-1 and Class A-X-2 Certificates, the table below indicates the approximate pre tax yields to maturity for the Class A-X-1 and Class A-X-2 Certificates (on a corporate bond equivalent basis) under the different percentages of CPR indicated.

         Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity to varying percentages of CPR. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

         The following sensitivity tables for the Class A-X-1 and Class A-X-2 Certificates are based on distributions to the Class A-X-1 and Class A-X-2 Certificates and the Structuring Assumptions and assume further that:

               o the Class A-X-1 and Class A-X-2 Certificates are purchased at the price set forth in the applicable table plus accrued interest on the notional amount from the cut-off date;

               o the assumed values of 1-Month LIBOR, 1-Year LIBOR, 6-Month LIBOR and 1-Year CMT for the related interest accrual period are as set forth in the table in Schedule I to this prospectus supplement, beginning with the first interest accrual period relating to the distribution date in April 2006; and

               o the notional balances of the Class A-X-1 and Class A-X-2 Certificates are reduced to zero on the earlier of the auction call date and the optional termination date.

         There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class A-X-1 and Class A-X-2 Certificates will be as assumed or that the pre tax yield to maturity will correspond to any of the pre tax yields shown in the table below. The actual prices to be paid for the Class A-X-1 and Class A-X-2 Certificates have not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

         PRE-TAX YIELD TO MATURITY OF THE CLASS A-X-1 CERTIFICATES AT AN
             ASSUMED PURCHASE PRICE OF 1.769034% OF THE CLASS A-X-1
            CERTIFICATES PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE


                                                  PERCENTAGE OF CPR
---------------------------------------------------------------------------------------------------------------
                             10%                15%                20%                30%                 40%
                           -------            -------            -------            -------             -------
Yield.............          52.4%              45.5%              38.2%              23.0%                6.7%

         Based on a constant prepayment rate of approximately 43.8% of the CPR, with respect to the mortgage loans, the assumed purchase price above, plus accrued interest from the cut-off date, and the assumptions described above, the pre-tax yield to maturity of the Class A-X-1 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class A-X-1 Certificates would not fully recover the initial purchase price of the Class A-X-1 Certificates.

         PRE-TAX YIELD TO MATURITY OF THE CLASS A-X-2 CERTIFICATES AT AN
             ASSUMED PURCHASE PRICE OF 1.158176% OF THE CLASS A-X-2
            CERTIFICATES PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE


                                                  PERCENTAGE OF CPR
----------------------------------------------------------------------------------------------------------------
                             10%                15%                 20%                30%                 40%
                           -------            -------             -------            -------             -------
Yield.............          52.3%              45.3%               38.1%              22.9%                6.7%

         Based on a constant prepayment rate of approximately 43.8% of the CPR, with respect to the mortgage loans, the assumed purchase price above, plus accrued interest from the cut-off date, and the assumptions described above, the pre-tax yield to maturity of the Class A-X-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class A-X-2 Certificates would not fully recover the initial purchase price of the Class A-X-2 Certificates.

         The pre-tax yields to maturity shown in the preceding tables were calculated by determining the monthly discount rate (whether positive or negative), which, when applied to the assumed stream of cash flow to be paid on the Class A-X-1 or Class A-X-2 Certificates, as applicable, would cause the discounted present value of that assumed stream of cash flow to equal the assumed purchase price. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in the Class A-X-1 Certificates or Class A-X-2 Certificates when any reinvestment rates other than the discount rates are considered.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The pooling and servicing agreement provides that the trust will constitute multiple "real estate mortgage investment conduits" or REMICs. Elections will be made to treat the trust as comprising multiple REMICs for federal income tax purposes.

         Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP:

               o each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended;

               o each class of offered certificates (other than the Class A-R Certificate) will represent beneficial ownership of REMIC regular interests within the meaning of section 860G(a)(1) of the Code;

               o the Class A-R Certificate will represent beneficial ownership of the residual interest in each REMIC within the meaning of section 860G(a)(2) of the Code;

               o each of the Yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates, in addition to representing beneficial ownership of REMIC regular interests, will represent the right to receive payments from the Yield Maintenance Account; and

               o each of the Auction Certificates will, in addition, represent rights and obligations under the Auction Swap Agreement.

TAXATION OF REGULAR INTERESTS GENERALLY

         Interest on a REMIC regular interest must be included in income by a beneficial owner under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, the Class A-X-1 and Class A-X-2 Certificates will, and certain other classes of offered certificates may, be issued with original issue discount ("OID"). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. Because various classes of regular certificates are expected to be issued to one person (which intends to continue to hold the regular certificates indefinitely and, in any case, for at least 30 days), the securities administrator, on behalf of the trust, intends to determine the existence and amount of any OID as if those classes of regular certificates acquired entirely by a single beneficial owner were one debt instrument. If two or more classes of regular certificates are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in section 1286 of the Code would apply to subsequent purchasers of such regular certificates (unless the purchaser acquires a pro-rata portion of each such class of regular certificates). Under those rules, OID, rather than market discount, would be created if the purchase price at the time the regular certificate is purchased is less (by more than a de minimis amount) than its face amount. Because the amount of OID, if any, created by such a transaction will depend on subsequent transactions, information concerning the accrual of such OID will not be available from the securities administrator or the trustee. All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount and stripped bond provisions of the Code and the regulations thereunder on the purchase of the regular certificates. See "Material Federal Income Tax Considerations--Taxation of Owner of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 20% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

PAYMENTS FROM THE FINAL MATURITY RESERVE TRUST

         Any certificateholder receiving a principal payment from the Final Maturity Reserve Trust will be treated as selling a portion of its certificate to the Class I Certificateholder and will be treated as receiving the amount of the principal payment from the Class I Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the certificate principal amount of such certificate. Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.

ADDITIONAL CONSIDERATIONS APPLICABLE TO THE AUCTION CERTIFICATES

         The purchase of an Auction Certificate, for federal income tax purposes, represents (i) the purchase of an undivided beneficial interest in a REMIC regular interest; (ii) the obligation to sell the Auction Certificates on the Auction Distribution Date; and (iii) the acquisition of rights and obligations under the Auction Swap Agreement and the related auction.

          On the Auction Distribution Date, each class of Auction Certificates will be transferred to the third-party investor or investors with the highest bid for that class in the auction conducted by the Auction Administrator, and the holders will be entitled to receive the Par Price. For federal income tax reporting purposes, each beneficial owner of an Auction Certificate will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Auction Certificate on the Auction Distribution Date.

          For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Auction Certificate for the rights acquired or the obligations undertaken with respect to the auction of the Auction Certificates. The Internal Revenue Service could disagree, and if its position were upheld, the holders of the Auction Certificates could have income from OID in addition to the stated interest on their certificates or small offsets of premium against that stated interest. See "Material Federal Income Tax Considerations--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus.

          The interest of the holders of Auction Certificates in the REMIC regular interest and the applicable auction should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of the certificate (including any gain or loss realized in connection with the mandatory transfer of the certificate to a third-party investor on the Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long the certificate is held. Treatment as a straddle also generally requires the certificateholder to capitalize, rather than deduct, any interest and carrying charges allocable to the certificate to the extent those charges exceed the ordinary income from the certificate includible for the taxable year. In addition the Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

          The correct treatment of the Auction Certificates is unclear. The Internal Revenue Service might assert that the Auction Certificates represent the debt of, or another interest in, the Auction Swap Counterparty. If such a position were upheld it could affect the timing and character of the income on the Auction Certificates, and the portion of such certificates which we describe above as being REMIC regular interests would not be treated as REMIC regular interests or qualifying assets for purposes of sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3).

          HOLDERS OF THE AUCTION CERTIFICATES ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TREATMENT OF THEIR INTERESTS IN THE AUCTION CERTIFICATES, INCLUDING THE ALLOCATION OF ISSUE PRICE, TIMING, CHARACTER AND SOURCE OF INCOME, GAIN, DEDUCTION AND LOSS RESULTING FROM THE OWNERSHIP OF THEIR CERTIFICATES.

TREATMENT OF THE YIELD MAINTAINED CERTIFICATES

          In addition to the rights and obligations described above, each Yield Maintained Certificate and the Class A-X-1 and Class A-X-2 Certificates will represent a beneficial interest in the right to receive payments from the related Yield Maintenance Account. For federal income tax information reporting purposes, the entitlement to such payments will be treated as an interest in an interest rate cap contract, and each beneficial owner of a Yield Maintained Certificate and the Class A-X-1 and Class A-X-2 Certificates will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Prospective investors in the Yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates should consult their tax advisors regarding the tax treatment of the rights of the beneficial owners of such Certificates with respect to payments from the related Yield Maintenance Account.

          A beneficial owner of a Yield Maintained Certificate or a Class A-X-1 or Class A-X-2 Certificate must allocate a portion of its purchase price for such Certificate to the interest rate cap component of the Yield Maintained Certificate and the Class A-X-1 and Class A-X-2 Certificates. For federal income tax information reporting purposes, the Pooling and Servicing Agreement will specify the portion of the issue price of each Class of Yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates allocable to the interest rate cap component of such Class and the portion allocable to the REMIC regular interest component of each such Class.

          Upon the sale, exchange, or other disposition of a Yield Maintained Certificate or a Class A-X-1 or Class A-X-2 Certificate, the beneficial owner must allocate a portion of the amount realized to the interest rate cap component based on the relative fair market values of that component to the other components of the Yield Maintained Certificate or the Class A-X-1 and Class A-X-2 Certificates, as applicable, at the time of sale.

          As indicated above, a portion of the purchase price paid by a beneficial owner to acquire a Yield Maintained Certificate or a Class A-X-1 or Class A-X-2 Certificate will be attributable to the interest rate cap component of such certificate. The portion of the overall purchase price attributable to the interest rate cap component must be amortized over the life of such Yield Maintained Certificate or a Class A-X-1 or Class A-X-2 Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the interest rate cap component of a Yield Maintained Certificate or a Class A-X-1 or Class A-X-2 Certificate.

          Any payments received by a holder of a Yield Maintained Certificate or a Class A-X-1 or Class A-X-2 Certificate from the Yield Maintenance Account will be treated as periodic payments received from the interest rate cap. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the interest rate cap component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the interest rate cap component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the interest rate cap component in computing the beneficial owner's alternative minimum tax liability.

CERTAIN OWNERS OF THE OFFERED CERTIFICATES

          The Class A-R Certificates, the subordinate certificates, and the regular interest component of the Yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates will be treated as (i) assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" under Section 856(c)(4)(A) of the Code, and will be so treated in the same proportion that the assets of the Trust Estate, exclusive of the Yield Maintenance Agreements, Yield Maintenance Account, and the Final Maturity Reserve Account, would be so treated. The rights and obligations with respect to any of the mandatory auction, the Final Maturity Reserve Account and the rights under the interest rate cap component of the yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates, will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A-R Certificate will not be and, because of these additional rights and obligations associated with ownership of the Yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates, the Yield Maintained Certificates and the Class A-X-1 and Class A-X-2 Certificates would not likely be qualified mortgages in the hands of a REMIC.

THE RESIDUAL CERTIFICATE

          The holder of the Class A-R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

          The purchaser of the Class A-R Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the Prospectus and should consult its own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as consisting of "non-economic"residual interests, "non-significant value" residual interests and "tax avoidance potential" residential interests. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

REPORTABLE TRANSACTIONS

          Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances. See "Material Federal Income Tax Consequences--Reportable Transactions" in the prospectus.

                                   STATE TAXES

          The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

          All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

          ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans-- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested-- and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

          ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

          The U.S. Department of Labor ("DOL") has granted an individual administrative exemption to Credit Suisse Securities (USA) LLC (the "Underwriter's Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations and the servicing, operation and management of the trust and its assets. Assuming that the general conditions of the Underwriter's Exemption are met, the Underwriter's Exemption applies to certificates that qualify for the Underwriter's Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

          For a general description of the Exemption, and the conditions that must be satisfied for the Underwriter's Exemption to apply, see "ERISA Considerations" in the prospectus. Subject to the following, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Class A-R Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met as of the closing date. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent or more of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

          Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which offered certificate entitles the holder to receive payments under the Auction Swap Agreement or from the Final Maturity Reserve Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments under the Auction Swap Agreement or from the Final Maturity Reserve Trust, together with the right to receive such payments.

          Any class of certificates rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody's ("Exemption Eligible Certificates") at the time of acquisition may be eligible for relief under the Exemption, considered without the rights to receive payments with respect to the Auction Swap Agreement and the Final Maturity Reserve Trust. See "--ERISA Considerations with Respect to the Auction Swap Agreement and the Final Maturity Reserve Trust" below."

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1 DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THE PROSPECTUS, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR, UNLESS THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR,
RECEIVES:

               o a representation from the acquirer or transferee of the Class A-R Certificate to the effect that the transferee is not a Plan, or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

               o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are covered under Sections I and III of PTCE 95-60.

      ERISA CONSIDERATIONS WITH RESPECT TO THE AUCTION SWAP AGREEMENT AND
                        THE FINAL MATURITY RESERVE TRUST

          The swap feature related to each of the Auction Certificates under the Auction Swap Agreement is not eligible for the exemptive relief available under the Underwriter's Exemption. The transactions under the Auction Swap Agreement are likely to be characterized under ERISA and Section 4975 of the Code as principal transactions between the owner of an Auction Certificate and the Auction Swap Counterparty, to the extent of the right of an Auction Certificateholder to receive the excess, if any, of the Par Price over the Auction Proceeds for such class of Auction Certificates, and the right of the Auction Swap Counterparty to receive the excess, if any, of the Auction Proceeds over the Par Price for the Auction Certificates. Therefore, the purchase of an Auction Certificate before the Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Auction Certificate and the Auction Swap Counterparty (if it is a Party in Interest with respect to the Plan, as defined in the prospectus), unless another administrative exemption is available. In addition, when the certificates are retired if payments are made to Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B, Class A-2-C, Class B-1, Class B-2 and Class B-3 Certificates from the Final Maturity Reserve Trust, for purposes of ERISA and Section 4975 of the Code this may be deemed to be a sale or exchange of property between certificateholders that are Plans and the Class I Certificateholder, who may be a Party in Interest with respect to such Plans and consequently may result in a prohibited transaction unless another administrative exemption is available.

          Accordingly, no Plan or other person using Plan Assets may acquire or hold an offered certificate (other than the Class A-X-1 and Class A-X-2 Certificates) otherwise eligible for the Underwriter's Exemption with respect to the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2-A, Class A-2-B, Class A-2-C, Class B-1, Class B-2 and Class B-3 Certificates, before the later of the distribution date in March 2009 and the termination of the final maturity reserve trust, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Final Maturity Reserve Trust, any certificate whose rating has fallen to below BBB- and Baa3 could be purchased by insurance company general accounts pursuant to such exemption.

          If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the servicers, the seller and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

FIDUCIARY CONSIDERATIONS

          Credit Suisse Securities (USA) LLC, the seller and the trustee make no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should make its own determination as to the applicability of the Underwriter's Exemption and any other exemptions to the acquisition, holding and disposition of offered certificates and any rights associated with such certificates.

                                USE OF PROCEEDS

          The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the mortgage loans that the seller will sell to the depositor, Credit Suisse First Boston Mortgage Securities Corp. will advance approximately $950,000,000 to various lenders to repay certain financing arrangements between the seller and the various lenders.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Credit Suisse Securities (USA) LLC, which is an affiliate of the depositor, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Greenwich Capital Markets Inc., the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the amount of the offered certificates set forth in the table below:


                             CREDIT SUISSE          BEAR, STEARNS &         LEHMAN BROTHERS       GREENWICH CAPITAL
         CLASS            SECURITIES (USA) LLC         CO. INC.                   INC.              MARKETS, INC.
 ---------------------   ---------------------     ----------------        -----------------     -------------------
A-1-A...................  $    12,678,750          $    12,678,750         $    12,678,750       $    12,678,750
A-1-B...................  $    23,051,000          $    23,051,000         $    23,051,000       $    23,051,000
A-1-C...................  $    36,099,250          $    36,099,250         $    36,099,250       $    36,099,250
A-X-1*..................  $    71,829,000          $    71,829,000         $    71,829,000       $    71,829,000
A-R.....................  $           100          $             0         $             0       $             0
A-2-A...................  $   115,085,750          $   115,085,750         $   115,085,750       $   115,085,750
A-2-B...................  $    37,500,000          $    37,500,000         $    37,500,000       $    37,500,000
A-2-C...................  $     4,175,000          $     4,175,000         $     4,175,000       $     4,175,000
A-X-2*..................  $   156,760,750          $   156,760,750         $   156,760,750       $   156,760,750
B-1.....................  $     3,316,500          $     3,316,500         $     3,316,500       $     3,316,500
B-2.....................  $     1,658,250          $     1,658,250         $     1,658,250       $     1,658,250
B-3.....................  $     1,184,500          $     1,184,500         $     1,184,500       $     1,184,500

----------
*   Notional Amount

          It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about March 30, 2006, against payment therefor in immediately available funds. It is expected that the Class A-R Certificates will be available for delivery at the office of Credit Suisse Securities (USA) LLC, against payment therefor in immediately available funds.

          In connection with the offered certificates, the underwriters have agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

          The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

          The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 101.0917% of the aggregate certificate principal balance of the offered certificates, plus accrued interest, if applicable, from the Cut-off Date.

          The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

          The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

          The auction swap counterparty is an affiliate of the depositor and Credit Suisse Securities (USA) LLC, an underwriter. The yield maintenance counterparty is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

                                 LEGAL MATTERS

          Certain legal matters in connection with the issuance of the offered certificates will be passed upon by McKee Nelson LLP, Washington, D.C., as counsel for the depositor and for the underwriters. Certain legal matters will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New York, as counsel for the seller.

                               LEGAL PROCEEDINGS

          There are no material legal proceedings pending against the sponsor, the depositor or the issuing entity, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

                                LEGAL INVESTMENT

          When issued, the senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

          The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                    RATINGS

          It is a condition to the issuance of the offered certificates that the senior certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with S&P, the "rating agencies"). It is a condition to the issuance of the Class B-1 Certificates that they be rated at least "AA" by S&P. It is a condition to the issuance of the Class B-2 Certificates that they be rated at least "A" by S&P. It is a condition to the issuance of the Class B-3 Certificates that they be rated at least "BBB" by S&P.

          The ratings assigned by the above rating agencies address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

          The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

          The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

          The depositor has not engaged any rating agency other than S&P and Moody's to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by S&P and Moody's.

                                GLOSSARY OF TERMS

          AB Servicing Criteria. The servicing criteria established in Item 1122(d) of Regulation AB.

          Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal amount of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance for that date.

          Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

          Apportioned Principal Balance. For any distribution date, any loan group and for any class of subordinate certificates, an amount equal to the certificate principal amount of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

          Available Funds. For any distribution date and any loan group, an amount equal to:

          (A) the sum of the following with respect to each mortgage loan in that loan group:

               o all scheduled installments of interest (net of the related trust expense fees and retained interest, if any) and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

               o all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer's normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

               o any amounts received with respect to foreclosed properties for that distribution date;

               o any amount of compensating interest received in respect of the mortgage loan for that distribution date;

               o all partial or full prepayments of the mortgage loan (but not including prepayment penalties) received during the related Prepayment Period for that distribution date; and

               o if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the loan;

reduced by

          (B) the sum of the following with respect to each mortgage loan in that loan group:

               o amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

               o the trust expense fees including the servicing fees, master servicing fees and retained interest, if any.

          Class Subordination Percentage. For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the certificate principal amount of that class immediately before that date and the denominator of which is the aggregate certificate principal amount of all classes of certificates immediately before that date.

          Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

          Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

          Final Maturity Reserve Amount. For each loan group and each distribution date on and after the distribution date in March 2016 up to and including the earlier of the distribution date in March 2036 or the termination of the trust, the product of (x) the related Final Maturity Reserve Rate divided by 12 and (y) the related Pool Balance on the first day of the related Due Period (not including for this purpose mortgage loans in the related loan group for which prepayments in full have been received and distributed in the month prior to that distribution date).

          Final Maturity Reserve Rate. For the mortgage loans in group 1 and group 2, an annual rate of 0.00469% and 0.00324%, respectively.

          Original Applicable Credit Support Percentage. For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

          Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the first day of the month preceding the month of that distribution date.

          Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

          Principal Distribution Amount. For any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

               o each scheduled payment of principal collected or advanced on the mortgage loan by the related servicer or the master servicer in the related Due Period;

               o if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the collection account during the related Prepayment Period;

               o the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the collection account during the related Prepayment Period;

               o if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

               o if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

               o the principal portion of all partial and full principal prepayments of the mortgage loan and any Recoveries, in each case received during the related Prepayment Period.

          Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the related Prepayment Period which has previously been allocated as a realized loss to a class or classes of certificates, net of reimbursable expenses.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

          Senior Credit Support Depletion Date. The date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero.

          Senior Percentage. For each distribution date and each loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balance of the class or classes of senior certificates relating to the loan group immediately prior to that date and the denominator of which is the Stated Principal Balance of all mortgage loans in the related loan group for that date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group, the Senior Percentage for such loan group will be equal to 0%; and, provided, further, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group, the Senior Percentage of the remaining senior certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balances of the remaining class or classes of senior certificates immediately prior to such date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates, immediately prior to such date.

          Senior Prepayment Percentage. For each loan group and any distribution date occurring before April 2013, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

          For each loan group and any distribution date occurring on or after the distribution date in April 2013, the related Senior Prepayment Percentage will be as follows:

          o for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

          o for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

          o for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

          o for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

          o for any distribution date thereafter, the related Senior Percentage for that date.

          Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any loan group will occur unless the Step Down Test is satisfied on such distribution date.

          However, if, on any distribution date occurring on or after the distribution date in April 2013, the Senior Percentage for such loan group exceeds the initial Senior Percentage for such loan group, the related Senior Prepayment Percentage for that date will once again equal 100%.

          Notwithstanding the preceding paragraphs, (i) if on any distribution date prior to April 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any distribution date in or after April 2009 the Two Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date.

          Senior Principal Distribution Amount. For any distribution date and each loan group will equal the sum of:

               o the related Senior Percentage of all amounts for that date described in the first four bullets of the definition of "Principal Distribution Amount" with respect to that loan group;

plus

               o for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

                (a) the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

                (b) the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

               o the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of "Principal Distribution Amount."

          Senior Termination Date. For any loan group is the date on which the aggregate certificate principal balance of the related class or classes of senior certificates is reduced to zero.

          Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and net liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

          Step Down Test. As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

          first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, and second, cumulative realized losses on all of the mortgage loans do not exceed:

                         o for any distribution date on or after the seventh anniversary of the first distribution date, 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

                         o for any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

                         o for any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

                         o for any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, and

                         o for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

          Subordinate Component. For any distribution date and with respect to any loan group is the aggregate Stated Principal Balances of the mortgage loans in the related loan group, as of the first day of the month preceding the month in which such distribution date occurs, minus the aggregate certificate principal balance of the related senior certificates immediately prior to such distribution date.

          Subordinate Percentage. For each loan group and any distribution date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

          Subordinate Prepayment Percentage. For any distribution date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

          Subordinate Principal Distribution Amount. For any distribution date and each loan group will equal the sum of the following amounts:

               o the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of "Principal Distribution Amount,"

               o for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of "Senior Principal Distribution Amount" up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

               o the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of "Principal Distribution Amount."

          On any distribution date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such distribution date with respect to all of the mortgage loans as opposed to the mortgage loans in the related loan group only.

          Two Times Test. On any distribution date, the satisfaction of all of the following conditions:

               o the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the closing date,

               o the condition described in clause first of the definition of "Step Down Test" is satisfied, and

               o in or after the distribution date in April 2009, cumulative realized losses do not exceed 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, or prior to the distribution date in April 2009, cumulative realized losses do not exceed 20% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

                                   SCHEDULE I

                              INTEREST RATE CURVES

      INTEREST              1-MONTH               6-MONTH               1-YEAR               1-YEAR
   ACCRUAL PERIOD          LIBOR (%)             LIBOR (%)            LIBOR (%)             CMT (%)
--------------------- --------------------- --------------------- ------------------- ---------------------
     April 2006             4.82250               5.05000              5.14380              4.78100
      May 2006              4.84105               5.10850              5.23273              4.97742
     June 2006              5.04184               5.16585              5.26527              5.00654
     July 2006              5.01877               5.19166              5.28245              5.01786
    August 2006             5.09625               5.21103              5.30369              5.01160
   September 2006           5.17267               5.22002              5.31998              4.98851
    October 2006            5.15925               5.21875              5.33110              4.94982
   November 2006            5.17795               5.22354              5.34457              4.89748
   December 2006            5.19342               5.22960              5.35714              4.83475
    January 2007            5.13253               5.23730              5.36862              4.76544
   February 2007            5.14902               5.25932              5.38514              4.69373
     March 2007             5.16521               5.28207              5.39931              4.62415
     April 2007             5.18740               5.30503              5.41047              4.56160
      May 2007              5.21353               5.32647              5.41748              4.51062
     June 2007              5.23861               5.34492              5.41988              4.47314
     July 2007              5.26188               5.35960              5.41784              4.45020
    August 2007             5.28258               5.36975              5.41163              4.44261
   September 2007           5.29997               5.37460              5.40169              4.45094
    October 2007            5.31330               5.37338              5.38854              4.47552
   November 2007            5.32182               5.36558              5.37286              4.51605
   December 2007            5.32478               5.35181              5.35545              4.57025
    January 2008            5.32143               5.33315              5.33722              4.63475
   February 2008            5.31103               5.31092              5.31923              4.70543
     March 2008             5.29281               5.28670              5.30264              4.77744
     April 2008             5.26755               5.26232              5.28875              4.84516
      May 2008              5.24100               5.23958              5.27873              4.90333
     June 2008              5.21523               5.21942              5.27275              4.95062
     July 2008              5.19095               5.20257              5.27067              4.98691
    August 2008             5.16886               5.18973              5.27226              5.01231
   September 2008           5.14965               5.18161              5.27720              5.02712
    October 2008            5.13401               5.17892              5.28509              5.03185
   November 2008            5.12265               5.18212              5.29547              5.02722
   December 2008            5.11625               5.19062              5.30775              5.01418
    January 2009            5.11552               5.20342              5.32130              4.99390
   February 2009            5.12116               5.21936              5.33537              4.96774
     March 2009             5.13385               5.23711              5.34917              4.93728


                                     S-I-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the offered certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

          Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


                                   ANNEX I -1

          Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the


                                     ANNEX I -2
cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

               I. the securities administrator or the U.S. withholding agent receives a statement--

                    (a) from the beneficial owner on Internal Revenue Service
                    (IRS) From W-8BEN (or any successor form) that--

                         (i) is signed by the beneficial owner under penalties of perjury,

                         (ii) certifies that such beneficial owner is not a United States person, and

                         (iii) provides the name and address of the beneficial owner, or

                    (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                         (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                         (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                         (iii) provides the name and address of the beneficial owner, and

                         (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

               II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;


                                     ANNEX I -3

               III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

               IV. the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

          A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

          In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

          I. provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;

          II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

          III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

          This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

          The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


                                   ANNEX I -4

                                    ANNEX II

                          MORTGAGE LOAN CHARACTERISTICS

          The following tables set forth as of the cut-off date the number, aggregate principal balance and the percentage having the stated characteristics shown in the tables in each range. The sum of the amounts of the total principal balance and the percentage in the following tables may not equal the totals due to rounding.

                    PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                    PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF          AS OF THE           PRINCIPAL BALANCE AS
          PRINCIPAL BALANCE ($)                   MORTGAGE LOANS      CUT-OFF DATE        OF THE CUT-OFF DATE
       --------------------------             -------------------- ------------------    ----------------------
        0.01 --   100,000.00.................               34      $    2,948,395.01            0.31%
  100,000.01 --   200,000.00.................              185          29,118,978.63            3.07
  200,000.01 --   300,000.00.................              189          47,071,941.33            4.97
  300,000.01 --   400,000.00.................              148          51,754,461.84            5.46
  400,000.01 --   500,000.00.................              158          72,331,740.17            7.63
  500,000.01 --   600,000.00.................               94          51,877,340.28            5.48
  600,000.01 --   700,000.00.................               87          56,697,056.01            5.98
  700,000.01 --   800,000.00.................               52          39,469,995.21            4.17
  800,000.01 --   900,000.00.................               39          33,396,769.16            3.52
  900,000.01 -- 1,000,000.00.................               83          80,709,147.77            8.52
1,000,000.01 -- 1,200,000.00.................               57          63,468,821.63            6.70
1,200,000.01 -- 1,400,000.00.................               40          52,189,848.68            5.51
1,400,000.01 -- 1,600,000.00.................               42          63,040,244.63            6.65
1,600,000.01 -- 1,800,000.00.................               28          47,895,847.68            5.05
1,800,000.01 -- 2,000,000.00.................               29          56,188,725.70            5.93
2,000,000.01 -- 3,000,000.00.................               34          85,051,837.50            8.98
3,000,000.01 -- 4,000,000.00.................               12          42,976,599.98            4.54
4,000,000.01 -- 5,000,000.00.................                6          27,900,000.00            2.94
Greater than or equal to 5,000,000.01.......                 6          43,435,000.00            4.58
                                              --------------------  -------------------    ------------------
Total.......................................             1,323        $947,522,751.21          100.00%
                                              ====================  ===================    ==================

          The average principal balance of the mortgage loans was approximately $716,193 as of the cut-off date.

             ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                     PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
          ORIGINAL TERM (MONTHS)                 MORTGAGE LOANS         CUT-OFF DATE        OF THE CUT-OFF DATE
    ------------------------------             -------------------- ------------------    ----------------------
319.........................................                1          $    700,000.00                0.07%
333.........................................                1               970,000.00                0.10
340.........................................                1             2,000,000.00                0.21
350.........................................                1             1,297,000.00                0.14
360.........................................            1,312           938,034,963.35               99.00
480.........................................                7             4,520,787.86                0.48
                                              --------------------  -------------------       ------------------
Total.......................................            1,323          $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average original term to stated maturity of the mortgage loans was approximately 360 months as of the cut-off date.

                                   ANNEX II-1

            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
          REMAINING TERM (MONTHS)                 MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
    --------------------------------            -------------------- ------------------    ----------------------
281 - 320...................................               19           $  9,703,278.48                1.02%
321 - 360...................................            1,297            933,298,684.87               98.50
Greater than or equal to 361................                7              4,520,787.86                0.48
                                              --------------------  -------------------       ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the cut-off date.

                       PROPERTY TYPE OF THE MORTGAGE LOANS

                                                                     PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
               PROPERTY TYPE                      MORTGAGE LOANS       CUT-OFF DATE        OF THE CUT-OFF DATE
    --------------------------------            -------------------- ------------------    ----------------------
Single Family Detached......................              651           $538,138,011.05               56.79%
Townhouse...................................               13              5,580,099.56                0.59
Condominium.................................              201            118,711,105.87               12.53
Condotel....................................               17              6,722,553.09                0.71
Two-to-Four Family..........................               65             45,227,180.50                4.77
Cooperative.................................               30             20,784,670.32                2.19
Planned Unit Development Attached...........               54             24,572,416.16                2.59
Planned Unit Development Detached...........              292            187,786,714.66               19.82
                                              --------------------  -------------------       ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================       ==================

                  STATED OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
                 OCCUPANCY                        MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
    --------------------------------            -------------------- ------------------    ----------------------
Primary.....................................              801           $680,941,612.10               71.87%
Second Home.................................              186            152,984,448.35               16.15
Investment..................................              336            113,596,690.76               11.99
                                              --------------------  -------------------       ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                       NUMBER OF             AS OF THE          AS OF THE CUT-OFF
                    PURPOSE                         MORTGAGE LOANS         CUT-OFF DATE                DATE
    --------------------------------               -------------------- ------------------      ------------------
Purchase.........................................            722             $436,660,679.93             46.08%
Refinance -- Rate Term...........................            231              222,842,289.54             23.52
Refinance -- Cashout.............................            370              288,019,781.74             30.40
                                                    --------------------  -------------------    ------------------
Total............................................          1,323             $947,522,751.21            100.00%
                                                    ====================  ===================    ==================

                                   ANNEX II-2

                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS

                                                                                                  % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                        NUMBER OF            AS OF THE          AS OF THE CUT-OFF
                DOCUMENTATION                         MORTGAGE LOANS       CUT-OFF DATE              DATE
    --------------------------------               -------------------- ------------------      -------------------
Full Documentation..........................               1,207         $838,344,740.10              88.48%
Stated Income Documentation......... .......                 106          100,783,293.57              10.64
No Ratio Documentation......................                  10            8,394,717.54               0.89
                                                 --------------------  -------------------       ------------------
Total.......................................               1,323         $947,522,751.21             100.00%
                                                 ====================  ===================       ==================

            CONVERSION AND MODIFIABLE FEATURES OF THE MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                                                       NUMBER OF           AS OF THE         AS OF THE CUT-OFF
    CONVERSION AND MODIFIABLE FEATURES               MORTGAGE LOANS      CUT-OFF DATE              DATE
    -----------------------------------          -------------------  ------------------     --------------------
Convertible and Modifiable..................                   7         $  4,136,385.41               0.44%
Only Modifiable.............................                 337          201,820,284.53              21.30
Neither Convertible nor Modifiable..........                 979          741,566,081.27              78.26
                                                --------------------  -------------------     ------------------
Total.......................................               1,323         $947,522,751.21             100.00%
                                                ====================  ===================     ==================

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE        % OF AGGREGATE
           ORIGINAL LOAN-TO-VALUE                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
                  RATIO (%)                       MORTGAGE LOANS         CUT-OFF DATE        OF THE CUT-OFF DATE
    --------------------------------            -------------------- ------------------    ----------------------
Less than or equal to 50.00.................               161          $150,980,756.74               15.93%
50.01 --  55.00.............................                49            56,329,758.74                5.94
55.01 --  60.00.............................                67            74,420,139.85                7.85
60.01 --  65.00.............................                84            73,700,990.99                7.78
65.01 --  70.00.............................               138           141,373,212.30               14.92
70.01 --  75.00.............................               184           143,391,116.72               15.13
75.01 --  80.00.............................               606           285,143,082.91               30.09
80.01 --  85.00.............................                 5             1,661,399.77                0.18
85.01 --  90.00.............................                11             3,979,505.55                0.42
90.01 --  95.00.............................                 7             2,185,917.96                0.23
95.01 -- 100.00.............................                11            14,356,869.68                1.52
                                              --------------------  -------------------       ------------------
Total.......................................             1,323          $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average original loan-to-value ratio of the mortgage loans was approximately 66.48% as of the cut-off date.

                                   ANNEX II-3

              EFFECTIVE LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                     PRINCIPAL BALANCE        % OF AGGREGATE
           EFFECTIVE LOAN-TO-VALUE                   NUMBER OF          AS OF THE         PRINCIPAL BALANCE AS
                  RATIO (%)                       MORTGAGE LOANS       CUT-OFF DATE        OF THE CUT-OFF DATE
       --------------------------------        -------------------- ------------------    ----------------------
Less than or equal to 50.00.................               162          $151,450,756.72               15.98%
50.01 -- 55.00..............................                49            56,329,758.74                5.94
55.01 -- 60.00..............................                68            74,665,139.85                7.88
60.01 -- 65.00..............................                85            81,035,990.99                8.55
65.01 -- 70.00..............................               139           143,893,212.30               15.19
70.01 -- 75.00..............................               184           143,391,116.72               15.13
75.01 -- 80.00..............................               613           288,929,952.61               30.49
80.01 -- 85.00..............................                 5             1,661,399.77                0.18
85.01 -- 90.00..............................                11             3,979,505.55                0.42
90.01 -- 95.00..............................                 7             2,185,917.96                0.23
                                              --------------------  -------------------       ------------------
Total.......................................             1,323          $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average effective loan-to-value ratio of the mortgage loans was approximately 66.02% as of the cut-off date.

                                   ANNEX II-4

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                     NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
           GEOGRAPHIC DISTRIBUTION                MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
         --------------------------------        -------------------- ------------------    ----------------------
Alabama.....................................                 8          $  4,360,966.94                0.46%
Arizona.....................................                56            23,507,874.60                2.48
California..................................               264           267,232,490.90               28.20
Colorado....................................               154           121,563,548.62               12.83
Connecticut.................................                21            25,406,592.75                2.68
Delaware....................................                 4             3,219,399.99                0.34
District of Columbia........................                 4             3,680,000.00                0.39
Florida.....................................               148            95,560,893.48               10.09
Georgia.....................................                71            41,092,061.06                4.34
Hawaii......................................                 8            11,155,000.00                1.18
Idaho.......................................                 3             2,298,264.12                0.24
Illinois....................................                39            18,660,687.23                1.97
Indiana.....................................                 2               457,200.00                0.05
Iowa........................................                 1                65,625.00                0.01
Kentucky....................................                 1               702,800.00                0.07
Louisiana...................................                 3             1,153,100.00                0.12
Maine.......................................                 4             2,421,990.46                0.26
Maryland....................................                23            13,814,354.99                1.46
Massachusetts...............................                18            13,723,120.44                1.45
Michigan....................................                 7             1,680,593.20                0.18
Minnesota...................................                32            13,855,713.86                1.46
Missouri....................................                11             7,309,091.49                0.77
Nevada......................................                17             9,815,082.82                1.04
New Jersey..................................                51            32,112,895.61                3.39
New Mexico..................................                26            14,462,738.55                1.53
New York....................................                82            78,221,245.55                8.26
North Carolina..............................                32            18,297,119.64                1.93
Ohio........................................                 2             2,339,000.00                0.25
Oregon......................................                14             2,811,990.28                0.30
Pennsylvania................................                38            22,566,529.40                2.38
Rhode Island................................                 3             1,789,700.00                0.19
South Carolina..............................                42            20,681,676.31                2.18
South Dakota................................                 1               280,000.00                0.03
Tennessee...................................                12             4,429,803.92                0.47
Texas.......................................                28            19,408,365.57                2.05
Utah........................................                17             8,582,757.71                0.91
Virginia....................................                35            20,676,974.19                2.18
Washington..................................                34            15,786,536.53                1.67
Wisconsin...................................                 7             2,338,966.00                0.25
                                              --------------------  -------------------       ------------------
Total.......................................             1,323          $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of mortgage loans by principal balance was approximately 3.52% in the 81611 ZIP Code.

                                   ANNEX II-5

                        LOAN RATES OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
               LOAN RATE (%)                      MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
4.501 -- 4.750..............................                2           $    795,778.82               0.08%
4.751 -- 5.000..............................                3              1,013,070.57                0.11
5.001 -- 5.250..............................               10             11,220,555.60                1.18
5.251 -- 5.500..............................               50             40,619,458.03                4.29
5.501 -- 5.750..............................              184            169,522,748.36               17.89
5.751 -- 6.000..............................              422            272,747,945.76               28.79
6.001 -- 6.250..............................              354            249,675,681.91               26.35
6.251 -- 6.500..............................              214            123,679,024.66               13.05
6.501 -- 6.750..............................               71             53,588,196.91                5.66
6.751 -- 7.000..............................               11             16,217,790.59                1.71
7.001 -- 7.250..............................                2              8,442,500.00                0.89
                                              --------------------  -------------------       ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average loan rate of the mortgage loans was approximately 6.056% as of the cut-off date.

                    MAXIMUM LOAN RATES OF THE MORTGAGE LOANS

                                                                     PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
           MAXIMUM LOAN RATE (%)                  MORTGAGE LOANS       CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
 9.501 --  9.750............................                2           $    795,778.82                0.08%
 9.751 -- 10.000............................                3              1,013,070.57                0.11
10.001 -- 10.250............................                7              8,289,355.60                0.87
10.251 -- 10.500............................               32             21,872,555.11                2.31
10.501 -- 10.750............................              133             95,103,884.56               10.04
10.751 -- 11.000............................              368            224,314,943.05               23.67
11.001 -- 11.250............................              348            241,951,002.87               25.54
11.251 -- 11.500............................              227            138,829,267.95               14.65
11.501 -- 11.750............................              122            128,007,060.71               13.51
11.751 -- 12.000............................               67             67,144,543.30                7.09
12.001 -- 12.250............................               11             19,098,379.04                2.02
12.251 -- 12.500............................                3              1,102,909.63                0.12
                                              --------------------  -------------------       ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average maximum loan rate of the mortgage loans was approximately 11.223% as of the cut-off date.

                    MINIMUM LOAN RATES OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
           MINIMUM LOAN RATE (%)                  MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
1.000.......................................                4           $  4,622,750.00                0.49%
1.875.......................................            1,204            834,650,080.38               88.09
2.000.......................................                3              3,691,247.43                0.39
2.125.......................................                1              1,516,000.00                0.16
2.250.......................................               53             59,963,332.95                6.33
2.375.......................................                3              4,446,367.41                0.47
2.500.......................................               52             36,269,727.60                3.83
2.625.......................................                1                335,245.44                0.04
4.250.......................................                1              1,792,000.00                0.19
4.375.......................................                1                236,000.00                0.02
                                              --------------------  -------------------       ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================       ==================

          The weighted average minimum loan rate of the mortgage loans was approximately 1.927% as of the cut-off date.

                                   ANNEX II-6

                       GROSS MARGINS OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
              GROSS MARGIN (%)                    MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
1.000.......................................                4           $  4,622,750.00                0.49%
1.875.......................................            1,216            843,885,560.66               89.06
2.250.......................................               50             58,877,712.95                6.21
2.375.......................................                2              3,998,000.00                0.42
2.500.......................................               51             36,138,727.60                3.81
                                              --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ==================

          The weighted average gross margin of the mortgage loans was approximately 1.920% as of the cut-off date.

                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
                PRODUCT TYPE                      MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
1 Mo ARM (IO)...............................                2           $  2,493,750.00                0.26%
10/1 Hybrid ARM.............................               24             11,917,504.69                1.26
10/1 Hybrid ARM (IO)........................              353            296,971,808.95               31.34
10/1 Mo Hybrid ARM..........................                6              3,519,589.17                0.37
10/1 Mo Hybrid ARM (IO).....................               75             97,219,648.65               10.26
10/6 Hybrid ARM.............................                3                833,985.97                0.09
10/6 Hybrid ARM (IO)........................               39             28,060,157.14                2.96
3/1 Hybrid ARM..............................                5              1,719,935.80                0.18
3/1 Hybrid ARM (IO).........................               53             25,145,264.63                2.65
3/1 Mo Hybrid ARM (IO)......................                1                500,000.00                0.05
3/6 Hybrid ARM (IO).........................                3              2,079,050.00                0.22
5/1 Hybrid ARM..............................               24             11,417,616.83                1.20
5/1 Hybrid ARM (IO).........................              363            216,897,811.59               22.89
5/1 Mo Hybrid ARM (IO)......................               22             22,594,975.66                2.38
5/6 Hybrid ARM..............................                1                439,100.60                0.05
5/6 Hybrid ARM (IO).........................               23             14,449,243.91                1.52
7/1 Hybrid ARM..............................               26             11,166,450.95                1.18
7/1 Hybrid ARM (IO).........................              252            164,937,253.94               17.41
7/1 Mo Hybrid ARM...........................                1                354,636.33                0.04
7/1 Mo Hybrid ARM (IO)......................                5              3,782,000.00                0.40
7/6 Hybrid ARM..............................                3              1,635,737.63                0.17
7/6 Hybrid ARM (IO).........................               39             29,387,228.77                3.10
                                              --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ==================

                          INDICES OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                     NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
                    INDEX                         MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
1-Year CMT..................................                47          $ 36,538,997.97                3.86%
1-Month LIBOR...............................               112           130,464,599.81               13.77
6-Month LIBOR...............................               111            76,884,504.02                8.11
1-Year LIBOR................................             1,053           703,634,649.41               74.26
                                              --------------------  -------------------     ------------------
Total.......................................             1,323          $947,522,751.21              100.00%
                                              ====================  ===================     ==================

          For a description of the indices referred to above, see "--The Indices" above.

                                   ANNEX II-7

                     INITIAL RATE CAPS OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                     NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
            INITIAL RATE CAP (%)                  MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
No Initial Rate Cap.........................               112          $130,464,599.81               13.77%
2.000.......................................                 2               664,800.00                0.07
4.000.......................................                59            27,554,500.43                2.91
5.000.......................................             1,145           783,130,900.97               82.65
6.000.......................................                 5             5,707,950.00                0.60
                                              --------------------  -------------------     ------------------
Total.......................................             1,323          $947,522,751.21              100.00%
                                              ====================  ===================     ==================

                    PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
           PERIODIC RATE CAP (%)                  MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
No Periodic Rate Cap........................              112           $130,464,599.81               13.77%
1.000.......................................              113             77,544,070.02                8.18
2.000.......................................            1,098            739,514,081.38               78.05
                                              --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ==================

              NEXT LOAN RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
               NEXT LOAN RATE                       NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
              ADJUSTMENT DATE                     MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
April 2006..................................                2           $  2,493,750.00                0.26%
August 2007.................................                1                745,000.00                0.08
October 2007................................                1                562,800.00                0.06
December 2007...............................                1                232,978.82                0.02
October 2008................................                3              1,762,750.00                0.19
November 2008...............................                4              1,036,350.00                0.11
December 2008...............................               20             10,425,038.99                1.10
January 2009................................               25             12,086,592.71                1.28
February 2009...............................                6              1,910,239.91                0.20
March 2009..................................                1                682,500.00                0.07
June 2010...................................                1                345,000.00                0.04
August 2010.................................                2                597,600.00                0.06
September 2010..............................                1              4,500,000.00                0.47
October 2010................................                8              2,016,170.34                0.21
November 2010...............................               24              9,674,968.07                1.02
December 2010...............................              114             71,409,835.96                7.54
January 2011................................              168            108,007,039.68               11.40
February 2011...............................               93             56,187,965.54                5.93
March 2011..................................               22             13,060,169.00                1.38
September 2012..............................                4              3,106,105.61                0.33
October 2012................................                3              1,783,400.00                0.19
November 2012...............................               16             13,387,214.18                1.41
December 2012...............................               69             35,559,117.46                3.75
January 2013................................              113             67,745,415.41                7.15
February 2013...............................               91             66,251,670.96                6.99
March 2013..................................               30             23,430,384.00                2.47
September 2015..............................                3              2,881,023.25                0.30
October 2015................................                7              7,093,877.32                0.75
November 2015...............................               19             13,778,320.24                1.45
December 2015...............................               76             56,198,321.11                5.93
January 2016................................              189            159,807,814.48               16.87
February 2016...............................              174            167,349,163.17               17.66
March 2016..................................               32             31,414,175.00                3.32
                                              --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ==================

                                   ANNEX II-8

                        FICO SCORES OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
                 FICO SCORE                       MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
Less than or equal to 550...................                1           $    469,999.98                0.05%
551 -- 575..................................                1                464,000.00                0.05
576 -- 600..................................                1                 57,900.00                0.01
601 -- 625..................................                5              3,291,517.96                0.35
626 -- 650..................................               11             12,460,009.59                1.32
651 -- 675..................................               66             42,488,718.16                4.48
676 -- 700..................................              134            104,278,069.40               11.01
701 -- 725..................................              183            178,811,880.49               18.87
726 -- 750..................................              215            161,798,912.25               17.08
751 -- 775..................................              270            179,962,100.66               18.99
776 -- 800..................................              343            218,264,091.97               23.04
801 -- 825..................................               93             45,175,550.75                4.77
                                              --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ==================

          The weighted average FICO score of the mortgage loans with scores was approximately 742 as of the cut-off date.

                    AMORTIZATION TYPES OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF             AS OF THE         PRINCIPAL BALANCE AS
             AMORTIZATION TYPE                    MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
Fully-Amortizing............................               93           $ 43,004,557.97                4.54%
Interest-only*..............................            1,230            904,518,193.24               95.46
                                              --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ==================

----------
   * The interest-only period ranges from three to ten years following origination of the applicable mortgage loans.

                   ORIGINATION CHANNELS OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE        % OF AGGREGATE
                                                    NUMBER OF            AS OF THE         PRINCIPAL BALANCE AS
            ORIGINATION CHANNEL                   MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
Correspondent...............................            1,212           $896,425,673.50               94.61%
Retail......................................              111             51,097,077.71                5.39
                                              --------------------  -------------------     --------------------
Total.......................................            1,323           $947,522,751.21              100.00%
                                              ====================  ===================     ====================

                         SERVICERS OF THE MORTGAGE LOANS

                                                                      PRINCIPAL BALANCE      % OF AGGREGATE
                                                     NUMBER OF            AS OF THE        PRINCIPAL BALANCE AS
                  SERVICER                        MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
Colonial Savings, F.A.......................               102          $ 47,077,767.93                4.97%
Countrywide Home Loans Servicing LP.........                 1             4,500,000.00                0.47
First Republic Bank.........................               125           146,778,799.81               15.49
Thornburg Mortgage Home Loans, Inc..........             1,095           749,166,183.47               79.07
                                               --------------------  -------------------     ------------------
Total.......................................             1,323          $947,522,751.21              100.00%
                                               ====================  ===================     ====================

                                   ANNEX II-9

                        ORIGINATORS OF THE MORTGAGE LOANS

                                                                     PRINCIPAL BALANCE      % OF AGGREGATE
                                                   NUMBER OF            AS OF THE          PRINCIPAL BALANCE AS
                    ORIGINATOR*                  MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------    ----------------------
First Republic Bank.........................              125           $146,778,799.81                15.49%
Thornburg Mortgage Home Loans, Inc..........              111             51,097,077.71                 5.39
Luxury Mortgage Corporation.................               33             47,170,126.64                 4.98
Colonial Savings, F.A.......................              102             47,077,767.93                 4.97
Affiliated Financial........................               33             42,389,228.42                 4.47
Wall Street Mortgage........................               26             39,452,158.52                 4.16
Metrocities Mortgage Corp...................               33             39,446,831.69                 4.16
Arlington Capital Mortgage Corp.............               39             27,199,289.32                 2.87
Universal American Mortgage.................               74             21,991,832.91                 2.32
Platinum Capital Group......................               16             21,899,640.00                 2.31
Other.......................................              731            463,019,998.26                48.87
                                               --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21               100.00%
                                               ====================  ===================     ====================

----------
   * All of the mortgage loans were originated by the Seller or its correspondents. See "Mortgage Loan Origination--The Seller's Underwriting Standards--The Seller's Underwriting Process--Correspondent and Retail."

                  ADDITIONAL COLLATERAL MORTGAGE LOAN SERVICERS

                                                                     PRINCIPAL BALANCE       % OF AGGREGATE
                                                    NUMBER OF           AS OF THE          PRINCIPAL BALANCE AS
                     SERVICER                     MORTGAGE LOANS       CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
No Additional Collateral....................            1,312           $933,165,881.53                98.48%
Thornburg Mortgage Home Loans, Inc
(Correspondents) ...........................               11             14,356,869.68                 1.52
                                               --------------------  -------------------     ------------------
Total.......................................            1,323           $947,522,751.21               100.00%
                                               ====================  ===================     ====================

             ORIGINAL PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF AGGREGATE
                                                   NUMBER OF             AS OF THE          PRINCIPAL BALANCE AS
              ORIGINAL TERM (MONTHS)             MORTGAGE LOANS         CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
No Prepayment Penalty.......................             1,146          $751,200,842.65                79.28%
12..........................................                20            30,540,570.00                 3.22
24..........................................                 4             3,053,558.00                 0.32
36..........................................                58            54,241,459.33                 5.72
48..........................................                10             9,925,500.00                 1.05
60..........................................                85            98,560,821.23                10.40
                                               --------------------  -------------------     ------------------
Total.......................................             1,323          $947,522,751.21               100.00%
                                               ====================  ===================     ====================

                                   ANNEX II-10

            REMAINING PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                                                     PRINCIPAL BALANCE      % OF AGGREGATE
                                                   NUMBER OF             AS OF THE          PRINCIPAL BALANCE AS
             REMAINING TERM (MONTHS)             MORTGAGE LOANS        CUT-OFF DATE        OF THE CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
No Prepayment Penalty.......................             1,146          $751,200,842.65                79.28%
9...........................................                 4             3,290,412.19                 0.35
10..........................................                 5             4,621,532.81                 0.49
11..........................................                 7            17,204,250.00                 1.82
12..........................................                 4             5,424,375.00                 0.57
22..........................................                 2             2,459,908.00                 0.26
23..........................................                 2               593,650.00                 0.06
31..........................................                 1               252,000.00                 0.03
32..........................................                 1             1,650,000.00                 0.17
33..........................................                10             7,391,255.86                 0.78
34..........................................                25            29,522,014.45                 3.12
35..........................................                21            15,426,189.02                 1.63
45..........................................                 2             2,700,000.00                 0.28
46..........................................                 2             1,870,500.00                 0.20
47..........................................                 5             4,355,000.00                 0.46
48..........................................                 1             1,000,000.00                 0.11
56..........................................                 1             1,476,990.63                 0.16
57..........................................                 8             6,327,500.00                 0.67
58..........................................                41            39,891,735.86                 4.21
59..........................................                31            39,757,094.74                 4.20
60..........................................                 4            11,107,500.00                 1.17
                                               --------------------  -------------------     ------------------
Total.......................................             1,323          $947,522,751.21               100.00%
                                               ====================  ===================     ====================

                                   ANNEX II-11

                PRINCIPAL BALANCES OF THE GROUP 1 MORTGAGE LOANS

                                                                                             % OF GROUP 1
                                                                      PRINCIPAL BALANCE   PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE       AS OF THE             OF THE
           PRINCIPAL BALANCE ($)                       LOANS            CUT-OFF DATE        CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
        0.01 --   100.000.00................               13           $   1,156,936.51                  0.39%
  100,000.01 --   200,000.00................               89              14,149,700.79                  4.75
  200,000.01 --   300,000.00................               77              18,861,598.34                  6.33
  300,000.01 --   400,000.00................               69              23,959,968.94                  8.05
  400,000.01 --   500,000.00................               57              26,113,253.21                  8.77
  500,000.01 --   600,000.00................               39              21,669,897.72                  7.28
  600,000.01 --   700,000.00................               37              24,038,163.62                  8.07
  700,000.01 --   800,000.00................               15              11,316,725.99                  3.80
  800,000.01 --   900,000.00................                8               6,806,473.83                  2.29
  900,000.01 -- 1,000,000.00................               19              18,526,151.69                  6.22
1,000,000.01 -- 1,200,000.00................               15              16,607,037.69                  5.58
1,200,000.01 -- 1,400,000.00................               16              20,859,909.68                  7.01
1,400,000.01 -- 1,600,000.00................               12              18,068,072.71                  6.07
1,600,000.01 -- 1,800,000.00................                8              13,752,345.10                  4.62
1,800,000.01 -- 2,000,000.00................               10              19,306,475.70                  6.48
2,000,000.01 -- 3,000,000.00................                7              18,514,537.50                  6.22
3,000,000.01 -- 4,000,000.00................                4              14,529,500.00                  4.88
4,000,000.01 -- 5,000,000.00................                2               9,500,000.00                  3.19
                                               --------------------  -------------------     ------------------
Total.......................................              497           $ 297,736,749.02                100.00%
                                               ====================  ===================     ====================

          The average principal balance of the group 1 mortgage loans was approximately $599,068 as of the cut-off date.

         ORIGINAL TERMS TO STATED MATURITY OF THE GROUP 1 MORTGAGE LOANS

                                                                                              % OF GROUP 1
                                                                      PRINCIPAL BALANCE    PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE       AS OF THE              OF THE
           ORIGINAL TERM (MONTHS)                      LOANS           CUT-OFF DATE          CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
319.........................................                1           $     700,000.00                 0.24%
333.........................................                1                 970,000.00                  0.33
340.........................................                1               2,000,000.00                  0.67
360.........................................              490             292,228,134.01                 98.15
480.........................................                4               1,838,615.01                  0.62
                                               --------------------  -------------------     ------------------
Total.......................................              497           $ 297,736,749.02                100.00%
                                               ====================  ===================     ====================

          The weighted average original term to stated maturity of the group 1 mortgage loans was approximately 360 months as of the cut-off date.

        REMAINING TERMS TO STATED MATURITY OF THE GROUP 1 MORTGAGE LOANS

                                                                                               % OF GROUP 1
                                                                      PRINCIPAL BALANCE    PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE        AS OF THE               OF THE
          REMAINING TERM (MONTHS)                     LOANS              CUT-OFF DATE          CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
281 - 320...................................               11           $  6,063,224.14                 2.04%
321 - 360...................................              482            289,834,909.87                97.35
Greater than or equal to 361................                4              1,838,615.01                 0.62
                                               --------------------  -------------------     ------------------
Total.......................................              497           $297,736,749.02               100.00%
                                               ====================  ===================     ====================

          The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 354 months as of the cut-off date.

                                   ANNEX II-12

                  PROPERTY TYPES OF THE GROUP 1 MORTGAGE LOANS

                                                                                             % OF GROUP 1
                                                                     PRINCIPAL BALANCE    PRINCIPAL BALANCE AS
                                                    NUMBER OF           AS OF THE               OF THE
               PROPERTY TYPE                      MORTGAGE LOANS      CUT-OFF DATE           CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
Single Family Detached......................             235           $162,782,251.05               54.67%
Townhouse...................................               3              1,855,578.49                0.62
Condominium.................................              77             38,683,593.51               12.99
Condotel....................................               3              1,503,300.00                0.50
Two-to-Four Family..........................              17              9,228,001.20                3.10
Cooperative.................................               4              2,073,250.00                0.70
Planned Unit Development Attached...........              22              8,821,607.13                2.96
Planned Unit Development Detached...........             136             72,789,167.64               24.45
                                               --------------------  -------------------     ------------------
Total.......................................             497           $297,736,749.02              100.00%
                                               ====================  ===================     ====================

              STATED OCCUPANCY STATUS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                % OF GROUP 1
                                                                     PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE      AS OF THE                OF THE
                 OCCUPANCY                            LOANS            CUT-OFF DATE           CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
Primary.....................................             270           $196,758,573.26                66.08%
Second Home.................................              57             44,836,904.46                15.06
Investment..................................             170             56,141,271.30                18.86
                                               --------------------  -------------------     ------------------
Total.......................................             497           $297,736,749.02               100.00%
                                               ====================  ===================     ====================

          In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related group 1 mortgage loan was originated.

                   LOAN PURPOSE OF THE GROUP 1 MORTGAGE LOANS

                                                                                                % OF GROUP 1
                                                                     PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE       AS OF THE                OF THE
                  PURPOSE                             LOANS            CUT-OFF DATE            CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
Purchase....................................           280             $143,710,424.66               48.27%
Refinance - Rate Term.......................            84               77,068,541.57               25.88
Refinance - Cashout.........................           133               76,957,782.79               25.85
                                               --------------------  -------------------     ------------------
Total.......................................           497             $297,736,749.02              100.00%
                                               ====================  ===================     ====================

              DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE          AS OF THE                OF THE
                DOCUMENTATION                          LOANS              CUT-OFF DATE            CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
Full Documentation..........................             449            $254,825,964.25               85.59%
Stated Income Documentation ................              44              39,240,784.77               13.18
No Ratio Documentation......................               4               3,670,000.00                1.23
                                               --------------------  -------------------     ------------------
Total.......................................             497            $297,736,749.02              100.00%
                                               ====================  ===================     ====================

        CONVERSION AND MODIFIABLE FEATURES OF THE GROUP 1 MORTGAGE LOANS

                                                                                                % OF GROUP 1
                                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                    NUMBER OF            AS OF THE                 OF THE
     CONVERSION AND MODIFIABLE FEATURES           MORTGAGE LOANS        CUT-OFF DATE            CUT-OFF DATE
      --------------------------------         -------------------   ------------------   ----------------------
Convertible and Modifiable..................              7            $  4,136,385.41                 1.39%
Only Modifiable.............................            147              79,860,146.37                26.82
Neither Convertible nor Modifiable..........            343             213,740,217.24                71.79
                                               --------------------  -------------------     ------------------
Total.......................................            497            $297,736,749.02               100.00%
                                               ====================  ===================     ====================

                                   ANNEX II-13

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
           ORIGINAL LOAN-TO-VALUE               NUMBER OF MORTGAGE          AS OF THE                OF THE
                  RATIO (%)                            LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------      --------------------
Less than or equal to 50.00.................              40          $   38,704,258.26               13.00%
50.01 --   55.00............................              21              21,028,923.25                7.06
55.01 --   60.00............................              18              19,735,597.11                6.63
60.01 --   65.00............................              33              24,309,188.20                8.16
65.01 --   70.00............................              48              42,104,658.61               14.14
70.01 --   75.00............................              62              42,183,660.27               14.17
75.01 --   80.00............................             259             104,308,248.59               35.03
80.01 --   85.00............................               3               1,075,399.77                0.36
85.01 --   90.00............................               5               1,711,359.41                0.57
90.01 --   95.00............................               5               1,648,217.96                0.55
95.01 --  100.00............................               3                 927,237.59                0.31
                                                ------------------    -------------------     --------------------
Total.......................................             497          $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

          The weighted average original loan-to-value ratio of the group 1 mortgage loans was approximately 67.52% as of the cut-off date.

          EFFECTIVE LOAN-TO-VALUE RATIOS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
           EFFECTIVE LOAN-TO-VALUE               NUMBER OF MORTGAGE         AS OF THE                OF THE
                  RATIO (%)                            LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------      --------------------
Less than or equal to 50.00...............                40          $   38,704,258.26               13.00%
50.01 -- 55.00............................                21              21,028,923.25                7.06
55.01 -- 60.00............................                19              19,980,597.11                6.71
60.01 -- 65.00............................                33              24,309,188.20                8.16
65.01 -- 70.00............................                48              42,104,658.61               14.14
70.01 -- 75.00............................                62              42,183,660.27               14.17
75.01 -- 80.00............................               261             104,990,486.18               35.26
80.01 -- 85.00............................                 3               1,075,399.77                0.36
85.01 -- 90.00............................                 5               1,711,359.41                0.57
90.01 -- 95.00............................                 5               1,648,217.96                0.55
                                                ------------------    -------------------     --------------------
Total......................................              497          $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

          The weighted average effective loan-to-value ratio of the group 1 mortgage loans was approximately 67.44% as of the cut-off date.

                                  ANNEX II-14

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE         AS OF THE                OF THE
           GEOGRAPHIC DISTRIBUTION                     LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Alabama.....................................                3         $    1,720,552.01                0.58%
Arizona.....................................               32             13,227,989.58                4.44
California..................................               85             64,094,537.39               21.53
Colorado....................................               69             49,179,073.33               16.52
Connecticut.................................                1              1,510,000.00                0.51
Delaware....................................                3              2,519,400.00                0.85
District of Columbia........................                2              2,550,000.00                0.86
Florida.....................................               69             36,908,090.22               12.40
Georgia.....................................               30             14,210,381.62                4.77
Hawaii......................................                2              1,077,500.00                0.36
Idaho.......................................                1              1,700,000.00                0.57
Illinois....................................               11              3,286,714.93                1.10
Indiana.....................................                1                308,400.00                0.10
Kentucky....................................                1                702,800.00                0.24
Maryland....................................               12              6,447,079.61                2.17
Massachusetts...............................                4              2,408,786.25                0.81
Michigan....................................                4                782,267.41                0.26
Minnesota...................................               11              5,979,706.30                2.01
Missouri....................................                7              2,409,116.49                0.81
Nevada......................................                8              5,326,400.00                1.79
New Jersey..................................               20             14,138,395.40                4.75
New Mexico..................................               12              8,586,153.52                2.88
New York....................................               12              9,900,071.25                3.33
North Carolina..............................               15              7,759,653.02                2.61
Oregon......................................                3                583,893.00                0.20
Pennsylvania................................               12              5,318,582.38                1.79
Rhode Island................................                1              1,170,000.00                0.39
South Carolina..............................               17              6,539,755.56                2.20
Tennessee...................................                6              2,519,007.01                0.85
Texas.......................................               11             10,130,140.98                3.40
Utah........................................                2                992,749.72                0.33
Virginia....................................               14              6,421,964.23                2.16
Washington..................................               11              6,013,621.81                2.02
Wisconsin...................................                5              1,313,966.00                0.44
                                                ------------------    -------------------     --------------------
Total.......................................              497         $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

          As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 1 mortgage loans by principal balance was approximately 4.05% in the 81611 ZIP Code.

                    LOAN RATES OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE         AS OF THE                OF THE
                LOAN RATE (%)                          LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
4.501 - 4.750.............................                2           $      795,778.82                0.27%
4.751 - 5.000.............................                3                1,013,070.57                0.34
5.001 - 5.250.............................                8                9,457,555.60                3.18
5.251 - 5.500.............................               28               20,040,407.06                6.73
5.501 - 5.750.............................               98               74,746,115.30               25.10
5.751 - 6.000.............................              177               94,930,374.89               31.88
6.001 - 6.250.............................               84               52,909,301.14               17.77
6.251 - 6.500.............................               70               32,593,160.45               10.95
6.501 - 6.750.............................               22                8,501,285.19                2.86
6.751 - 7.000.............................                4                2,307,200.00                0.77
7.001 - 7.250.............................                1                  442,500.00                0.15
                                                ------------------    -------------------     --------------------
Total.........................................          497           $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

          The weighted average loan rate of the group 1 mortgage loans was approximately 5.937% as of the cut-off date.

                                  ANNEX II-15

                MAXIMUM LOAN RATES OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE         AS OF THE                OF THE
            MAXIMUM LOAN RATE (%)                      LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
 9.501 --  9.750...........................               2           $      795,778.82                0.27%
 9.751 -- 10.000...........................               3                1,013,070.57                0.34
10.001 -- 10.250............................              6                6,778,355.60                2.28
10.251 -- 10.500............................             17                9,486,407.06                3.19
10.501 -- 10.750............................             87               61,484,365.30               20.65
10.751 -- 11.000............................            177               96,422,399.23               32.39
11.001 -- 11.250............................             84               53,146,501.14               17.85
11.251 -- 11.500............................             78               40,417,410.45               13.57
11.501 -- 11.750............................             33               21,763,035.19                7.31
11.751 -- 12.000............................              6                3,308,925.66                1.11
12.001 -- 12.250............................              3                2,884,500.00                0.97
12.251 -- 12.500............................              1                  236,000.00                0.08
                                                ------------------    -------------------     --------------------
Total.......................................            497           $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

          The weighted average maximum loan rate of the group 1 mortgage loans was approximately 11.035% as of the cut-off date.

                MINIMUM LOAN RATES OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                    NUMBER OF               AS OF THE                OF THE
           MINIMUM LOAN RATE (%)                  MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1.000.......................................               3          $    3,682,750.00                1.24%
1.875.......................................             450             263,874,882.85               88.63
2.000.......................................               2                 691,247.43                0.23
2.125.......................................               1               1,516,000.00                0.51
2.250.......................................              14              14,571,730.00                4.89
2.375.......................................               2               1,723,367.41                0.58
2.500.......................................              22               9,313,525.89                3.13
2.625.......................................               1                 335,245.44                0.11
4.250.......................................               1               1,792,000.00                0.60
4.375.......................................               1                 236,000.00                0.08
                                                ------------------    -------------------     --------------------
Total.......................................             497          $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

          The weighted average minimum loan rate of the group 1 mortgage loans was approximately 1.924% as of the cut-off date.

                   GROSS MARGINS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE          AS OF THE               OF THE
               GROSS MARGIN (%)                         LOANS              CUT-OFF DATE           CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1.000.......................................                 3        $     3,682,750.00                1.24%
1.875.......................................               461            270,110,363.13               90.72
2.250.......................................                11             13,486,110.00                4.53
2.375.......................................                 1              1,275,000.00                0.43
2.500.......................................                21              9,182,525.89                3.08
                                                ------------------    -------------------     --------------------
Total.......................................               497        $   297,736,749.02              100.00%
                                                ==================    ===================     ====================

          The weighted average gross margin of the group 1 mortgage loans was approximately 1.903% as of the cut-off date.

                                  ANNEX II-16

                   PRODUCT TYPE OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                    NUMBER OF               AS OF THE                OF THE
                PRODUCT TYPE                      MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1 Mo ARM (IO)...............................               2          $    2,493,750.00                0.84%
3/1 Hybrid ARM..............................               5               1,719,935.80                0.58
3/1 Hybrid ARM (IO).........................              53              25,145,264.63                8.45
3/1 Mo Hybrid ARM (IO)......................               1                 500,000.00                0.17
3/6 Hybrid ARM (IO).........................               3               2,079,050.00                0.70
5/1 Hybrid ARM..............................              24              11,417,616.83                3.83
5/1 Hybrid ARM (IO).........................             363             216,897,811.59               72.85
5/1 Mo Hybrid ARM (IO)......................              22              22,594,975.66                7.59
5/6 Hybrid ARM..............................               1                 439,100.60                0.15
5/6 Hybrid ARM (IO).........................              23              14,449,243.91                4.85
                                                ------------------    -------------------     --------------------
Total.......................................             497          $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

                      INDICES OF THE GROUP 1 MORTGAGE LOANS

                                                                                                    % OF GROUP 1
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE          AS OF THE                 OF THE
                    INDEX                               LOANS               CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1-Year CMT..................................                20        $     8,987,605.89                 3.02%
1-Month LIBOR...............................                25             25,588,725.66                 8.59
6-Month LIBOR...............................                27             16,967,394.51                 5.70
1-Year LIBOR................................               425            246,193,022.96                82.69
                                                ------------------    -------------------     --------------------
Total.......................................               497        $   297,736,749.02               100.00%
                                                ==================    ===================     ====================

          For a description of the indices referred to above, see "--The Indices" above.

                 INITIAL RATE CAPS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                      % OF GROUP 1
                                                                           PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                  NUMBER OF MORTGAGE           AS OF THE                 OF THE
             INITIAL RATE CAP (%)                       LOANS                CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Initial Rate Cap.........................                25        $     25,588,725.66                  8.59%
2.000.......................................                 1                 236,000.00                  0.08
4.000.......................................                59              27,554,500.43                  9.25
5.000.......................................               410             242,524,572.93                 81.46
6.000.......................................                 2               1,832,950.00                  0.62
                                                ------------------    -------------------     --------------------
Total.......................................               497        $    297,736,749.02                100.00%
                                                ==================    ===================     ====================

                PERIODIC RATE CAPS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                     % OF GROUP 1
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                  NUMBER OF MORTGAGE          AS OF THE                 OF THE
            PERIODIC RATE CAP (%)                       LOANS                CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Periodic Rate Cap........................                25        $     25,588,725.66                 8.59%
1.000.......................................                29              17,626,960.51                 5.92
2.000.......................................               443             254,521,062.85                85.49
                                                ------------------    -------------------     --------------------
Total.......................................               497        $    297,736,749.02               100.00%
                                                ==================    ===================     ====================

                                  ANNEX II-17

          NEXT LOAN RATE ADJUSTMENT DATES OF THE GROUP 1 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 1 PRINCIPAL
                 NEXT LOAN RATE                     NUMBER OF              AS OF THE            BALANCE AS OF THE
                ADJUSTMENT DATE                   MORTGAGE LOANS         CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
April 2006..................................                 2        $      2,493,750.00                  0.84%
August 2007.................................                 1                 745,000.00                  0.25
October 2007................................                 1                 562,800.00                  0.19
December 2007...............................                 1                 232,978.82                  0.08
October 2008................................                 3               1,762,750.00                  0.59
November 2008...............................                 4               1,036,350.00                  0.35
December 2008...............................                20              10,425,038.99                  3.50
January 2009................................                25              12,086,592.71                  4.06
February 2009...............................                 6               1,910,239.91                  0.64
March 2009..................................                 1                 682,500.00                  0.23
June 2010...................................                 1                 345,000.00                  0.12
August 2010.................................                 2                 597,600.00                  0.2
September 2010..............................                 1               4,500,000.00                  1.51
October 2010................................                 8               2,016,170.34                  0.68
November 2010...............................                24               9,674,968.07                  3.25
December 2010...............................               114              71,409,835.96                 23.98
January 2011................................               168             108,007,039.68                 36.28
February 2011...............................                93              56,187,965.54                 18.87
March 2011..................................                22              13,060,169.00                  4.39
                                                ------------------    -------------------     --------------------
Total.......................................               497        $    297,736,749.02                100.00%
                                                ==================    ===================     ====================

                    FICO SCORES OF THE GROUP 1 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 1 PRINCIPAL
                                                    NUMBER OF             AS OF THE             BALANCE AS OF THE
                  FICO SCORE                      MORTGAGE LOANS         CUT-OFF DATE              CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
601 -- 625..................................                 3        $      1,943,517.96                  0.65%
626 -- 650..................................                 3               1,071,759.59                  0.36
651 -- 675..................................                30              16,456,051.98                  5.53
676 -- 700..................................                51              39,432,897.25                 13.24
701 -- 725..................................                77              62,538,992.53                 21.00
726 -- 750..................................                86              50,234,623.32                 16.87
751 -- 775..................................                91              51,390,708.60                 17.26
776 -- 800..................................               121              60,329,687.38                 20.26
801 -- 825..................................                35              14,338,510.41                  4.82
                                                ------------------    -------------------     --------------------
Total.......................................               497        $    297,736,749.02                100.00%
                                                ==================    ===================     ====================

          The weighted average FICO score of the group 1 mortgage loans was approximately 738 as of the cut-off date.

                                  ANNEX II-18

                AMORTIZATION TYPES OF THE GROUP 1 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 1 PRINCIPAL
                                                NUMBER OF MORTGAGE        AS OF THE             BALANCE AS OF THE
              AMORTIZATION TYPE                          LOANS           CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Fully-Amortizing............................                30        $      13,576,653.23                 4.56%
Interest-only*..............................               467              284,160,095.79                95.44
                                                ------------------    -------------------     --------------------
Total.......................................               497        $     297,736,749.02               100.00%
                                                ==================    ===================     ====================

----------

   * The interest-only period ranges from three to ten years following origination of the applicable mortgage loans.

               ORIGINATION CHANNELS OF THE GROUP 1 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 1 PRINCIPAL
                                                NUMBER OF MORTGAGE         AS OF THE            BALANCE AS OF THE
             ORIGINATION CHANNEL                      LOANS               CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Correspondent...............................               449        $    275,328,967.90                92.47%
Retail......................................                48              22,407,781.12                 7.53
                                                ------------------    -------------------     --------------------
Total.......................................               497        $    297,736,749.02               100.00%
                                                ==================    ===================     ====================

                     SERVICERS OF THE GROUP 1 MORTGAGE LOANS

                                                                                             % OF GROUP 1 PRINCIPAL
                                                                       PRINCIPAL BALANCE             BALANCE
                                                NUMBER OF MORTGAGE        AS OF THE                 AS OF THE
                   SERVICER                           LOANS              CUT-OFF DATE              CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     ---------------------
Colonial Savings, F.A.......................                59        $   24,030,075.26                 8.07%
Countrywide Home Loans Servicing LP.........                 1             4,500,000.00                 1.51
First Republic Bank.........................                26            26,927,925.66                 9.04
Thornburg Mortgage Home Loans, Inc..........               411           242,278,748.10                81.37
                                                ------------------    -------------------     --------------------
Total.......................................               497        $  297,736,749.02               100.00%
                                                ==================    ===================     ====================

                    ORIGINATORS OF THE GROUP 1 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 1 PRINCIPAL
                                                 NUMBER OF MORTGAGE        AS OF THE            BALANCE AS OF THE
                 ORIGINATOR*                           LOANS             CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
First Republic Bank.........................                26        $   26,927,925.66                  9.04%
Colonial Savings, F.A.......................                59            24,030,075.26                  8.07
Thornburg Mortgage Home Loans, Inc..........                48            22,407,781.12                  7.53
Affiliated Financial........................                14            21,787,259.87                  7.32
Universal American Mortgage.................                47            14,669,778.27                  4.93
Wall Street Mortgage........................                 9            13,161,463.68                  4.42
Arlington Capital Mortgage Corp.............                17            12,285,130.62                  4.13
First Horizon Home Loan Corporation.........                15             9,710,395.15                  3.26
Luxury Mortgage Corporation.................                 7             8,120,385.00                  2.73
BancMortgage Financial Corp.................                16             7,660,837.58                  2.57
Other.......................................               239           136,975,716.81                 46.01
                                                ------------------    -------------------     --------------------
Total.......................................               497        $  297,736,749.02                100.00%
                                                ==================    ===================     ====================

----------

   * All of the group 1 mortgage loans were originated by the seller or its correspondents. See "Mortgage Loan Origination--The Seller's Underwriting Standards--The Seller's Underwriting Process--Correspondent and Retail."

                                  ANNEX II-19

              GROUP 1 ADDITIONAL COLLATERAL MORTGAGE LOAN SERVICERS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE          AS OF THE                OF THE
                  SERVICER                             LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Additional Collateral....................              494         $  296,809,511.43               99.69%
Thornburg Mortgage Home Loans, Inc..........                3                927,237.59                0.31
                                                ------------------    -------------------     --------------------
Total.......................................              497         $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

         ORIGINAL PREPAYMENT PENALTY TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                 % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                     NUMBER OF              AS OF THE                OF THE
           ORIGINAL TERM (MONTHS)                 MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Prepayment Penalty.......................              463         $  263,684,172.22               88.56%
12..........................................                5              5,131,532.81                1.72
24..........................................                1                347,650.00                0.12
36..........................................               15             17,797,005.86                5.98
48..........................................                9              8,628,500.00                2.9
60..........................................                4              2,147,888.13                0.72
                                                ------------------    -------------------     --------------------
Total.......................................              497         $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

        REMAINING PREPAYMENT PENALTY TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                                                  % OF GROUP 1
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                     NUMBER OF              AS OF THE                OF THE
           REMAINING TERM (MONTHS)                MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------

No Prepayment Penalty.......................              463         $  263,684,172.22               88.56%
9...........................................                1              1,510,000.00                0.51
10..........................................                4              3,621,532.81                1.22
23..........................................                1                347,650.00                0.12
33..........................................                1                937,255.86                0.31
34..........................................                6              9,617,000.00                3.23
35..........................................                8              7,242,750.00                2.43
45..........................................                2              2,700,000.00                0.91
46..........................................                1                573,500.00                0.19
47..........................................                5              4,355,000.00                1.46
48..........................................                1              1,000,000.00                0.34
58..........................................                3              2,011,388.13                0.68
59..........................................                1                136,500.00                0.05
                                                ------------------    -------------------     --------------------
Total.......................................              497         $  297,736,749.02              100.00%
                                                ==================    ===================     ====================

                                  ANNEX II-20

                PRINCIPAL BALANCES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE         AS OF THE                 OF THE
           PRINCIPAL BALANCE ($)                       LOANS             CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
        0.01 -   100.000.00.................              21          $     1,791,458.50                  0.28%
  100.000.01 -   200,000.00.................              96               14,969,277.84                  2.30
  200,000.01 -   300,000.00.................             112               28,210,342.99                  4.34
  300,000.01 -   400,000.00.................              79               27,794,492.90                  4.28
  400,000.01 -   500,000.00.................             101               46,218,486.96                  7.11
  500,000.01 -   600,000.00.................              55               30,207,442.56                  4.65
  600,000.01 -   700,000.00.................              50               32,658,892.39                  5.03
  700,000.01 -   800,000.00.................              37               28,153,269.22                  4.33
  800,000.01 -   900,000.00.................              31               26,590,295.33                  4.09
  900,000.01 - 1,000,000.00.................              64               62,182,996.08                  9.57
1,000,000.01 - 1,200,000.00.................              42               46,861,783.94                  7.21
1,200,000.01 - 1,400,000.00.................              24               31,329,939.00                  4.82
1,400,000.01 - 1,600,000.00.................              30               44,972,171.92                  6.92
1,600,000.01 - 1,800,000.00.................              20               34,143,502.58                  5.25
1,800,000.01 - 2,000,000.00.................              19               36,882,250.00                  5.68
2,000,000.01 - 3,000,000.00.................              27               66,537,300.00                 10.24
3,000,000.01 - 4,000,000.00.................               8               28,447,099.98                  4.38
4,000,000.01 - 5,000,000.00.................               4               18,400,000.00                  2.83
Greater than or equal to 5,000,000.01.......               6               43,435,000.00                  6.68
                                                ------------------    -------------------     --------------------
Total.......................................             826          $   649,786,002.19                100.00%
                                                ==================    ===================     ====================

          The average principal balance of the group 2 mortgage loans was approximately $786,666 as of the cut-off date.

         ORIGINAL TERMS TO STATED MATURITY OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE         AS OF THE                OF THE
           ORIGINAL TERM (MONTHS)                      LOANS             CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
350.........................................               1          $     1,297,000.00                  0.20%
360.........................................             822              645,806,829.34                 99.39
480.........................................               3                2,682,172.85                  0.41
                                                ------------------    -------------------     --------------------
Total.......................................             826          $   649,786,002.19                100.00%
                                                ==================    ===================     ====================

          The weighted average original term to stated maturity of the group 2 mortgage loans was approximately 360 months as of the cut-off date.

        REMAINING TERMS TO STATED MATURITY OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE         AS OF THE                OF THE
          REMAINING TERM (MONTHS)                     LOANS               CUT-OFF DATE           CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
281 - 320...................................               8          $    3,640,054.34                 0.56%
321 - 360...................................             815             643,463,775.00                99.03
Greater than or equal to 361................               3               2,682,172.85                 0.41
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19               100.00%
                                                ==================    ===================     ====================

          The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 358 months as of the cut-off date.

                                  ANNEX II-21

                  PROPERTY TYPES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                    NUMBER OF               AS OF THE                OF THE
               PROPERTY TYPE                      MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE

-------------------------------------------     ------------------    -------------------     --------------------
Single Family Detached......................            416           $ 375,355,760.00               57.77%
Townhouse...................................             10               3,724,521.07                0.57
Condominium.................................            124              80,027,512.36               12.32
Condotel....................................             14               5,219,253.09                0.80
Two-to-Four Family..........................             48              35,999,179.30                5.54
Cooperative.................................             26              18,711,420.32                2.88
Planned Unit Development Attached...........             32              15,750,809.03                2.42
Planned Unit Development Detached...........            156             114,997,547.02               17.70
                                                ------------------    -------------------     --------------------
Total.......................................            826           $ 649,786,002.19              100.00%
                                                ==================    ===================     ====================

              STATED OCCUPANCY STATUS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE         AS OF THE                OF THE
                 OCCUPANCY                            LOANS               CUT-OFF DATE           CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Primary.....................................            531           $ 484,183,038.84                74.51%
Second Home.................................            129             108,147,543.89                16.64
Investment..................................            166              57,455,419.46                 8.84
                                                ------------------    -------------------     --------------------
Total.......................................            826           $ 649,786,002.19               100.00%
                                                ==================    ===================     ====================

          In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related group 2 mortgage loan was originated.

                   LOAN PURPOSE OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE         AS OF THE                OF THE
                  PURPOSE                             LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Purchase....................................            442           $ 292,950,255.27               45.08%
Refinance - Rate Term.......................            147             145,773,747.97               22.43
Refinance - Cashout.........................            237             211,061,998.95               32.48
                                                ------------------    -------------------     --------------------
Total.......................................            826           $ 649,786,002.19              100.00%
                                                ==================    ===================     ====================

              DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                 % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE          AS OF THE                OF THE
                DOCUMENTATION                          LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Full Documentation..........................            758           $  583,518,775.85               89.80%
Stated Income Documentation.................             62               61,542,508.80                9.47
No Ratio Documentation......................              6                4,724,717.54                0.73
                                                ------------------    -------------------     --------------------
Total.......................................            826           $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

        CONVERSION AND MODIFIABLE FEATURES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                    NUMBER OF              AS OF THE                 OF THE
     CONVERSION AND MODIFIABLE FEATURES           MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Only Modifiable.............................            190           $ 121,960,138.16                18.77%
Neither Convertible nor Modifiable..........            636             527,825,864.03                81.23
                                                ------------------    -------------------     --------------------
Total.......................................:           826           $ 649,786,002.19               100.00%
                                                ==================    ===================     ====================

                                  ANNEX II-22

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
           ORIGINAL LOAN-TO-VALUE               NUMBER OF MORTGAGE          AS OF THE                OF THE
                  RATIO (%)                            LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Less than or equal to 50.00.................            121           $  112,276,498.48               17.28%
50.01 - 55.00...............................             28               35,300,835.49                5.43
55.01 - 60.00...............................             49               54,684,542.74                8.42
60.01 - 65.00...............................             51               49,391,802.79                7.60
65.01 - 70.00...............................             90               99,268,553.69               15.28
70.01 - 75.00...............................            122              101,207,456.45               15.58
75.01 - 80.00...............................            347              180,834,834.32               27.83
80.01 - 85.00...............................              2                  586,000.00                0.09
85.01 - 90.00...............................              6                2,268,146.14                0.35
90.01 - 95.00...............................              2                  537,700.00                0.08
95.01 - 100.00%.............................              8               13,429,632.09                2.07
                                                ------------------    -------------------     --------------------
Total.......................................            826           $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          The weighted average original loan-to-value ratio of the group 2 mortgage loans was approximately 66.01% as of the cut-off date.


          EFFECTIVE LOAN-TO-VALUE RATIOS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
           EFFECTIVE LOAN-TO-VALUE               NUMBER OF MORTGAGE         AS OF THE                OF THE
                  RATIO (%)                            LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Less than or equal to 50.00.................             122          $  112,746,498.46               17.35%
50.01 - 55.00...............................              28              35,300,835.49                5.43
55.01 - 60.00...............................              49              54,684,542.74                8.42
60.01 - 65.00...............................              52              56,726,802.79                8.73
65.01 - 70.00...............................              91             101,788,553.69               15.66
70.01 - 75.00...............................             122             101,207,456.45               15.58
75.01 - 80.00...............................             352             183,939,466.43               28.31
80.01 - 85.00...............................               2                 586,000.00                0.09
85.01 - 90.00...............................               6               2,268,146.14                0.35
90.01 - 95.00...............................               2                 537,700.00                0.08
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          The weighted average effective loan-to-value ratio of the group 2 mortgage loans was approximately 65.37% as of the cut-off date.

                                  ANNEX II-23

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                 NUMBER OF MORTGAGE         AS OF THE              AS OF THE
           GEOGRAPHIC DISTRIBUTION                     LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Alabama.....................................               5          $    2,640,414.93                0.41%
Arizona.....................................              24              10,279,885.02                1.58
California..................................             179             203,137,953.51               31.26
Colorado....................................              85              72,384,475.29               11.14
Connecticut.................................              20              23,896,592.75                3.68
Delaware....................................               1                 699,999.99                0.11
District of Columbia........................               2               1,130,000.00                0.17
Florida.....................................              79              58,652,803.26                9.03
Georgia.....................................              41              26,881,679.44                4.14
Hawaii......................................               6              10,077,500.00                1.55
Idaho.......................................               2                 598,264.12                0.09
Illinois....................................              28              15,373,972.30                2.37
Indiana.....................................               1                 148,800.00                0.02
Iowa........................................               1                  65,625.00                0.01
Louisiana...................................               3               1,153,100.00                0.18
Maine.......................................               4               2,421,990.46                0.37
Maryland....................................              11               7,367,275.38                1.13
Massachusetts...............................              14              11,314,334.19                1.74
Michigan....................................               3                 898,325.79                0.14
Minnesota...................................              21               7,876,007.56                1.21
Missouri....................................               4               4,899,975.00                0.75
Nevada......................................               9               4,488,682.82                0.69
New Jersey..................................              31              17,974,500.21                2.77
New Mexico..................................              14               5,876,585.03                0.90
New York....................................              70              68,321,174.30               10.51
North Carolina..............................              17              10,537,466.62                1.62
Ohio........................................               2               2,339,000.00                0.36
Oregon......................................              11               2,228,097.28                0.34
Pennsylvania................................              26              17,247,947.02                2.65
Rhode Island................................               2                 619,700.00                0.10
South Carolina..............................              25              14,141,920.75                2.18
South Dakota................................               1                 280,000.00                0.04
Tennessee...................................               6               1,910,796.91                0.29
Texas.......................................              17               9,278,224.59                1.43
Utah........................................              15               7,590,007.99                1.17
Virginia....................................              21              14,255,009.96                2.19
Washington..................................              23               9,772,914.72                1.50
Wisconsin...................................               2               1,025,000.00                0.16
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 2 mortgage loans by principal balance was approximately 3.28% in the 81611 ZIP Code.

                                  ANNEX II-24

                    LOAN RATES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE         AS OF THE                OF THE
                LOAN RATE (%)                          LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
5.001 -- 5.250..............................               2          $    1,763,000.00                0.27%
5.251 -- 5.500..............................              22              20,579,050.97                3.17
5.501 -- 5.750..............................              86              94,776,633.06               14.59
5.751 -- 6.000..............................             245             177,817,570.87               27.37
6.001 -- 6.250..............................             270             196,766,380.77               30.28
6.251 -- 6.500..............................             144              91,085,864.21               14.02
6.501 -- 6.750..............................              49              45,086,911.72                6.94
6.751 -- 7.000..............................               7              13,910,590.59                2.14
7.001 -- 7.250..............................               1               8,000,000.00                1.23
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          The weighted average loan rate of the group 2 mortgage loans was approximately 6.111% as of the cut-off date.

                MAXIMUM LOAN RATES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE         AS OF THE                OF THE
            MAXIMUM LOAN RATE (%)                      LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
10.001 -- 10.250............................               1          $    1,511,000.00                0.23%
10.251 -- 10.500............................              15              12,386,148.05                1.91
10.501 -- 10.750............................              46              33,619,519.26                5.17
10.751 -- 11.000............................             191             127,892,543.82               19.68
11.001 -- 11.250............................             264             188,804,501.73               29.06
11.251 -- 11.500............................             149              98,411,857.50               15.15
11.501 -- 11.750............................              89             106,244,025.52               16.35
11.751 -- 12.000............................              61              63,835,617.64                9.82
12.001 -- 12.250............................               8              16,213,879.04                2.5
12.251 -- 12.500............................               2                 866,909.63                0.13
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          The weighted average maximum loan rate of the group 2 mortgage loans was approximately 11.309% as of the cut-off date.

                MINIMUM LOAN RATES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                    NUMBER OF               AS OF THE                OF THE
           MINIMUM LOAN RATE (%)                  MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1.000.......................................             1            $      940,000.00                0.14%
1.875.......................................           754               570,775,197.53               87.84
2.000.......................................             1                 3,000,000.00                0.46
2.250.......................................            39                45,391,602.95                6.99
2.375.......................................             1                 2,723,000.00                0.42
2.500.......................................            30                26,956,201.71                4.15
                                                ------------------    -------------------     --------------------
Total.......................................           826            $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          The weighted average minimum loan rate of the group 2 mortgage loans was approximately 1.929% as of the cut-off date.

                                  ANNEX II-25

                   GROSS MARGINS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE         AS OF THE                OF THE
               GROSS MARGIN (%)                        LOANS              CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1.000.......................................               1          $      940,000.00                0.14%
1.875.......................................             755             573,775,197.53               88.30
2.250.......................................              39              45,391,602.95                6.99
2.375.......................................               1               2,723,000.00                0.42
2.500.......................................              30              26,956,201.71                4.15
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

          The weighted average gross margin of the group 2 mortgage loans was approximately 1.928% as of the cut-off date.

                   PRODUCT TYPE OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE AS
                                                    NUMBER OF               AS OF THE                OF THE
                PRODUCT TYPE                      MORTGAGE LOANS          CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
10/1 Hybrid ARM.............................            24            $   11,917,504.69                1.83%
10/1 Hybrid ARM (IO)........................           353               296,971,808.95               45.70
10/1 Mo Hybrid ARM..........................             6                 3,519,589.17                0.54
10/1 Mo Hybrid ARM (IO).....................            75                97,219,648.65               14.96
10/6 Hybrid ARM.............................             3                   833,985.97                0.13
10/6 Hybrid ARM (IO)........................            39                28,060,157.14                4.32
7/1 Hybrid ARM..............................            26                11,166,450.95                1.72
7/1 Hybrid ARM (IO).........................           252               164,937,253.94               25.38
7/1 Mo Hybrid ARM...........................             1                   354,636.33                0.05
7/1 Mo Hybrid ARM (IO)......................             5                 3,782,000.00                0.58
7/6 Hybrid ARM..............................             3                 1,635,737.63                0.25
7/6 Hybrid ARM (IO).........................            39                29,387,228.77                4.52
                                                ------------------    -------------------     --------------------
Total.......................................           826            $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

                      INDICES OF THE GROUP 2 MORTGAGE LOANS

                                                                                                    % OF GROUP 2
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                 NUMBER OF MORTGAGE          AS OF THE                 OF THE
                    INDEX                               LOANS               CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
1-Year CMT..................................              27          $    27,551,392.08                 4.24%
1-Month LIBOR...............................              87              104,875,874.15                16.14
6-Month LIBOR...............................              84               59,917,109.51                 9.22
1-Year LIBOR................................             628              457,441,626.45                70.40
                                                ------------------    -------------------     --------------------
Total.......................................             826          $   649,786,002.19               100.00%
                                                ==================    ===================     ====================

          For a description of the indices referred to above, see "--The Indices" above.

                 INITIAL RATE CAPS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                   % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE        AS OF THE                 OF THE
             INITIAL RATE CAP (%)                     LOANS              CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Initial Rate Cap.........................              87          $    104,875,874.15                 16.14%
2.000.......................................               1                   428,800.00                  0.07
5.000.......................................             735               540,606,328.04                 83.20
6.000.......................................               3                 3,875,000.00                  0.60
                                                ------------------    -------------------     --------------------
Total.......................................             826          $    649,786,002.19                100.00%
                                                ==================    ===================     ====================

                                  ANNEX II-26

                PERIODIC RATE CAPS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                   % OF GROUP 2
                                                                        PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                NUMBER OF MORTGAGE          AS OF THE                 OF THE
            PERIODIC RATE CAP (%)                     LOANS                CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Periodic Rate Cap........................              87          $    104,875,874.15                16.14%
1.000.......................................              84                59,917,109.51                 9.22
2.000.......................................             655               484,993,018.53                74.64
                                                ------------------    -------------------     --------------------
Total.......................................             826          $    649,786,002.19               100.00%
                                                ==================    ===================     ====================

          NEXT LOAN RATE ADJUSTMENT DATES OF THE GROUP 2 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 2 PRINCIPAL
                NEXT LOAN RATE                      NUMBER OF              AS OF THE            BALANCE AS OF THE
               ADJUSTMENT DATE                    MORTGAGE LOANS         CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
September 2012..............................               4          $      3,106,105.61                  0.48%
October 2012................................               3                 1,783,400.00                  0.27
November 2012...............................              16                13,387,214.18                  2.06
December 2012...............................              69                35,559,117.46                  5.47
January 2013................................             113                67,745,415.41                 10.43
February 2013...............................              91                66,251,670.96                 10.20
March 2013..................................              30                23,430,384.00                  3.61
September 2015..............................               3                 2,881,023.25                  0.44
October 2015................................               7                 7,093,877.32                  1.09
November 2015...............................              19                13,778,320.24                  2.12
December 2015...............................              76                56,198,321.11                  8.65
January 2016................................             189               159,807,814.48                 24.59
February 2016...............................             174               167,349,163.17                 25.75
March 2016..................................              32                31,414,175.00                  4.83
                                                ------------------    -------------------     --------------------
Total.......................................             826          $    649,786,002.19                100.00%
                                                ==================    ===================     ====================


                    FICO SCORES OF THE GROUP 2 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 2 PRINCIPAL
                                                    NUMBER OF             AS OF THE            BALANCE AS OF THE
                  FICO SCORE                      MORTGAGE LOANS         CUT-OFF DATE             CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Less than or equal to 550...................               1          $        469,999.98                  0.07%
551 -- 575..................................               1                   464,000.00                  0.07
576 -- 600..................................               1                    57,900.00                  0.01
601 -- 625..................................               2                 1,348,000.00                  0.21
626 -- 650..................................               8                11,388,250.00                  1.75
651 -- 675..................................              36                26,032,666.18                  4.01
676 -- 700..................................              83                64,845,172.15                  9.98
701 -- 725..................................             106               116,272,887.96                 17.89
726 -- 750..................................             129               111,564,288.93                 17.17
751 -- 775..................................             179               128,571,392.06                 19.79
776 -- 800..................................             222               157,934,404.59                 24.31
801 -- 825..................................              58                30,837,040.34                  4.75
                                                ------------------    -------------------     --------------------
Total.......................................             826          $    649,786,002.19                100.00%
                                                ==================    ===================     ====================

          The weighted average FICO score of the group 2 mortgage loans with scores was approximately 744 as of the cut-off date.

                                  ANNEX II-27

                AMORTIZATION TYPES OF THE GROUP 2 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 2 PRINCIPAL
                                                NUMBER OF MORTGAGE        AS OF THE            BALANCE AS OF THE
              AMORTIZATION TYPE                        LOANS             CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Fully-Amortizing............................              63          $      29,427,904.74                 4.53%
Interest-only*..............................             763                620,358,097.45                95.47
                                                ------------------    -------------------     --------------------
Total.......................................             826          $    649,786,002.19               100.00%
                                                ==================    ===================     ====================

----------
   * The interest-only period ranges from seven to ten years following origination of the applicable mortgage loans.


               ORIGINATION CHANNELS OF THE GROUP 2 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 2 PRINCIPAL
                                                NUMBER OF MORTGAGE        AS OF THE             BALANCE AS OF THE
             ORIGINATION CHANNEL                      LOANS              CUT-OFF DATE              CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Correspondent...............................             763          $    621,096,705.60                95.58%
Retail......................................              63                28,689,296.59                 4.42
                                                ------------------    -------------------     --------------------
Total.......................................             826          $    649,786,002.19               100.00%
                                                ==================    ===================     ====================

                     SERVICERS OF THE GROUP 2 MORTGAGE LOANS

                                                                                              % OF GROUP 2 PRINCIPAL
                                                                       PRINCIPAL BALANCE             BALANCE
                                                NUMBER OF MORTGAGE        AS OF THE                 AS OF THE
                   SERVICER                            LOANS             CUT-OFF DATE              CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
Colonial Savings, F.A.......................              43          $   23,047,692.67                  3.55%
First Republic Bank.........................              99             119,850,874.15                 18.44
Thornburg Mortgage Home Loans, Inc..........             684             506,887,435.37                 78.01
                                                ------------------    -------------------     --------------------
Total.......................................             826          $  649,786,002.19                100.00%
                                                ==================    ===================     ====================

                    ORIGINATORS OF THE GROUP 2 MORTGAGE LOANS

                                                                       PRINCIPAL BALANCE      % OF GROUP 2 PRINCIPAL
                                                NUMBER OF MORTGAGE        AS OF THE             BALANCE AS OF THE
                 ORIGINATOR*                          LOANS             CUT-OFF DATE              CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
First Republic Bank.........................              99          $  119,850,874.15                 18.44%
Luxury Mortgage Corporation.................              26              39,049,741.64                  6.01
Metrocities Mortgage Corp...................              26              36,591,331.69                  5.63
Thornburg Mortgage Home Loans, Inc..........              63              28,689,296.59                  4.42
Wall Street Mortgage........................              17              26,290,694.84                  4.05
Colonial Savings, F.A.......................              43              23,047,692.67                  3.55
New York Mortgage Company...................              26              20,671,523.70                  3.18
Affiliated Financial........................              19              20,601,968.55                  3.17
Platinum Capital Group......................              15              19,269,640.00                  2.97
Arlington Capital Mortgage Corp.............              22              14,914,158.70                  2.30
Other.......................................             470             300,809,079.66                 46.29
                                                ------------------    -------------------     --------------------
Total.......................................:            826          $  649,786,002.19                100.00%
                                                ==================    ===================     ====================

----------

   * All of the mortgage loans were originated by the seller or its correspondents. See "Mortgage Loan Origination--The Seller's Underwriting Standards--The Seller's Underwriting Process--Correspondent and Retail."

                                  ANNEX II-28

              GROUP 2 ADDITIONAL COLLATERAL MORTGAGE LOAN SERVICERS

                                                                       PRINCIPAL BALANCE         % OF GROUP 2
                                                NUMBER OF MORTGAGE         AS OF THE          PRINCIPAL BALANCE AS
                  SERVICER                             LOANS              CUT-OFF DATE        OF THE CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Additional Collateral....................            818           $  636,356,370.10                97.93%
Thornburg Mortgage Home Loans, Inc..........              8               13,429,632.09                 2.07
                                                ------------------    -------------------     --------------------
Total.......................................            826           $  649,786,002.19               100.00%
                                                ==================    ===================     ====================

         ORIGINAL PREPAYMENT PENALTY TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                     NUMBER OF             AS OF THE                OF THE
           ORIGINAL TERM (MONTHS)                 MORTGAGE LOANS         CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Prepayment Penalty.......................            683           $  487,516,670.43               75.03%
12..........................................             15               25,409,037.19                3.91
24..........................................              3                2,705,908.00                0.42
36..........................................             43               36,444,453.47                5.61
48..........................................              1                1,297,000.00                0.20
60..........................................             81               96,412,933.10               14.84
                                                ------------------    -------------------     --------------------
Total.......................................            826           $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

        REMAINING PREPAYMENT PENALTY TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                                                  % OF GROUP 2
                                                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE AS
                                                     NUMBER OF             AS OF THE                OF THE
           REMAINING TERM (MONTHS)                MORTGAGE LOANS         CUT-OFF DATE            CUT-OFF DATE
-------------------------------------------     ------------------    -------------------     --------------------
No Prepayment Penalty.......................            683           $  487,516,670.43               75.03%
9...........................................              3                1,780,412.19                0.27
10..........................................              1                1,000,000.00                0.15
11..........................................              7               17,204,250.00                2.65
12..........................................              4                5,424,375.00                0.83
22..........................................              2                2,459,908.00                0.38
23..........................................              1                  246,000.00                0.04
31..........................................              1                  252,000.00                0.04
32..........................................              1                1,650,000.00                0.25
33..........................................              9                6,454,000.00                0.99
34..........................................             19               19,905,014.45                3.06
35..........................................             13                8,183,439.02                1.26
46..........................................              1                1,297,000.00                0.20
56..........................................              1                1,476,990.63                0.23
57..........................................              8                6,327,500.00                0.97
58..........................................             38               37,880,347.73                5.83
59..........................................             30               39,620,594.74                6.10
60..........................................              4               11,107,500.00                1.71
                                                ------------------    -------------------     --------------------
Total.......................................            826           $  649,786,002.19              100.00%
                                                ==================    ===================     ====================

                                  ANNEX II-29

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

OFFERED SECURITIES. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

TRUST ASSETS. Each trust fund will consist primarily of:

              o mortgage loans secured by one- to four-family residential properties;

              o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

              o    mortgage loans secured by commercial real estate properties;

              o mortgage loans secured by mixed residential and commercial real estate properties;

              o    loans secured by unimproved land;

              o loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

              o manufactured housing installment sales contracts and installment loan agreements; or

              o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                December 22, 2005

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

Some capitalized terms used in this prospectus are defined in the section titled "Glossary" beginning on page 128 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                      ----
Risk Factors .....................................................        5
The Trust Fund ...................................................       23
   The Mortgage Pools ............................................       23
   Underwriting Standards for Mortgage Loans .....................       28
   Qualifications of Unaffiliated Sellers ........................       31
   Representations by Unaffiliated Sellers;
     Repurchases .................................................       31
   Mortgage Certificates .........................................       33
   The Contract Pools ............................................       33
   Underwriting Standards for Contracts ..........................       34
   Pre-Funding ...................................................       34
The Depositor ....................................................       34
Use of Proceeds ..................................................       35
Yield Considerations .............................................       35
Maturity and Prepayment Considerations ...........................       38
Description of the Certificates ..................................       40
   General .......................................................       40
   Form of Certificates ..........................................       42
   Distributions of Principal and Interest .......................       44
   Determination of LIBOR ........................................       45
   Assignment of Mortgage Loans ..................................       45
   Assignment of Contracts .......................................       48
   Assignment of Mortgage Certificates............................       50
   Servicing of Mortgage Loans and Contracts .....................       50
   Payments on Mortgage Loans ....................................       51
   Payments on Contracts .........................................       52
   Collection of Payments on Mortgage
     Certificates ................................................       53
   Distributions on Certificates .................................       53
   Special Distributions .........................................       54
   Reports to Certificateholders .................................       54
   Advances ......................................................       55
   Collection and Other Servicing Procedures .....................       55
   Standard Hazard Insurance .....................................       56
   Special Hazard Insurance ......................................       57
   Pool Insurance ................................................       58
   Primary Mortgage Insurance ....................................       58
   Mortgagor Bankruptcy Bond .....................................       58
   Presentation of Claims ........................................       58
   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Mortgage Loans ...................       59
   Enforcement of "Due-on-Sale"  Clauses;
     Realization Upon Defaulted Contracts ........................       60
   Servicing Compensation and Payment of
     Expenses ....................................................       61
   Evidence as to Compliance .....................................       62
   Certain Matters Regarding the Servicer, the
     Depositor, the Trustee and the Special
     Servicer ....................................................       62
   Events of Default .............................................       63
   Rights Upon Event of Default ..................................       64
   Amendment .....................................................       64
   Termination ...................................................       64
Exchangeable Securities ..........................................       66
   General .......................................................       66
   Exchanges .....................................................       66
   Procedures ....................................................       67
Credit Support ...................................................       68
   Financial Guaranty Insurance Policies; Surety
     Bonds .......................................................       68




                                                                       PAGE
                                                                      -----
     Letters of Credit ...........................................       68
     Subordinated Certificates ...................................       69
     Shifting Interest ...........................................       69
     Overcollateralization .......................................       70
     Interest Rate Swaps and Yield Supplement
        Agreements ...............................................       70
     Purchase Obligations ........................................       70
     Reserve Fund ................................................       71
     Performance Bond ............................................       73
Description of Insurance .........................................       73
     Primary Mortgage Insurance Policies .........................       73
     FHA Insurance and VA Guarantees .............................       75
     Standard Hazard Insurance Policies on
        Mortgage Loans ...........................................       76
     Standard Hazard Insurance Policies on the
        Manufactured Homes .......................................       77
     Pool Insurance Policies .....................................       77
     Special Hazard Insurance Policies ...........................       79
     Mortgagor Bankruptcy Bond ...................................       80
Certain Legal Aspects of the Mortgage Loans and
   Contracts .....................................................       81
     The Mortgage Loans ..........................................       81
     The Manufactured Housing Contracts ..........................       89
     Enforceability of Certain Provisions ........................       91
     Consumer Protection Laws ....................................       92
     Applicability of Usury Laws .................................       92
     Environmental Legislation ...................................       93
     Servicemembers Civil Relief Act .............................       94
     Default Interest and Limitations on
        Prepayments ..............................................       94
     Forfeiture for Drug, RICO and Money
        Laundering Violations ....................................       95
     Negative Amortization Loans .................................       95
Material Federal Income Tax Consequences .........................       96
     General .....................................................       96
     Classification of REMICs ....................................       97
     Taxation of Owners of REMIC Regular
        Certificates .............................................       98
     Taxation of Owners of REMIC Residual
        Certificates .............................................      103
     Backup Withholding with Respect to Securities ...............      112
     Foreign Investors in Regular Certificates ...................      112
     Non-REMIC Trust Funds .......................................      113
     Reportable Transactions .....................................      117
State and Other Tax Consequences .................................      117
ERISA Considerations .............................................      117
     Plan Assets Regulation ......................................      118
     Underwriter's PTE ...........................................      118
     General Considerations ......................................      122
     Insurance Company General Accounts ..........................      122
Legal Investment .................................................      123
Plan of Distribution .............................................      125
Legal Matters ....................................................      125
Financial Information ............................................      126
Additional Information ...........................................      126
Reports to Certificateholders ....................................      126
Incorporation of Certain Information by Reference ................      126
Ratings ..........................................................      127
Glossary .........................................................      128


                                  RISK FACTORS

    THE PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

THERE IS NO SOURCE OF    When you buy a security, you will not own an interest
PAYMENTS FOR YOUR        in or a debt obligation of Credit Suisse First Boston
SECURITIES OTHER THAN    Mortgage Securities Corp., the master servicer or any
PAYMENTS ON THE          of their affiliates. You will own an interest in the
MORTGAGE LOANS IN THE    trust. Your payments come only from assets in the
TRUST AND ANY CREDIT     trust. Therefore, the mortgagors' payments on the
ENHANCEMENT.             mortgage loans included in the trust (and any credit
                         enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

IN SOME INSTANCES, THE   In certain instances, a large percentage of the
RETURN ON YOUR           mortgage loans are secured by second liens. In the
SECURITIES MAY BE        case of second liens, proceeds from liquidation of the
REDUCED BY LOSSES ON     mortgaged property will be available to satisfy the
THE MORTGAGE LOANS,      mortgage loans only if the claims of any senior
WHICH ARE MORE LIKELY    mortgages have been satisfied in full. When it is
IF SUBSTANTIALLY ALL     uneconomical to foreclose on a mortgaged property or
ARE SECURED ONLY BY      engage in other loss mitigation procedures, the
SECOND LIENS.            related servicer may write off the entire outstanding
                         balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

DEBT INCURRED BY THE     With respect to mortgage loans that were used for debt
BORROWERS IN ADDITION    consolidation, there can be no assurance that the
TO THAT RELATED TO THE   borrower will not incur further debt in addition to
MORTGAGE LOANS COULD     the mortgage loan. This additional debt could impair
INCREASE YOUR RISK.      the ability of borrowers to service their debts, which
                         in turn could result in higher rates of delinquency and loss on the mortgage loans.

LOSS MITIGATION MAY      In some instances, the related servicer may use a wide
INCREASE YOUR RISK.      variety of practices to limit losses on defaulted
                         mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

YOU BEAR THE RISK OF     Because your securities are backed by the mortgage
MORTGAGOR DEFAULTS;      loans, your investment may be affected by a decline in
SOME KINDS OF MORTGAGE   real estate values and changes in each individual
LOANS MAY BE             mortgagor's financial conditions. You should be aware
ESPECIALLY PRONE TO      that the value of the mortgaged properties may
DEFAULTS.                decline. If the outstanding balance of a mortgage loan
                         and any secondary financing on the
                         underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors.
                         In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security. The following types of loans may be included:

                            o mortgage loans that are subject to "negative amortization". The principal balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

                            o mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as "balloon loans" and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans, if applicable, involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property;

                            o adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

                            o loans secured by second or more junior liens. The cost of foreclosure on these loans compared to the potential foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

                            o mortgage loans that are concentrated in one or more regions, states (including, but not limited to, California) or zip code areas of the United States. If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to securityholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur. See "The Mortgage Pool" in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.

THE UNDERWRITING         The mortgage loans were originated or acquired
GUIDELINES USED TO       generally in accordance with the underwriting
ORIGINATE THE MORTGAGE   guidelines described in this prospectus. The
LOANS MAY IMPACT         underwriting standards typically differ from, and are
LOSSES.                  generally less stringent than, the underwriting
                         standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

THERE IS A RISK THAT     Substantial delays could be encountered in connection
THERE MAY BE A DELAY     with the liquidation of defaulted mortgage loans.
IN RECEIPT OF            Further, liquidation expenses such as legal fees, real
LIQUIDATION PROCEEDS     estate taxes and maintenance and preservation expenses
AND LIQUIDATION          will reduce the portion of liquidation proceeds
PROCEEDS MAY BE LESS     payable to you. In addition, in some instances a large
THAN THE MORTGAGE LOAN   portion of the mortgage loans are secured by second
BALANCE.                 liens on the related mortgaged property. If a
                         mortgagor on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

THERE ARE RISKS          Certain mortgage loans are or may become delinquent
RELATING TO              after the closing date. A servicer may either
ALTERNATIVES TO          foreclose on a delinquent mortgage loan or, under
FORECLOSURE.             certain circumstances, work out an agreement with the
                         related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

TO THE EXTENT            To the extent applicable, with respect to some series
APPLICABLE, LOSSES ON    and any group of subordinate securities, the
THE MORTGAGE LOANS IN    applicable coverage for special hazard losses, fraud
ONE ASSET GROUP          losses and bankruptcy losses covers all of the
RELATED TO A GROUP OF    mortgage loans in each asset group related to that
SUBORDINATE SECURITIES   group of subordinate securities. Therefore, if
MAY REDUCE THE YIELD     mortgage loans in any of such asset groups suffer a
ON CERTAIN SENIOR        high level of these types of losses, it will reduce
SECURITIES RELATED TO    the available coverage for all of the senior
ONE OR MORE OTHER        securities related to each of such asset groups and
ASSET GROUPS RELATED     certain classes of such group of subordinate
TO THAT GROUP OF         securities. Investors should be aware that after the
SUBORDINATE              applicable coverage amounts have been exhausted, if a
SECURITIES.              mortgage loan in any of such asset groups suffers
                         these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss.

                         Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups. Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

CREDIT ENHANCEMENTS      The prospectus supplement related to your securities
MAY BE LIMITED OR        may specify that credit enhancements will provide some
REDUCED AND THIS MAY     protection to cover various losses on the underlying
CAUSE YOUR SECURITIES    mortgage loans. The forms of credit enhancement
TO BEAR MORE RISK OF     include (but are not limited to) the following:
MORTGAGOR DEFAULTS.      subordination of one or more classes of securities to
                         other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See "Credit Support" in this prospectus. See also "Credit Enhancement" in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

                         Regardless of the form of credit enhancement, an investor should be aware that:

                            o   The amount of coverage is usually limited;

                            o The amount of coverage will usually be reduced over time according to a schedule or formula;

                            o The particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

                            o The particular forms of credit enhancement may provide coverage only to some securities and not other securities of the same series; and

                            o If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

IF YOU HOLD AUCTION      For certain series, certain securities may be offered,
SECURITIES, WHEN THOSE   referred to in this prospectus as auction securities,
SECURITIES ARE           which will be transferred to third-party investors on
TRANSFERRED ON THE       a certain distribution date, referred to in this
AUCTION DISTRIBUTION     prospectus as the auction distribution date. If you
DATE, YOU MAY NOT        purchase an auction security, your investment in that
RECEIVE PAR FOR THOSE    security will end on the related auction distribution
SECURITIES IF THE        date.
MONEY AVAILABLE UNDER
THE AUCTION AND THE
SWAP AGREEMENT IS
INSUFFICIENT

                         If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities. If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

THE RATINGS OF YOUR      Any class of securities offered under this prospectus
SECURITIES MAY BE        and the accompanying prospectus supplement will be
LOWERED OR WITHDRAWN,    rated in one of the four highest rating categories of
AND DO NOT TAKE INTO     at least one nationally recognized rating agency. A
ACCOUNT RISKS OTHER      rating is based on the adequacy of the value of the
THAN CREDIT RISKS        trust assets and any credit enhancement for that
WHICH YOU WILL BEAR.     class, and reflects the rating agency's assessment of
                         how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor. If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

                         A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                            o a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

                            o a change in the rating of the credit enhancement provider's long-term debt.

                         The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

YOUR YIELD MAY BE        The master servicer or another entity specified in the
REDUCED DUE TO THE       related prospectus supplement may elect to repurchase
OPTIONAL REDEMPTION OF   all of the assets of the trust if the aggregate
THE SECURITIES OR THE    outstanding principal balance of those assets is less
OPTIONS REPURCHASE OF    than a percentage of their initial outstanding
UNDERLYING MORTGAGE      principal amount specified in the prospectus
LOANS.                   supplement. This kind of event will subject the trust
                         related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See "Yield, Prepayment and Maturity Considerations" in this prospectus and in the accompanying prospectus supplement.

VIOLATION OF VARIOUS     Applicable state laws generally regulate interest
FEDERAL AND STATE LAWS   rates and other charges, require certain disclosures,
MAY RESULT IN LOSSES     and require licensing of mortgage loan originators. In
ON THE MORTGAGE LOANS    addition, other state laws, public policy and general
                         principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                         The mortgage loans are also subject to federal laws, including:

                            o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

                            o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                            o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                         Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors' rescinding the mortgage loans against that trust.

                         The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

                         Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

YOU MAY HAVE TO HOLD     A secondary market for the offered securities may not
YOUR OFFERED             develop. Even if a secondary market does develop, it
SECURITIES TO THEIR      may not continue or it may be illiquid. Neither the
MATURITY BECAUSE OF      underwriter nor any other person will have any
DIFFICULTY IN            obligation to make a secondary market in your
RESELLING THE OFFERED    securities. Illiquidity means an investor may not be
SECURITIES.              able to find a buyer to buy its securities readily or
                         at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities.
                         Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE ABSENCE OF           The offered securities, other than certain classes of
PHYSICAL SECURITIES      residual securities, will not be issued in physical
MAY CAUSE DELAYS IN      form. Securityholders will be able to transfer
PAYMENTS AND CAUSE       securities, other than such residual securities, only
DIFFICULTY IN PLEDGING   through The Depository Trust Company (referred to in
OR SELLING THE OFFERED   this prospectus as DTC), participating organizations,
SECURITIES.              indirect participants and certain banks. The ability
                         to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

THE YIELD TO MATURITY    The yield to maturity on each class of offered
ON YOUR SECURITIES       securities will depend on a variety of factors,
WILL DEPEND ON VARIOUS   including:
FACTORS, INCLUDING THE
RATE OF PREPAYMENTS.

                            o the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

                            o   the pass-through rate for that class;

                            o with respect to any class of securities that receives payments under a yield maintenance agreement, whether the required payments are made under the yield maintenance agreement and are sufficient;

                            o interest shortfalls due to mortgagor prepayments on the related mortgage loans;

                            o whether losses on the mortgage loans are covered by credit enhancements;

                            o rapid prepayment of the mortgage loans may result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization, if applicable;

                            o repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties;

                            o whether an optional termination or an auction sale of the related loan group or loan groups occurs; and

                            o   the purchase price of that class.

                         The rate of prepayments is one of the most important and least predictable of these factors.

                         In general, if a class of securities is purchased at a price higher than its outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

THE RATE OF              Since mortgagors can generally prepay their mortgage
PREPAYMENTS ON THE       loans at any time, the rate and timing of principal
MORTGAGE LOANS WILL BE   distributions on the offered securities are highly
AFFECTED BY VARIOUS      uncertain. Generally, when market interest rates
FACTORS.                 increase, borrowers are less likely to prepay their
                         mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities.
                         Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

                         Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

                         Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

                         These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

                         Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

                         The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

THE YIELD ON YOUR        With respect to certain adjustable-rate mortgage
SECURITIES MAY ALSO BE   loans, after an initial fixed-rate period, each
AFFECTED BY CHANGES IN   mortgage loan provides for adjustments to the interest
THE MORTGAGE INTEREST    rate generally every six months or twelve months. The
RATE, IF APPLICABLE.     interest rate on each mortgage loan will adjust to
                         equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap").
                         In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

                         With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.

                         Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related securities, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement. No assurances can be given that such additional funds will be available.

INTEREST ONLY MORTGAGE   Certain of the mortgage loans may not provide for any
LOANS HAVE A GREATER     payments of principal (i) for a period generally
DEGREE OF RISK OF        ranging from five to fifteen years following the date
DEFAULT.                 of origination or (ii) prior to their first adjustment
                         date. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

ADDITIONAL RISK IS       Investors in certain classes of securities, referred
ASSOCIATED WITH          to in this prospectus as mezzanine securities, should
MEZZANINE SECURITIES.    be aware that, on any distribution date, certain
                         losses which would otherwise be allocated to one ore more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.

AN OPTIONAL              With respect to each group of subordinate securities
TERMINATION OR, IN       and any series, when the aggregate outstanding
SOME INSTANCES, AN       principal balance of the mortgage loans in the asset
AUCTION SALE OF THE      groups related to such group of subordinate securities
TRUST MAY ADVERSELY      is less than 10% of the aggregate principal balance of
AFFECT THE SECURITIES.   those mortgage loans as of the cut-off date for that
                         series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.

                         If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

                         If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups. If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your security in full. Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus.

IF YOU OWN A SPECIAL     Certain classes of securities that may be offered with
RETAIL SECURITY, YOU     respect to any series, referred to in this prospectus
MAY NOT RECEIVE A        as special retail securities, are subject to special
PRINCIPAL DISTRIBUTION   rules regarding the procedures, practices and
ON ANY PARTICULAR DATE   limitations applicable to the distribution of
PRINCIPAL                principal to the holders of these securities. Special
DISTRIBUTIONS ARE MADE   retail securities may not be an appropriate investment
ON THAT CLASS.           for you if you require a distribution of a particular
                         amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

RAPID PREPAYMENTS ON     Payments to the holders of certain classes of interest
THE MORTGAGE LOANS IN    only securities that may be offered with respect to
A LOAN GROUP WILL        any series, referred to in this prospectus as ratio-
REDUCE THE YIELD ON      stripped interest only securities, come only from
ANY RELATED CLASSES OF   interest payments on certain of the mortgage loans in
INTEREST- ONLY           the related asset groups. These mortgage loans are
SECURITIES.              called premium rate mortgage loans because in general
                         they have the highest mortgage interest rates in the loan group. In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.

                         Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest. Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement. You should fully consider the risks associated with an investment in any class of interest-only securities. If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.

SLOWER PREPAYMENTS ON    Payments to the holders of certain principal only
THE MORTGAGE LOANS       securities that may be offered with respect to any
WILL REDUCE THE YIELD    series, referred to in this prospectus as ratio-
ON ANY RELATED CLASS     stripped principal only securities, come only from
OF PRINCIPAL-ONLY        principal payments on the discount mortgage loans in
SECURITIES.              the related asset group or asset groups. These
                         discount mortgage loans are the mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan. Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans. If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

                         Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal. You should fully consider the risks associated with an investment in any class of principal only securities. If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.

ANY YIELD MAINTAINED     The mortgage loans in the asset group related to any
SECURITIES MAY NOT       class of yield maintained securities may not generate
RECEIVE AMOUNTS          enough interest to pay the full pass-through rate on
EXPECTED FROM THE        that class on certain distribution dates and interest
RELATED YIELD            distributions on those distribution dates will be made
MAINTENANCE AGREEMENT.   in part from payments under the related yield
                         maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement. The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement). The actual rate of payment on those mortgage loans is likely to differ from the rate assumed. If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date. For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.

CERTAIN CLASSES OF       Certain classes of securities that may be offered with
SECURITIES THAT MAY BE   respect to any series, referred to in this prospectus
OFFERED WITH RESPECT     as floating rate securities, will receive interest at
TO ANY SERIES WILL BE    a rate which varies directly with the rate of LIBOR
SENSITIVE TO CHANGES     subject, in each case, to a certain minimum pass-
IN LIBOR.                through rate and a certain maximum pass- through rate.
                         Accordingly, these securities will be sensitive to changes in the rate of LIBOR.

CERTAIN CLASSES OF       Certain classes of securities that may be offered with
CERTIFICATES THAT MAY    respect to any series, referred to in this prospectus
BE OFFERED WITH          as inverse floating rate securities, will receive
RESPECT TO ANY SERIES    interest at a rate which varies inversely with the
WILL BE VERY SENSITIVE   rate of LIBOR to a certain minimum pass- though rate
TO INCREASES IN THE      and a certain maximum pass-through rate. Accordingly,
LEVEL OF LIBOR.          the yield to maturity on these securities will be
                         extremely sensitive to changes in the rate of LIBOR.

WITH RESPECT TO          Certain classes of securities that may be offered with
CERTAIN CLASSES OF       respect to any series, referred to in this prospectus
SECURITIES THAT MAY BE   as planned amortization classes or PAC securities,
OFFERED WITH RESPECT     will generally be less affected by the rate of
TO ANY SERIES,           principal prepayments than other related classes of
REFERRED TO IN THIS      senior securities. This is because on each
PROSPECTUS AS PAC        distribution date, each class of PAC securities will
SECURITIES, ALTHOUGH     receive principal distributions according to a
PRINCIPAL PAYMENTS TO    schedule set forth in an annex to the related
THE PAC SECURITIES       prospectus supplement. The schedule for each class of
GENERALLY FOLLOW A       PAC securities assumes that the rate of prepayments on
SCHEDULE, THE RATE OF    the mortgage loans in the related asset group remains
PREPAYMENTS ON THE       at a constant rate between a range set forth in the
RELATED MORTGAGE LOANS   related prospectus supplement. HOWEVER, THERE IS NO
MAY STILL AFFECT         GUARANTEE THAT THE RATE OF PREPAYMENTS ON THE MORTGAGE
DISTRIBUTIONS TO THESE   LOANS IN THE RELATED ASSET GROUP WILL REMAIN AT A
SECURITIES.              CONSTANT RATE BETWEEN THOSE LEVELS. If the mortgage
                         loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

WITH RESPECT TO          Certain classes of securities that may be offered with
CERTAIN CLASSES OF       respect to any series, referred to in this prospectus
SECURITIES THAT MAY BE   as targeted amortization classes or PAC securities,
OFFERED WITH RESPECT     will generally be less affected by the rate of
TO ANY SERIES,           principal prepayments than other related classes of
REFERRED TO IN THIS      senior securities. This is because on each
PROSPECTUS AS TAC        distribution date, each class of PAC securities will
SECURITIES, ALTHOUGH     receive principal distributions according to a
PRINCIPAL PAYMENTS TO    schedule set forth in an annex to the related
THE TAC SECURITIES       prospectus supplement. The schedule for each class of
GENERALLY FOLLOW A       PAC securities assumes that the rate of prepayments on
SCHEDULE, THE RATE OF    the mortgage loans in the related asset group remains
PREPAYMENTS ON THE       at a constant rate set forth in the related prospectus
RELATED MORTGAGE LOANS   supplement. HOWEVER, IT IS VERY UNLIKELY THAT THE RATE
MAY STILL AFFECT         OF PREPAYMENTS ON THE MORTGAGE LOANS IN THE RELATED
DISTRIBUTIONS TO THESE   ASSET GROUP WILL REMAIN CONSTANT AT THAT LEVEL. If the
SECURITIES.              mortgage loans in the related asset group prepay at a
                         rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

CERTAIN CLASSES OF       Certain classes of securities that may be offered with
SECURITIES THAT MAY BE   respect to any series, referred to in this prospectus
OFFERED WITH RESPECT     as support securities, will be especially sensitive to
TO ANY SERIES,           the rate of prepayments on the mortgage loans in the
REFERRED TO IN THIS      related asset group. The support securities will act
PROSPECTUS AS SUPPORT    as a prepayment cushion for certain classes of PAC
SECURITIES, WILL BE      and/or TAC securities, absorbing excess principal
VERY SENSITIVE TO THE    prepayments. On each distribution date, each class of
RATE OF PREPAYMENTS ON   support securities receive principal only if the
THE RELATED MORTGAGE     related PAC and/or TAC securities have been paid
LOANS AND MAY NOT        according to schedule. If the rate of prepayments on
RECEIVE DISTRIBUTIONS    the mortgage loans in the related asset group is slow
OF PRINCIPAL FOR A       enough so that the TAC and/or PAC securities are not
LONG TIME.               paid according to their aggregate schedule, then the
                         support securities will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement. This may cause wide variations in the amount of principal the support securities will receive on each distribution date. Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.

POTENTIAL INADEQUACY     The subordination and other credit enhancement
OF CREDIT ENHANCEMENT.   features described in this prospectus are intended to
                         enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                         None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

TO THE EXTENT            In some instances, in order to create
APPLICABLE, CERTAIN      overcollateralization, it will be necessary that
FACTORS MAY LIMIT THE    certain of the mortgage loans generate more interest
AMOUNT OF EXCESS         than is needed to pay interest on the related
INTEREST ON THE          securities and the related fees and expenses of the
MORTGAGE LOANS           trust. In such scenario, we expect that such mortgage
REDUCING                 loans will generate more interest than is needed to
OVERCOLLATERALIZATION.   pay those amounts, at least during certain periods,
                         because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies' targeted overcollateralization level. The following factors will affect the amount of excess interest that such mortgage loans will generate:

                         Prepayments. Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

                         Defaults. The actual rate of defaults on such mortgage loans may be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                         Level of One-Month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.

HOLDING SUBORDINATE      In some instances, the protections afforded the senior
SECURITIES CREATES       securities in any transaction create risks for the
ADDITIONAL RISKS.        related subordinate securities. Prior to any purchase
                         of these types of subordinate securities, consider the following factors that may adversely impact your yield:

                            o Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

                            o With respect to certain series, the subordinate securities will not be entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

                            o If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

                            o If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

                            o Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder. A lower security balance will result in less interest accruing on the security.

                            o Certain of the subordinate securities may not be expected to receive principal distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

                            o In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the security.

                            o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

IF SERVICING IS          In certain circumstances, the entity specified in the
TRANSFERRED,             pooling and servicing agreement or servicing agreement
DELINQUENCIES MAY        and its transferee or assigns may request that that
INCREASE.                certain servicers or the master servicer, subject to
                         certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.

                         Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

THE YIELD, MARKET        A trust may include one or more financial instruments
PRICE, RATING AND        including interest rate or other swap agreements and
LIQUIDITY OF YOUR        interest rate cap or floor agreements. These financial
SECURITIES MAY BE        instruments provide protection against some types of
REDUCED IF THE           risks or provide specific cashflow characteristics for
PROVIDER OF ANY          one or more classes of a series. The protection or
FINANCIAL INSTRUMENT     benefit to be provided by any specific financial
DEFAULTS OR IS           instrument will be dependent on, among other things,
DOWNGRADED.              the credit strength of the provider of that financial
                         instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

                                 THE TRUST FUND

     Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

     To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

     (1)  financial guaranty insurance policies or surety bonds;

     (2)  letters of credit;

     (3)  pool insurance policies;

     (4)  special hazard insurance policies;

     (5)  mortgagor bankruptcy bonds;

     (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

     (7)  the establishment of a reserve fund;

     (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

     (9)  overcollateralization;

     (10) interest rate swaps and yield supplement agreements;

     (11) performance bonds; or

     (12) by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.


THE MORTGAGE POOLS

     General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

     (1)  one or more mortgage pools containing:

     o conventional one- to four-family residential, first and/or second mortgage loans,

     o Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

     o    mortgage loans secured by multifamily property,

     o    mortgage loans secured by commercial property,

     o    mortgage loans secured by Mixed-Use Property,

     o    mortgage loans secured by unimproved land,

     o mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or

     o mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

     (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

     (3)  any combination of the foregoing.


The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

     All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common).

Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

     If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

     If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

     A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

     FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

     A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

     With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

     o the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

     o   the type of mortgaged properties securing the mortgage loans,

     o   the range of original terms to maturity of the mortgage loans,

     o the range of principal balances and average principal balance of the mortgage loans,

     o the earliest origination date and latest maturity date of the mortgage loans,

     o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

     o the interest rate or range of interest rates borne by the mortgage loans,

     o   the geographical distribution of the mortgage loans,

     o the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

     o   the delinquency status of the mortgage loans as of the Cut-off Date,

     o with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and

     o whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.

     No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

     The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See "---Mortgage Loan Program" and "Description of the Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

     If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans." The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "--Representations by Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases," and "Description of the Certificates--Assignment of Mortgage Loans," and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates--Advances." Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances," "Credit Support" and "Description of Insurance" in this prospectus.

     No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

     Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

     If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the

Buy-Down Fund. See "Description of the Certificates--Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

     If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

     If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

     If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

     Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

     Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Leases and Rents" in this prospectus.

     The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

     Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

     Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

     Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

UNDERWRITING STANDARDS FOR MORTGAGE LOANS

     The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

     The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

     Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

     Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

     The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

     Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

     Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

     The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

     If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

     No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.


QUALIFICATIONS OF UNAFFILIATED SELLERS

     Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.


REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

     o with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

     o that the seller had good and marketable title to each mortgage loan sold by it;

     o to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

     o that there were no delinquent tax or assessment liens against the mortgaged property.

     With respect to a Cooperative Loan, the seller will represent and warrant that:

     o the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

     o the related cooperative apartment was free from damage and was in good repair.

     The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

     In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

     If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

     o comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

     No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.

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

MORTGAGE CERTIFICATES

     If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.


THE CONTRACT POOLS

     General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

     The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See "Description of the Program--Representations by Unaffiliated Sellers; Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

     The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

     o   the range of dates of origination of the contracts;

     o   the weighted average annual percentage rate on the contracts;

     o   the range of outstanding principal balances as of the Cut-off Date;

     o the average outstanding principal balance of the contracts as of the Cut-off Date;

     o   the weighted average term to maturity as of the Cut-off Date; and

     o   the range of original maturities of the contracts.

     The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

UNDERWRITING STANDARDS FOR CONTRACTS

     Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

     With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

     o the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

     o   such other ratio as described in the related prospectus supplement.

PRE-FUNDING

     If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

     Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

     Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

     o the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

     o the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 25% of the initial principal amount of the certificates of the related series.


                                  THE DEPOSITOR

     The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC, is an indirect wholly-owned subsidiary of Credit

Suisse First Boston, Inc. Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in "Plan of Distribution" in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

     The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

     Trust Assets will be acquired by the depositor directly or through one or more affiliates.


                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.


                              YIELD CONSIDERATIONS

     The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

     In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

     A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

     In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

     The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

     The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the Certificates--Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

     For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

     The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.


     Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.


     The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.


     If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.


     Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.


     If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.


     The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.


     No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

     o   homeowner mobility;

     o   economic conditions;

     o   changes in borrowers' housing needs;

     o   job transfers;

     o   unemployment;

     o   borrowers' equity in the properties securing the mortgages;

     o   servicing decisions;

     o   enforceability of due-on-sale clauses;

     o   mortgage market interest rates;

     o   mortgage recording taxes;

     o   solicitations and the availability of mortgage funds; and

     o   the obtaining of secondary financing by the borrower.

     All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

     Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

     The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

     Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

     An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates--Servicing of Mortgage Loans and Contracts," "--Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts--Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

     The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates--Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

     At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

     For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

     Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

     If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans," "--Assignment of Mortgage Certificates," "--Assignment of Contracts" and "--Termination."

                         DESCRIPTION OF THE CERTIFICATES

     Each series of securities will be issued pursuant to an agreement consisting of either:

     o   a pooling and servicing agreement; or

     o   a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.

GENERAL

     The trust fund with respect to a series will consist of:

     o the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

     o the assets as from time to time identified as deposited in the related Certificate Account;

     o the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

     o the surety bond or financial guaranty insurance policy, if any, with respect to that series;

     o   the letter of credit, if any, with respect to that series;

     o the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance";

     o the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

     o the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of Insurance";

     o the performance bond and proceeds thereof, if any, with respect to that series;

     o the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

     o the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance"; and

     o   the GPM Funds and Buy-Down Funds, if any, with respect to that series.

     Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

     If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

     If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

     The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax Consequences" in this prospectus.

     If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

     If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

     If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the

Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

FORM OF CERTIFICATES

     As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

     If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

     Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

     On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

     o the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

     o   some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

     If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

     Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

     Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the

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

Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

     The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

     Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

DETERMINATION OF LIBOR

     With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a "LIBOR Determination Date"). Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

ASSIGNMENT OF MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

     The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

     o have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

     o have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

     o have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS3 System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS3 System may, at the discretion of a servicer, in the future be held through the MERS3 System. For any mortgage held through the MERS3 System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS3 System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

     If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

     Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund--Representations by Unaffiliated Sellers; Repurchases."

     If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

     The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

     Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

ASSIGNMENT OF CONTRACTS

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

     o the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

     o   the annual percentage rate;

     o   the current scheduled monthly level payment of principal and interest;
         and

     o   the maturity of the contract.

     In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts" in this prospectus.

     The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

     o   the remaining unpaid principal balance of the defective contract; or

     o in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

     o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in
         Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

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

     If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

     o immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

     o as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

     o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

     o as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

     o as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

     o with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

     All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

     If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

     o   the principal balance thereof as of the date of the repurchase; or

     o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in
         Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

     Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund--The Contract Pools."

     If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

ASSIGNMENT OF MORTGAGE CERTIFICATES

     Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

     In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

     The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

     If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.


SERVICING OF MORTGAGE LOANS AND CONTRACTS

     Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus.

     Any servicer will be required to perform the customary functions of a servicer, including:

     o collection of payments from mortgagors and obligors and remittance of collections to the servicer;

     o maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

     o maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

     o   processing of assumptions or substitutions;

     o   attempting to cure delinquencies;

     o   supervising foreclosures or repossessions;

     o inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

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

     o maintaining accounting records relating to the mortgage loans and contracts.

     A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

     A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "--Payments on Mortgage Loans" and "--Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

     As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.


PAYMENTS ON MORTGAGE LOANS

     The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

     The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

     o all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

     o all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

     o   all Insurance Proceeds;

     o all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

     o all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

     o all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

     o any Advances made by a subservicer or the servicer, as described in this prospectus under "--Advances";

     o any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

     o all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "--Termination".

     If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section "--Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

     In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

     With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

     If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

     A Certificate Account meeting the requirements set forth under "Description of the Certificates--Payments on Mortgage Loans" will be established in the name of the trustee.

     There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

     o all obligor payments on account of principal, including principal prepayments, on the contracts;

     o all obligor payments on account of interest on the contracts, net of the servicing fee;

     o all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

     o all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

     o any Advances made as described under "--Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

     o all amounts received from any credit support provided with respect to a series of certificates;

     o all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under "--Termination" below; and

     o all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

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

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

     The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

DISTRIBUTIONS ON CERTIFICATES

     On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "Description of the Certificates--Distributions of Principal and Interest" and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

     o   all payments that were due on or before the Cut-off Date;

     o all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

     o all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

     o amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

     o amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

     o that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

         (1) servicing compensation to the servicer and, if applicable, the special servicer; or

         (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

     No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

     If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

     Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.

     The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

SPECIAL DISTRIBUTIONS

     To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

     o the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

     o the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

REPORTS TO CERTIFICATEHOLDERS

     The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

     (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

     (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or a subservicer;

     (3) in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

     (4) the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed to certificateholders on that distribution date;

     (5) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

     (6) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

     (7) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent; and

     (8) the remaining balance, if any, in the pre-funding account.

     In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.

ADVANCES

     If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

     The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

     The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected.

     Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

STANDARD HAZARD INSURANCE

     Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

     Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any,

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

only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

     No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

     The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

     With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

SPECIAL HAZARD INSURANCE

     If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its

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

best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

POOL INSURANCE

     To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

PRIMARY MORTGAGE INSURANCE

     To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See "Description of Insurance--Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

     If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

     The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee,

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

any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

     If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

     o that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

     If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

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     Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

     o that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

     o that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

     Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

     With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

     The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

     Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the

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

time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

     Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

     o that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

     o that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

     The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

     As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as

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

the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

     Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

EVIDENCE AS TO COMPLIANCE

     The servicer will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

     o a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

     o to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the mortgage loans or contracts, the servicing of the mortgage loans or contracts was conducted in compliance with the provisions of the pooling and servicing agreement, and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, except for the exceptions as the firm of independent public accountants believes it is required to report.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER

     The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

     The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

     The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

     The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights

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

evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

     Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

     Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

     If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.


EVENTS OF DEFAULT

     Events of default under each pooling and servicing agreement will include:

     o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

     o any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

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RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

     o   to cure any ambiguity;

     o to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

     o to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

     The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 662/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

     (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 662/3% of that class or subclass;

     (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 662/3% of that class or subclass; or

     (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

TERMINATION

     The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

     (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and
     (2) the later of:

     o the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

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     o   the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

     The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

     For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

     If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

     (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

     (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

     In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

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                            EXCHANGEABLE SECURITIES

GENERAL

     As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

     If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

     o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

     o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

     o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate

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

         that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

     o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

     These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.


     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.


     The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

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                                 CREDIT SUPPORT

     Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

     Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

     The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

     If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

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

     o   the remaining amount available under the letter of credit; and

     o the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

     If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

     To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

     Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

SUBORDINATED CERTIFICATES

     To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "--Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

SHIFTING INTEREST

     If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of

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scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

     The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

OVERCOLLATERALIZATION

     If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

INTEREST RATE SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the

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related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

RESERVE FUND

     If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

     o the retention by the servicer of certain payments on the mortgage loans or contracts;

     o the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

     o   an Initial Deposit;

     o   any combination of the foregoing; or

     o   some other manner as specified in the related prospectus supplement.

     Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

     o the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

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     o   the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

     Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

     If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

     (1) to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

     (2) to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

     (3) to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

     Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

     Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

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

     The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

     If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

     To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

     The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

     o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

     o   amounts expended but not approved by the primary mortgage insurer;

     o   claim payments previously made by the primary mortgage insurer; and

     o   unpaid premiums.

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

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

     (1) advance or discharge:

         (A) all hazard insurance premiums; and

         (B) as necessary and approved in advance by the primary mortgage insurer:
             o  real estate property taxes;

             o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

             o  property sales expenses;

             o any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

             o foreclosure costs, including court costs and reasonable attorneys' fees;

     (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

     (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

     Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

     (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

     (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

     (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

     (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

     (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

     (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

     Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

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FHA INSURANCE AND VA GUARANTEES

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

     The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

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

     With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

     Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

     o the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

     o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

     Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

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

     With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

     The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

     The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

     If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

     o maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

     o indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

POOL INSURANCE POLICIES

     If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of

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

the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

     The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

     (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

     (2) to advance, as necessary and approved in advance by the pool insurer,

         o   real estate property taxes;

         o all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted; o property sales expenses;

         o   any outstanding liens on the mortgaged property; and

         o foreclosure costs including court costs and reasonable attorneys' fees; and

     (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

     Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

     (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

     (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

     (3) advances as described above, less:

         o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

         o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

         o any claims payments previously made by the pool insurer on the related mortgage loan;

         o due and unpaid premiums payable with respect to the pool insurance policy; and

         o all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

     The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard

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

insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

     o that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

     o that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

     No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

     (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

     (2) the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

     Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans."

     The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

     The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

     Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain

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

other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

     o   the cost of repair or replacement of the mortgaged property; or

     o upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

     No claim may be validly presented under a special hazard insurance policy unless:

     o hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

     o the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

     The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

     Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any

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reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

THE MORTGAGE LOANS

     General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

     Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens

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in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     o   arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" in this prospectus.

     Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain

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interest expenses and real estate taxes allowable as a deduction under Section
216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

     Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

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     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

     Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See "Description of the Securities--Servicing and Administration of Loans--Realization Upon Defaulted Loans" in this prospectus.

     Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the

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Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

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     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

     Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

     In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or

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enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

     In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

     Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

     Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

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     o   state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

     Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

     Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

     The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of

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trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

     The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE MANUFACTURED HOUSING CONTRACTS

     General. A manufactured housing contract evidences both:

     o   the obligation of the mortgagor to repay the loan evidenced thereby;
         and

     o the grant of a security interest in the manufactured home to secure repayment of the loan.

     Certain aspects of both features of the manufactured housing contracts are described below.

     Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails

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to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

     The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities--Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract.

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No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

     To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" in this prospectus.

     Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

     Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

ENFORCEABILITY OF CERTAIN PROVISIONS

     If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

     In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title

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V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

     In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any

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liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

     In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the

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enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP and Sidley Austin Brown & Wood LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation--or publicly traded partnership treated as a corporation--and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC and
(2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation--or publicly traded partnership treated as a corporation--and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

     The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the

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federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

     The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

CLASSIFICATION OF REMICS

     Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or "residual interests," in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Regular Certificates. Except as provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets

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held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

     The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

     The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

     Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular

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Certificates will be the first cash price at which a substantial amount of
Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

     In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption; by

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     o   a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" in this prospectus for a description of that election under the OID regulations.

     If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

     The "accrual period" as used in this section will be:

     o the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

     o   such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         (1) the sum of:

         o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

         o the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

                 over

         (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

         (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

         (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests

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will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

         plus

     o the daily portions of original issue discount for all days during the accrual period prior to that day;

         minus

     o any principal payments made during the accrual period prior to that day for the certificate.

     The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

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     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

     o   on the basis of a constant yield method;

     o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

     o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

     To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes,

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

the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or

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

amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

     On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a

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

market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of "regular interests" in the REMIC described in this prospectus under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," will not apply.

     If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

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

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "--General" in this prospectus.

     Excess Inclusions. Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

         over

     o the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

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

See, however, "--Foreign Investors in Regular Certificates" in this prospectus.

     Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (i.e. the transferor had "improper knowledge"). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

     (1) the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC

     Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The REMIC regulations provide a safe harbor under which a transferor is presumed to lack "improper knowledge." If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

     o the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

     o either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual

        Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

     The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

     For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

     o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

     The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     o the present value, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in the entity are not held by Disqualified Organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

     (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

     (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

     o the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

     o   the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

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     Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

             over

     o the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" in this prospectus.

     A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such a form.

     Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary

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investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

     It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

     To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

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     Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

     Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REGULAR CERTIFICATES

     A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

     For these purposes, United States person means:

     o   a citizen or resident of the United States;

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     o   a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

     o an estate whose income is subject to United States federal income tax regardless of its source; or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

NON-REMIC TRUST FUNDS

     The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

     Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further,

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if with respect to any series of securities, none of Thacher Proffitt & Wood
LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

     Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

     To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

     Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that

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represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

     Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

     (1) if any servicing compensation is deemed to exceed a reasonable amount;

     (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

     (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

     (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

     Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "--Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

     With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to

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instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

     In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "--Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

     Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

     o a representative initial offering price of the grantor trust certificates to the public; and

     o a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

     The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

     Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

     Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans


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underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates." For information regarding withholding, see "--Backup Withholding with Respect to Securities" and "--Foreign Investors in Regular Certificates--New Withholding Regulations" above.

REPORTABLE TRANSACTIONS

     A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described under "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

     In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules described in "Plan Assets Regulation" below. An investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

     A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for

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Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60
(Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

PLAN ASSETS REGULATION

     The DOL has issued the Plan Assets Regulation. Unless an exception from "plan asset" treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     The Plan Assets Regulation provides an exception from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" --e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

UNDERWRITER'S PTE

     General Rules

     A predecessor of Credit Suisse First Boston LLC, or First Boston, is the recipient of an underwriter's prohibited transaction exemption, or Underwriter's PTE, which may accord protection from certain violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

     (a) which represent:

         (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

         (2) an interest in a REMIC; and

     (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

     The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

     (a) obligations which bear interest or are purchased at a discount and which are secured by:

         (1) single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

         (2) shares issued by a cooperative housing association;

     (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

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

     (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

     (d) "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation; and

     (e) undivided fractional interests in any of the obligations described in
         (a) through (d) above.

     Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

     (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

     (b) the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (c) if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

     (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

     (e) the Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

     (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

     (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

     (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

     (j) assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

         (1) rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings (each an "exemption rating agency"); and

         (2) purchased by investors other than Plans,

     for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

     Subordinated certificates that do not meet the requirements of condition
(a) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any

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acquisition of subordinated certificates by, on behalf of or with "plan assets"
of any such Plan, except as provided above, will be treated as null and void for all purposes.

     Pre-Funding Accounts

     The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

     Swaps

     The Underwriter's PTE permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if:

     (a) it is an "eligible swap;"

     (b) it is with an "eligible counterparty;"

     (c) the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors";

     (d) it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap;" and

     (e) it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An  "eligible swap" is one which:

     (a) is denominated in U.S. dollars;

     (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

     (c) has a notional amount that does not exceed either: (1) the principal balance of the class of securities to which the swap relates; or (2) the portion of the principal balance of that class represented by obligations ("allowable notional amount");

     (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

     (e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

     (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to

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establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a Plan where the decision to buy the class of securities to which the swap relates is made on behalf of the Plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

     (a) a "qualified professional asset manager," or QPAM, under PTCE 84-14;

     (b) an "in-house asset manager" under PTCE 96-23; or

     (c) has total assets, whether or not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

     Ratings Dependent Swaps. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

     (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

     (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

     Non-Ratings Dependent Swaps. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

     (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

     (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

     (c) terminate the swap agreement in accordance with its terms.

     Eligible Yield Supplement Agreement. An "eligible yield supplement agreement," or EYS Agreement, is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:

     (a) it is denominated in U.S. dollars;

     (b) it pays an allowable interest rate;

     (c) it is not leveraged;

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     (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     (e) it is entered into between the trust fund and an eligible counterparty; and

     (f) it has an allowable notional amount.

     Obligor as Fiduciary of Plan

     The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, unless:

     (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     (b) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

     (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

     (d) the Plan is not sponsored by any member of the Restricted Group.

     Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

     Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

     (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

     (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

     (c) whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

INSURANCE COMPANY GENERAL ACCOUNTS

     Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations did not generally become applicable until July 5, 2001.

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     Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                LEGAL INVESTMENT

     The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

     The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities," or "TB 73a," which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes

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among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

     o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

     o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk" mortgage derivative securities include securities such as the Class B

Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

     Investors should consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

     Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

     If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

     The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

     The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

     Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates offered hereby will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, McKee Nelson LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

     At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

                                     RATINGS

     It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

     o   structural and legal aspects associated with the certificates;

     o the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

     o   the credit quality of the credit enhancer or guarantor, if any.

     Ratings on the certificates do not, however, constitute a statement regarding:

     o   the likelihood of principal prepayments by mortgagors or obligors;

     o the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

     o whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

     As a result, investors of any series of certificates might suffer a lower than anticipated yield.

     A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

     "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     "401(c) Regulations" means the regulations the DOL was required to issue under Section 401(c) of ERISA, which were published in final form on January 5, 2000.

     "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

     "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

     "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

     o the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

     o the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

     o the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or o the acquisition of the mortgaged property by the pool insurer.

     "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

     "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

     "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

     "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

     "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

     "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

     "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

     "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

     "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

     "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

     "Disqualified Organization" means:

     o the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

     o   any organization described in Section 1381(a)(2)(C) of the Code.

     "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

     "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

     o obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

     o demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

     o certificates of deposit having a rating in the highest rating from the related Rating Agency;

     o investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

     o commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

     o repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

     o any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

     o other investments that are described in the applicable prospectus supplement.

     Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

     "ERISA Plans" means employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA.

     "FHA Loans" means mortgage loans or contracts insured by the Federal Housing Administration. "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

     "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

     "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

     "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

     "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

     "Issue Premium" means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     "Liquidating Loan" means:

     o each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

     o each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

     o each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

     o each contract with respect to which repossession proceedings have been commenced.

     "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

     "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use Property. "Mixed-Use Property" means mixed residential and commercial properties.

     "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

     "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

     "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975(c)(2) of the Code.

     "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

     "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

     "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     "Plan Assets Regulation" means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

     "Plans" means ERISA Plans and other plans subject to Section 4975 of the Code.

     "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

     "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

     "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

     "Regular Certificate"  means a REMIC Regular Certificate.

     "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

     "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

     "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

     "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

     "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

     "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

     "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

     "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

     "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

     "Underwriter's PTE" means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (October 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November
13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

     "VA Loans" means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

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




                                  $938,996,100
                                 (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-2

             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-2

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-2
                                 ISSUING ENTITY

                      THORNBURG MORTGAGE HOME LOANS, INC.
                               SPONSOR AND SELLER

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR



                              --------------------
                             PROSPECTUS SUPPLEMENT
                              --------------------



                                 CREDIT SUISSE
                            BEAR, STEARNS & CO. INC.
                                LEHMAN BROTHERS
                             RBS GREENWICH CAPITAL
                                  UNDERWRITERS



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.


                                 March 28, 2006